UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ALTERA CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share, of Altera Corporation
(2)

Aggregate number of securities to which transaction applies:

As of May 26, 2015, there were outstanding: (1) 302,353,340 shares of common stock; (2) 1,825,498 shares of common stock issuable upon the exercise of stock options; (3) 5,090,198 shares of common stock underlying restricted stock units; and (4) 1,572,694 shares of common stock underlying performance-based restricted stock units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (1) 302,353,340 shares of common stock multiplied by $54.00 per share; (2) stock options to purchase 1,825,498 shares of common stock multiplied by $19.84 (the difference between $54.00 and the weighted average exercise price of $34.16 per share); (3) 5,090,198 shares of common stock underlying restricted stock units multiplied by $54.00 per share; and (4) 1,572,694 shares of common stock underlying performance-based restricted stock units multiplied by $54.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by .0001162.

	(4)	Proposed maximum aggregate value of transaction: $16,723,094,408.32
	(5)	Total fee paid: $1,943,223.57

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Altera Corporation

101 Innovation Drive

San Jose, CA 95134

[●], 2015

Dear Altera Stockholder:

You are cordially invited to attend a special meeting of stockholders of Altera Corporation to be held on [●], 2015, at Altera’s headquarters located at 101 Innovation Drive, San Jose, CA 95134, at [●], Pacific time.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 31, 2015, which we refer to as the merger agreement, by and among Altera, Intel Corporation, which we refer to as Intel, and 615 Corporation, which we refer to as Acquisition Sub. Pursuant to the terms of the merger agreement, Acquisition Sub will merge with and into Altera, and Altera will become a wholly owned subsidiary of Intel. At the special meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by Altera to its named executive officers in connection with the merger.

If the merger is completed, you will be entitled to receive $54.00 in cash, without interest, for each share of common stock that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately 56% to the closing price of Altera’s common stock on March 26, 2015, the day prior to public speculation of acquisition talks between Altera and Intel.

Altera’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Altera and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Altera’s Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of Altera’s Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Call toll-free: (877) 896-3192

On behalf of the Board of Directors, thank you for your support.

Sincerely,

[●] John P. Daane President, Chief Executive Officer, and Chairman of the Board

The accompanying proxy statement is dated [●], 2015 and, together with the enclosed form of proxy card, is first being mailed on or about [●], 2015.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Altera Corporation

101 Innovation Drive

San Jose, CA 95134

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2015

Notice is hereby given that a special meeting of stockholders of Altera Corporation, a Delaware corporation, referred to as Altera, will be held on [●], 2015, at Altera’s headquarters located at 101 Innovation Drive, San Jose, CA 95134, at [●], Pacific time, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of May 31, 2015, as it may be amended from time to time, referred to as the merger agreement, by and among Altera, Intel Corporation and 615 Corporation;

2. To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting;

3. To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to its named executive officers in connection with the merger contemplated by the merger agreement; and

4. To transact any other business that may properly come before the special meeting or any adjournment, postponement or other delay of the special meeting.

Only stockholders of record as of the close of business on [●], 2015, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment, postponement or other delay thereof.

Altera’s Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by Altera to its named executive officers in connection with the merger.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

By Order of the Board of Directors,

[●] Katherine E. Schuelke Senior Vice President, General Counsel and Secretary

Dated: [●], 2015

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the special meeting in person, we encourage you to submit your proxy as promptly as possible (1) over the internet; (2) by telephone; or (3) by signing and dating the enclosed proxy card and returning it in the accompanying prepaid reply envelope. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the special meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the other two proposals.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Call toll-free: (877) 896-3192

i

(Continued)

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of 615 Corporation with and into Altera Corporation, which we refer to as the “merger,” and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “Altera,” “we,” “our,” “us” and similar words refer to Altera Corporation, including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Intel Corporation as “Intel” and 615 Corporation as “Acquisition Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of May 31, 2015, as it may be amended from time to time, by and among Altera, Intel and Acquisition Sub, as the “merger agreement.” Throughout this proxy statement, we refer to programmable logic devices as “PLDs” and field-programmable gate arrays as “FPGAs.”

Parties Involved in the Merger

Altera Corporation

Altera provides programmable solutions that enable designers of electronic systems to rapidly and cost-effectively innovate, differentiate and win in their markets. Altera offers field-programmable gate arrays, systems-on-chip, complex programmable logic devices, and complementary technologies, such as power solutions to provide high-value solutions to customers worldwide.

Altera’s common stock is listed on The NASDAQ Global Select Market, which we refer to as “NASDAQ,” under the symbol “ALTR.”

Intel Corporation

Intel is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. As a leader in corporate responsibility and sustainability, Intel also manufactures the world’s first commercially available “conflict-free” microprocessors.

Intel’s common stock is listed on NASDAQ under the symbol “INTC.”

615 Corporation

Acquisition Sub is a wholly owned direct subsidiary of Intel and was formed on May 28, 2015, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into Altera, with Altera continuing as the surviving corporation and as a wholly owned subsidiary of Intel. Throughout this proxy statement, we use the term “surviving corporation” to refer to Altera as the surviving corporation following the merger. As a result of the merger, Altera will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The time at which the merger will become effective, which we refer to as the “effective time of the merger,” will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Altera, Intel and Acquisition Sub may agree and specify in such certificate of merger).

Effect on Altera if the Merger is Not Completed

If the merger agreement is not adopted by Altera stockholders or if the merger is not completed for any other reason, Altera stockholders will not receive any payment for their shares of common stock. Instead, Altera will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the “SEC.” Under specified circumstances, Altera will be required to reimburse Intel’s expenses or pay Intel a termination fee upon the termination of the merger agreement. In addition, under specified circumstances, Intel will be required to pay Altera a termination fee upon the termination of the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

Merger Consideration

In the merger, each outstanding share of common stock (other than shares held by (1) Altera, Intel or their respective subsidiaries; and (2) Altera stockholders who have properly and validly exercised their appraisal rights under Delaware law with respect to such shares) will be converted into the right to receive $54.00 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the “per share merger consideration.” At or prior to the effective time of the merger, Intel will deposit sufficient funds to pay the aggregate per share merger consideration with a designated paying agent. Once a stockholder has provided the paying agent with his, her or its stock certificates and the other items specified by the paying agent, the paying agent will promptly pay the stockholder the per share merger consideration. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”

After the merger is completed, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a stockholder (except that Altera stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time and Place

A special meeting of stockholders will be held on [●], 2015, at Altera’s headquarters located at 101 Innovation Drive, San Jose, CA 95134, at [●], Pacific time. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the “special meeting.”

Purpose

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of common stock at the close of business on [●], 2015, which we refer to as the “record date.” You will have one vote at the special meeting for each share of common stock that you owned as of the close of business on the record date.

Quorum

As of the record date, there were [●] shares of common stock outstanding and entitled to vote at the special meeting. The presence in person or by proxy of the holders of shares of common stock having a majority of the votes which could be cast by the holders of all outstanding shares of common stock entitled to vote at the special meeting will constitute a quorum at the special meeting.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement. Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast on the proposal in person or represented by proxy at the special meeting. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Altera to our named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast on the proposal in person or represented by proxy at the special meeting.

Share Ownership of Our Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of common stock, representing approximately [●]% of the shares of common stock outstanding on the record date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of common stock (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Voting and Proxies

Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone. A stockholder of record may also vote in person by appearing at the special meeting and voting by ballot. If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the special meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Recommendation of the Altera Board and Reasons for the Merger

Altera’s Board of Directors, which we refer to as the “Altera Board,” after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Altera Board and Reasons for the Merger,” has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Altera and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Altera Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Fairness Opinion of Goldman, Sachs & Co.

Goldman, Sachs & Co., which we refer to as “Goldman Sachs,” delivered its opinion to the Altera Board that, as of May 31, 2015, and based upon and subject to the factors and assumptions set forth therein, the $54.00 in cash per share of common stock to be paid to the holders (other than Intel and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated May 31, 2015, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of the Altera Board in connection with its consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of common stock should vote with respect to such transactions or any other matter. Pursuant to an engagement letter between Altera and Goldman Sachs, Altera has agreed to pay Goldman Sachs a transaction fee of $35 million, a portion of which is payable upon consummation of the transactions contemplated by the merger agreement.

For a more complete description, see the section of this proxy statement captioned “The Merger—Fairness Opinion of Goldman, Sachs & Co.”

Treatment of Equity Awards in the Merger

The merger agreement provides that Altera’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment in the merger:

Stock Options

At the effective time of the merger, each option to purchase shares of Altera common stock outstanding immediately prior to the effective time of the merger that is then unvested, held by a continuing service provider, not subject to the laws of a non-U.S. jurisdiction, and that Intel has determined can be assumed, will be assumed by Intel and automatically converted into an option to acquire, on substantially the same terms and conditions applicable to such option immediately prior to the merger, including vesting restrictions, a number of shares of Intel common stock (rounded down to the nearest whole number of shares of Intel common stock) equal to the product of (1) the number of shares of Altera common stock that would be issuable upon exercise of such assumed option immediately prior to the effective time of the merger; and (2) an exchange ratio. The per share exercise price for assumed stock options will equal the quotient determined by dividing the per share exercise price for the option immediately prior to the effective time of the merger by an exchange ratio (rounded up to the nearest whole cent).

At the effective time of the merger, each stock option outstanding immediately prior to the effective time of the merger that is not assumed by Intel (including by reason of being vested, because such stock option is not held by a continuing service provider or because Intel will not assume it) will be cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying (1) the excess, if any, of $54.00 over the applicable per share exercise price of such cancelled stock option by (2) the number of shares of Altera common stock subject to such cancelled stock option.

Restricted Stock Units

At the effective time of the merger, each restricted stock unit, which we refer to as an “RSU,” outstanding immediately prior to the effective time of the merger that is then unvested, held by a continuing service provider and not subject to the laws of a non-U.S. jurisdiction, and that Intel has determined can be assumed, will be assumed by Intel and automatically converted into a restricted stock unit representing the right to acquire, on substantially the same terms and conditions applicable to such RSU immediately prior to the effective time of the merger, including vesting restrictions, a number of shares of Intel common stock (rounded down to the nearest whole number of shares of Intel common stock) calculated by multiplying (1) the number of shares of Altera common stock that would be issuable under such assumed RSU immediately prior to the effective time of the merger by (2) an exchange ratio.

At the effective time of the merger, each RSU outstanding immediately prior to the effective time of the merger that is not assumed by Intel (including by reason of the fact that such RSU is not held by a continuing service provider or because Intel will not assume it) will be cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying $54.00 by the number of shares of Altera common stock subject to such cancelled RSU.

Performance-Based Restricted Stock Units

At the effective time of the merger, each performance-based restricted stock unit, which we refer to as a “PRSU,” outstanding immediately prior to the effective time of the merger that is then unvested, held by a continuing service provider and not subject to the laws of a non-U.S. jurisdiction, and that Intel has determined can be assumed, will be assumed by Intel and automatically converted into a restricted stock unit representing the right to acquire, on substantially the same terms and conditions applicable to such PRSU immediately prior to the effective time of the merger, including vesting restrictions, a number of shares of Intel common stock (rounded down to the nearest whole number of shares of Intel common stock) calculated by multiplying (1) the number of shares of common stock that would be issuable under such assumed PRSU immediately prior to the effective time of the merger by (2) an exchange ratio. Additional terms applicable to the PRSUs are described under the section of this proxy statement captioned “Interests of Altera’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.”

At the effective time of the merger, each PRSU outstanding immediately prior to the effective time of the merger that is not assumed by Intel (including by reason of the fact that such PRSU is not held by a continuing service provider or because Intel will not assume it) will be cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying $54.00 by the number of shares of Altera common stock subject to such cancelled PRSU.

The terms of the PRSUs provide that in connection with a “corporate transaction” (as such term is defined in Altera’s 2005 Equity Incentive Plan, as amended, and which includes the consummation of the merger) a grantee will vest in a number of shares equal to (1) (a) the number of calendar months (including any partial month) that have elapsed from the vesting commencement date of the PRSU through the effective time of the merger (b) divided by 36, multiplied by (2) the number of “calculated shares” with the result rounded down to the nearest whole share. The determination of calculated shares is based upon Altera’s total shareholder return compared to the Philadelphia Semiconductor Sector Total Return Index for the truncated performance period ending upon the effective time of the merger. The remaining calculated shares subject to a PRSU that do not vest as described upon the effective time will subsequently vest in a time-based manner on the originally scheduled vesting date, subject to the grantee’s continued employment through such date.

Employee Stock Purchase Plan

The business day prior to the effective time of the merger will be treated as the final “purchase date” for purposes of the Altera’s 1987 Employee Stock Purchase Plan, which we refer to as the “ESPP.” Subject to the consummation of the merger, the ESPP will terminate upon the effective time of the merger. Prior to the effective time of the merger, Altera will take all actions necessary to (1) cause any outstanding offering period underway pursuant to the ESPP to be terminated as of one business day prior to the effective time of the merger; (2) make any pro rata adjustments that may be necessary to reflect the shortened offering period while treating the shortened offering period as a fully effective and completed offering period; (3) cause the exercise of each outstanding purchase right under the ESPP as of one business day prior to the effective time of the merger; (4) ensure that no individual is permitted to make a new election to purchase shares in the current offering period (subject to certain exceptions) or increase such participant’s election to purchase shares in any current offering period; and (5) provide notice to participants in the ESPP describing the aforementioned treatment of the ESPP. Altera may not amend the ESPP to increase the maximum payroll deduction rate in effect as of the date of the merger agreement or allow participation by individuals who were not otherwise eligible to participate in the ESPP as of the date of the merger agreement.

Employee Benefits

As of the effective time of the merger, Intel has agreed to assume the obligations and succeed to the rights of Altera under each of the change of control and severance agreements with Altera’s executive officers, as described under the section of this proxy statement captioned “Interests of Altera’s Directors and Executive Officers in the Merger—Payments upon Change-in-Control or Termination Following Change-in-Control,” and retention payment obligations for certain Altera employees. Also, for a period of one year following the effective time of the merger, Intel has agreed to maintain for continuing employees compensation (other than equity-based compensation) at levels that, taken as a whole, are no less favorable in the aggregate than the compensation (other than equity-based compensation) provided to continuing employees immediately prior to the effective time of the merger. Additionally, for a period of one year following the effective time of the merger, Intel has agreed to maintain Altera’s current severance practices for any continuing employee who is terminated without cause.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Employee Benefits.”

Interests of Altera’s Directors and Executive Officers in the Merger

When considering the recommendation of the Altera Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by Altera stockholders, the Altera Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•	accelerated vesting, upon the effective time of the merger, pursuant to the PRSU award agreements of a pro rata portion of the total number of underlying shares based upon the achievement of applicable performance goals as of the consummation of the merger, as described in more detail below under the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards—Acceleration of PRSUs”; and

•	the entitlement of each executive officer to receive payments and benefits, including cash severance benefits and 100% acceleration of the remaining unvested portion of his or her PRSUs, RSUs and stock options, under his or her change in control and severance agreement in connection with an involuntary termination of employment other than for cause, or if the executive officer voluntarily terminates his or her employment for good reason, during the period three months prior to, and 12 months following, the effective time of the merger, as described in more detail below under the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination Following Change-in-Control.”

If the proposal to adopt the merger agreement is approved, the common stock held by our directors and executive officers will be treated in the same manner as the common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger.”

Appraisal Rights

If the merger is consummated, Altera stockholders who do not vote in favor of the adoption of the merger agreement and who properly perfect appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL.” This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) submit a written demand for appraisal to Altera before the vote is taken on the proposal to adopt the merger agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement; and (3) continue to hold your shares of common stock of record through the effective time of the merger. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the merger agreement, the merger cannot be completed until (1) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act,” has expired or been terminated; and (2) the approval or clearance of the merger has been granted by relevant antitrust authorities in the European Union, China, Japan, South Korea, Taiwan and Israel, and any other jurisdiction that Altera and Intel mutually agree upon.

Legal Proceedings Regarding the Merger

In connection with entering into the merger agreement, six putative class action lawsuits have been filed by purported Altera stockholders in the Delaware Court of Chancery against the Altera Board, Intel, Acquisition Sub, and, in some cases, Altera. The actions are captioned Sciabucchi v. Daane et al., Case No. 11108-VCG; Goldstein v. Daane et al., Case No. 11126-VCG; Reinauer v. Altera et al., Case No. 11144-VCG; Braunstein v. Daane et al., Case No. 11146-VGC; Litwin v. Daane et al., Case No. 11160-VCG; and Robinson v. Daane et al., Case No. 11165-VCG. On June 26, 2015, these actions were consolidated as In re Altera Corp. Shareholder Litigation, Case No. 11108-VCG. The complaints allege, among other things, that members of the Altera Board breached their fiduciary duties to Altera stockholders by agreeing to a transaction that does not adequately reflect Altera’s true value, and that Intel, Acquisition Sub and/or Altera aided and abetted the Altera Board’s breaches of fiduciary duties. The complaints seek to enjoin the merger or, alternatively, seek rescission of the merger or an award of rescissory damages.

No Solicitation of Other Offers

Under the merger agreement, from the date of the merger agreement until the effective time of the merger, Altera has agreed not to, and to cause its subsidiaries and its and their respective officers, directors, employees, agents, attorneys, accountants, investment bankers, advisors and representatives, whom we collectively refer to as “representatives,” not to, among other things: (1) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of an acquisition proposal (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers”); (2) furnish or otherwise provide access to any non-public information regarding Altera or its subsidiaries to any person in connection with or in response to an acquisition proposal; or (3) engage in discussions or negotiations with any person with respect to an acquisition proposal.

Notwithstanding these restrictions, under certain circumstances prior to the adoption of the merger agreement by Altera stockholders, Altera may furnish information to, and enter into negotiations or discussions with, a person regarding an acquisition proposal if the Altera Board determines in good faith after having taken into account the advice of an independent financial advisor and its outside legal counsel that (1) failure to do so would be inconsistent with its fiduciary obligations to stockholders under applicable law; and (2) such proposal constitutes or is reasonably likely to lead to a superior offer. For more information, see the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers.”

Altera is not entitled to terminate the merger agreement to enter into an agreement for a superior offer unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Intel over a five business day period. If Altera terminates the merger agreement in order to accept a superior offer, it must pay a $500 million termination fee to Intel. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Altera Board’s Recommendation; Adverse Recommendation Change.”

Change in the Altera Board’s Recommendation

Prior to the adoption of the merger agreement by Altera stockholders, the Altera Board may under certain circumstances withdraw its recommendation that Altera stockholders adopt the merger agreement if it determines in good faith, after taking into account the advice of an independent financial advisor and its outside legal counsel, that failure to do so would be inconsistent with the its fiduciary obligations to stockholders under applicable law.

However, the Altera Board cannot withdraw its recommendation that Altera stockholders adopt the merger agreement unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Intel over a specified period. If Intel terminates the merger agreement because the Altera Board withdraws its recommendation that Altera stockholders adopt the merger agreement, Altera must pay a $500 million termination fee to Intel. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Altera Board’s Recommendation; Adverse Recommendation Change.”

Conditions to the Closing of the Merger

The obligations of Altera, Intel and Acquisition Sub, as applicable, to consummate the merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions), the following:

•	the adoption of the merger agreement by Altera stockholders;

•	the expiration or termination of the applicable waiting period under the HSR Act and under the laws of the European Union, China, Japan, South Korea, Taiwan, Israel and any other jurisdictions that Altera and Intel mutually agree upon;

•	the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority;

•	the absence of a Company Material Adverse Effect (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”);

•	the accuracy of the representations and warranties of Intel and Acquisition Sub in the merger agreement, subject to materiality qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•

the accuracy of the representations and warranties of Altera in the merger agreement, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made, except, generally, where the failure to be accurate has not and would not reasonably be expected to have a Company Material Adverse Effect; and

•	the performance in all material respects by Altera, Intel and Acquisition Sub of their respective covenants required to be performed by them under the merger agreement at or prior to the effective time of the merger.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Altera stockholders, in the following ways:

•	by mutual written agreement of Altera and Intel;

•	by either Altera or Intel if:

•	a governmental body in any jurisdiction that is material to the business of Altera or Intel issues a final and non-appealable order, decree or ruling, or takes any other action, having the effect of: (1) permanently restraining, enjoining or otherwise prohibiting the merger; or (2) permanently making the consummation of the merger illegal (except that a party may not terminate the merger agreement if the issuance of such order, decree or ruling or the taking of such action is attributable to the failure of such party to perform any covenant in merger agreement);

•	the special meeting has been held and the Altera stockholders do not adopt the merger agreement (except that a party may not terminate the merger agreement if the failure to have the merger agreement adopted by the Altera stockholders is attributable to a failure of the party seeking to terminate the merger agreement to perform any of its covenants);

•	the merger has not been consummated before May 31, 2016, but if the merger has not occurred by that date but on that date any of the antitrust or competition-related conditions set forth in the merger agreement have not been satisfied, then either Altera or Intel may elect to extend the termination date to August 31, 2016 (except that a party is not permitted to terminate the merger agreement if the issuance of such order, decree or ruling or the taking of such action is attributable to the failure of such party to perform any covenant in the merger agreement or during the pendency of any legal proceeding by the other party for specific performance);

•	by Altera if:

•	after a cure period, (1) any of Intel’s representations or warranties contained in the merger agreement were inaccurate as of the date of the merger agreement or became inaccurate as of a date subsequent to the date of the merger agreement, in each case such that the related closing condition would not be satisfied; or (2) Intel breached any of its covenants contained in the merger agreement such that the related closing condition would not be satisfied;

•	prior to the adoption of the merger agreement by Altera stockholders in order to accept a superior offer that did not result from a material breach of the merger agreement, but only if (1) concurrent with such termination, Altera enters into an alternative acquisition agreement; and (2) prior to or concurrently with such termination, Altera has paid to Intel a $500 million termination fee;

•	by Intel if:

•

(1) the Altera Board no longer unanimously recommends that Altera stockholders adopt the merger agreement; (2) Altera failed to include in this proxy statement a unanimous recommendation that Altera stockholders adopt the merger agreement; (3) other than in connection with a tender or exchange offer, following notice to Intel of the receipt by Altera of an alternative acquisition proposal, the Altera Board fails to unanimously and publicly reaffirm its recommendation that Altera stockholders adopt the merger agreement within five business days after Intel requests in writing that such recommendation be reaffirmed publicly; (4) following commencement of a tender or exchange offer, Altera has not sent to Altera stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that Altera recommends rejection of such tender or exchange offer and reaffirming the Altera Board’s recommendation of the adoption of the merger agreement; or (5) Altera willfully breached the non-solicitation provisions of the merger agreement in any material respect; or

•	after a cure period, (1) any of Altera’s representations or warranties contained in the merger agreement were inaccurate as of the date of the merger agreement or became inaccurate as of a date subsequent to the date of the merger agreement, in each case such that the related closing condition would not be satisfied; or (2) Altera breached any of its covenants contained in the merger agreement such that the related closing condition would not be satisfied.

Termination Fees and Expense Reimbursement

Whether or not the merger is completed, Altera, on the one hand, and Intel and Acquisition Sub, on the other hand, are each generally responsible for all of their respective costs and expenses. However, if the merger agreement is terminated by either Altera or Intel either because (1) Altera stockholders do not adopt the merger agreement at the special meeting; or (2) the merger agreement is terminated after the occurrence of the termination date (and at the time of termination, all conditions relating to governmental approvals and all conditions relating to Intel and Acquisition Sub’s accuracy of representations and warranties and their compliance with their respective obligations under the merger agreement have been satisfied), then Altera must reimburse Intel and Acquisition Sub for all expenses and fees related to the merger up to $60 million in the aggregate.

Altera will be required to pay to Intel a termination fee of $500 million, net of any expense reimbursement, if the merger agreement is terminated under specified circumstances. In addition, Intel will be required to pay Altera a termination fee of $500 million if the merger agreement is terminated under specified circumstances. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	The Altera Board is furnishing this proxy statement and form of proxy card to the holders of shares of common stock in connection with the solicitation of proxies to be voted at the special meeting.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	to adopt the merger agreement pursuant to which Acquisition Sub will merge with and into Altera, and Altera will become a wholly owned subsidiary of Intel;

•	to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

•	to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Q:	When and where is the special meeting?

A:	The special meeting will take place on [●], 2015, at Altera’s headquarters located at 101 Innovation Drive, San Jose, CA 95134, at [●], Pacific time.

Q:	Who is entitled to vote at the special meeting?

A:	Altera stockholders as of the record date are entitled to notice of the special meeting and to vote at the special meeting. Each holder of shares of common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of common stock owned as of the record date.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All Altera stockholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Even if you plan to attend the special meeting in person, to ensure that your shares will be represented at the special meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed merger and what effects will it have on Altera?

A:	The proposed merger is the acquisition of Altera by Intel. If the proposal to adopt the merger agreement is approved by Altera stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Acquisition Sub will merge with and into Altera, with Altera continuing as the surviving corporation. As a result of the merger, Altera will become a wholly owned subsidiary of Intel, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the merger is completed?

A:	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $54.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of common stock, you will receive $5,400.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes.

Q:	How does the per share merger consideration compare to the market price of the common stock prior to public speculation of acquisition talks between Altera and Intel?

A:	The per share merger consideration represents a premium of approximately 56% to the closing price of the common stock on March 26, 2015, the day prior to public speculation of acquisition talks between Altera and Intel.

Q:	What do I need to do now?

A:	We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the paying agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the record date but before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Altera in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Altera Board recommend that I vote?

A:	The Altera Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Q:	Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable by Altera to our named executive officers in connection with the merger?

A:	SEC rules require Altera to seek a non-binding, advisory vote regarding compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Q:	What is the compensation that will or may become payable by Altera to our named executive officers in connection with the merger for purposes of this advisory vote?

A:	The compensation that will or may become payable by Altera to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Altera’s named executive officers. For further detail, see the section of this proxy statement captioned “Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.”

Q:	What will happen if Altera stockholders do not approve the compensation that will or may become payable by Altera to our named executive officers in connection with the merger?

A:	Approval of the compensation that will or may become payable by Altera to our named executive officers in connection with the merger is not a condition to completion of the merger. The vote with respect to the compensation that will or may become payable by Altera to our named executive officers in connection with the merger is an advisory vote and will not be binding on Altera or Intel. Accordingly, if the merger agreement is adopted by Altera stockholders and the merger is completed, the compensation that will or may become payable by Altera to our named executive officers in connection with the merger will be paid to Altera’s named executive officers even if Altera stockholders do not approve such compensation.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by Altera stockholders or if the merger is not completed for any other reason, Altera stockholders will not receive any payment for their shares of common stock. Instead, Altera will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, Altera will be required to pay Intel a termination fee upon the termination of the merger agreement, as described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

Q:	What vote is required to adopt the merger agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement.

If a quorum is present at the special meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name” and a quorum is present at the special meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If a quorum is present at the special meeting, in all cases abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What vote is required to approve any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger?

A:	Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast on the proposal present in person or represented by proxy at the special meeting. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Altera to our named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast on the proposal present in person or represented by proxy at the special meeting.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the special meeting will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger. In all cases, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Altera.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet address on your proxy card;

•	by calling the toll-free (within the U.S. or Canada) phone number on your proxy card; or

•	by attending the special meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” John P. Daane, our President, Chief Executive Officer, and Chairman of the Board, and Ronald J. Pasek, our Senior Vice President, Finance and Chief Financial Officer, are the proxy holders for the special meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•	attending the special meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction form that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. Please vote all voting materials that you receive. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the special meeting?

A:	If available, Altera may announce preliminary voting results at the conclusion of the special meeting. Altera intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Altera files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:	If you are a U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of Altera stock options, RSUs and PRSUs receive in the merger?

A:	Generally, at the effective time of the merger, each option, RSU and PRSU that is outstanding immediately prior to the effective time of the merger that is unvested will be assumed by Intel and automatically converted into a corresponding equity award representing the right to acquire, on substantially the same terms and conditions, shares of Intel common stock, subject to certain exceptions. The number of shares of Intel common stock subject to the new equity award will be determined by an exchange ratio based on the relative value of the per share merger consideration ($54.00) and the price per share of Intel common stock, with a corresponding adjustment to be made to the exercise prices of options. Any outstanding equity awards that are vested, held by individuals who will no longer be providing services to the Company following the merger or subject to non-U.S. laws that would make assumption generally infeasible will instead have their respective awards cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying $54.00 by the number of shares of Altera common stock originally subject to the award (and in the case of options, less applicable exercise prices).

The terms of the PRSUs provide that in connection with a corporate transaction (which includes the consummation of the merger) a grantee will vest in a number of shares equal to (1) (a) the number of calendar months (including any partial month) that have elapsed from the vesting commencement date of the PRSU through the effective time of the merger (b) divided by 36, multiplied by (2) the number of “calculated shares” with the result rounded down to the nearest whole share. The determination of calculated shares is based upon Altera’s total shareholder return compared to the Philadelphia Semiconductor Sector Total Return Index for the truncated performance period ending upon the effective time of the merger. The remaining calculated shares subject to a PRSU that do not vest as described upon the effective time will subsequently vest in a time-based manner on the originally scheduled vesting date, subject to the grantee’s continued employment through such date.

Also, each executive officer is eligible to receive accelerated vesting of 100% of the remaining unvested portion of his or her PRSUs, RSUs and stock options under his or her change in control and severance agreement in connection with an involuntary termination of employment other than for cause, or if the executive officer voluntarily terminates his or her employment for good reason, during the period three months prior to, and 12 months following, the effective time of the merger, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination Following Change-in-Control.”

Q:	What will happen to the ESPP?

A:

The business day prior to the effective time of the merger will be treated as the final “purchase date” for purposes of the ESPP. Subject to the consummation of the merger, the ESPP will terminate upon the effective time of the merger. Prior to the effective time of the merger, Altera will take all actions necessary to (1) cause any outstanding offering period underway pursuant to the ESPP to be terminated as of one business day prior to the effective time of the merger; (2) make any pro rata adjustments that may be necessary to reflect the shortened offering period while treating the shortened offering period as a fully effective and completed offering period; (3) cause the exercise of each outstanding purchase right under the ESPP as of one business day prior to the effective time of the merger; (4) ensure that no individual is permitted to make a new election to purchase shares in the current offering period (subject to certain exceptions) or increase such participant’s election to purchase shares in any current offering period; and (5) provide notice to participants in the ESPP describing the aforementioned treatment of the ESPP. Altera may not amend the ESPP to increase the maximum payroll deduction rate in effect as of the date of the merger agreement or allow participation by individuals who were not otherwise eligible to participate in the ESPP as of the date of the merger agreement.

Q:	When do you expect the merger to be completed?

A:	We currently expect to complete the merger within six to nine months of June 1, 2015. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	Am I entitled to appraisal rights under the DGCL?

A:	Yes. If the merger is consummated, stockholders who do not vote in favor of the adoption of the merger agreement and who properly perfect appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement.

Q:	Do any of Altera’s directors or officers have interests in the merger that may differ from those of Altera stockholders generally?

A:	Yes. In considering the recommendation of the Altera Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Altera stockholders generally. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by Altera stockholders, the Altera Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:	If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Call toll-free: (877) 896-3192

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	the inability to complete the merger due to the failure of Altera stockholders to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger, including receipt of required regulatory approvals;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay Intel a termination fee of $500 million or reimburse Intel’s expenses up to $60 million;

•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

•	risks that the proposed merger affects our ability to retain or recruit employees;

•	the fact that receipt of the all-cash merger consideration would be taxable to Altera stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

•	the fact that, if the merger is completed, Altera stockholders will forego the opportunity to realize the potential long-term value of the successful execution of Altera’s current strategy as an independent company;

•	the possibility that Intel could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Altera’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to Altera stockholders in the merger;

•	the fact that under the terms of the merger agreement, Altera is unable to solicit other acquisition proposals during the pendency of the merger;

•	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally, including risks related to the diversion of the attention of Altera management or employees during the pendency of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	the risk that our stock price may decline significantly if the merger is not completed; and

•	risks related to obtaining the requisite consents to the merger, including the timing and receipt of regulatory approvals from various domestic and foreign governmental bodies (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental bodies may deny approval.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Altera Board for use at the special meeting.

Date, Time and Place

We will hold the special meeting on [●], 2015, at Altera’s headquarters located at 101 Innovation Drive, San Jose, CA 95134, at [●], Pacific time.

Purpose of the Special Meeting

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote; Quorum

Only Altera stockholders of record as of the record date are entitled to notice of, and to vote at, the special meeting. A list of stockholders entitled to vote at the special meeting will be available at our principal executive offices located at 101 Innovation Drive, San Jose, CA 95134, during regular business hours for a period of no less than ten days before the special meeting and at the place of the special meeting during the meeting.

As of the record date, there were [●] shares of common stock outstanding and entitled to vote at the special meeting.

The presence in person or by proxy of the holders of shares of common stock having a majority of the votes which could be cast by the holders of all outstanding shares of common stock entitled to vote at the special meeting will constitute a quorum at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement. Adoption of the merger agreement by Altera’s stockholders is a condition to the closing of the merger.

Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast on the proposal present in person or represented by proxy at the special meeting. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Altera to our named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast on the proposal present in person or represented by proxy at the special meeting.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the merger agreement. For stockholders who attend the meeting or are represented by proxy and vote to abstain, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and “AGAINST” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on (1) any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; or (2) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. We do not expect any “broker non-votes,” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present.

Shares Held by Altera’s Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of common stock, representing approximately [●]% of the shares of common stock outstanding on the record date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of common stock (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid reply envelope, or you may vote in person by ballot at the special meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee or attending the special meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting instruction form, do not vote over the Internet or by telephone through your bank, broker or other nominee, if possible, or do not attend the special meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement but will not have any effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the special meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow Altera stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

The Altera Board’s Recommendation

The Altera Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Altera Board and Reasons for the Merger,” has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Altera and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Altera Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Altera. We have retained D.F. King & Co., Inc., a professional proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $15,000 plus expenses. We will also indemnify D.F. King & Co., Inc. against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the Internet. No additional compensation will be paid for such services. In some instances, Intel may be deemed to be a participant in the solicitation of proxies.

Anticipated Date of Completion of the Merger

We currently expect to complete the merger within six to nine months of June 1, 2015. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Appraisal Rights

If the merger is consummated, Altera stockholders who do not vote in favor of the adoption of the merger agreement and who properly perfect appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262 of the DGCL. Due to the complexity of the appraisal process, Altera stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) submit a written demand for appraisal to Altera before the vote is taken on the adoption of the merger agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement; and (3) continue to hold your shares of common stock of record through the effective time of the merger. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●], 2015

The proxy statement is available at www.altera.com under “About—Investor Relations—SEC Filings.”

Questions and Additional Information

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Call toll-free: (877) 896-3192

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Altera Corporation

101 Innovation Drive

San Jose, CA 95134

(408) 544-7000

Altera provides programmable solutions that enable designers of electronic systems to rapidly and cost-effectively innovate, differentiate and win in their markets. Altera offers field-programmable gate arrays, systems-on-chip, complex programmable logic devices, and complementary technologies, such as power solutions to provide high-value solutions to customers worldwide.

Altera’s common stock is listed on NASDAQ under the symbol “ALTR.”

Intel Corporation

2200 Mission College Boulevard

Santa Clara, CA 95054

(408) 765-8080

Intel is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. As a leader in corporate responsibility and sustainability, Intel also manufactures the world’s first commercially available “conflict-free” microprocessors.

Intel’s common stock is listed on NASDAQ under the symbol “INTC.”

615 Corporation

c/o Intel Corporation

2200 Mission College Boulevard

Santa Clara, CA 95054

(408) 765-8080

Acquisition Sub is a wholly owned direct subsidiary of Intel and was formed on May 28, 2015, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

Relationship Between Altera and Intel

On February 21, 2013, Altera entered into a Foundry and Manufacturing Customer Agreement with Intel, which we refer to as the “Frame Agreement.” Under the Frame Agreement, the parties may enter into future product addenda pursuant to which Intel will manufacture and supply Altera’s advanced products. The Frame Agreement provides that Intel will continue to support production of Altera’s products for at least 12 years from the later of the quarter following production launch of Intel’s lead product in the applicable node or availability of initial foundry design kits for the applicable technology node to be used by Altera (although Intel may terminate production of a particular product family if Altera fails to order any products in that family for 12 consecutive months); Altera will also have a last time buy opportunity. In the event of early termination of production support by Intel, Intel has agreed to pay an early termination fee. Intel has also agreed, under certain circumstances, to restrict its rights (1) to produce certain PLDs on certain technology nodes for third parties; (2) to sell standalone PLDs under its own brand; and (3) to invest in or acquire companies whose principal business is the sale of PLDs.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into Altera, with Altera continuing as the surviving corporation. As a result of the merger, Altera will become a wholly owned subsidiary of Intel, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Intel and Acquisition Sub may agree and specify in such certificate of merger).

Effect on Altera if the Merger is Not Completed

If the merger agreement is not adopted by Altera stockholders or if the merger is not completed for any other reason, Altera stockholders will not receive any payment for their shares of common stock. Instead, Altera will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Altera stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Altera operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that caused the merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. If the merger is not completed, the Altera Board will continue to evaluate and review, among other things, Altera’s business operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by Altera stockholders or if the merger is not completed for any other reason, Altera’s business, prospects or results of operation may be adversely impacted.

Under specified circumstances, Altera will be required to pay Intel a termination fee of $500 million upon the termination of the merger agreement. In addition, under specified circumstances, Intel will be required to pay Altera a termination fee of $500 million upon the termination of the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

Merger Consideration

In the merger, each outstanding share of common stock (other than shares held by (1) Altera, Intel or their respective subsidiaries; and (2) Altera stockholders who have properly and validly exercised their appraisal rights under Delaware law with respect to such shares) will be converted into the right to receive the per share merger consideration.

After the merger is completed, you will have the right to receive the per share merger consideration, as described in the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares,” but you will no longer have any rights as a stockholder (except that Altera stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described in the section of this proxy statement captioned “—Appraisal Rights”).

Background of the Merger

The Altera Board regularly evaluates Altera’s strategic direction and ongoing business plans with a view toward strengthening Altera’s business and enhancing stockholder value. As part of this evaluation, the Altera Board has from time to time considered a variety of strategic alternatives, including, among other things, (1) the continuation of Altera’s current business plan; (2) potential expansion opportunities into new business lines through licensing, and acquisitions and combinations of Altera with other businesses; and (3) investment in and development of new products.

The business relationship between Intel and Altera dates back to the 1980s, including Altera acquiring from Intel in 1994 its business in PLDs. From 2009 to approximately 2011, the companies collaborated on a program to combine Intel’s Atom microprocessors with Altera FPGAs into a single package. In 2013, Altera and Intel entered into the Frame Agreement, under which Intel produces Altera-designed FPGAs. Altera was one of Intel’s first foundry customers at the 14nm node. In the summer of 2014, a senior executive of Intel publicly stated that Intel would begin producing a product that combined Intel’s high performance processors with an FPGA on a single die.

On November 21, 2014, Brian M. Krzanich, Intel’s Chief Executive Officer, met with John P. Daane, Altera’s President, Chief Executive Officer, and Chairman of the Board, to discuss the commercial relationship between the companies, as well as Intel potentially licensing FPGA technology from Altera. Mr. Daane discussed with Mr. Krzanich the reasons why Altera had not historically licensed its technology. At the conclusion of the meeting, Mr. Krzanich agreed to follow up with Mr. Daane after Thanksgiving 2014 to continue the discussion regarding their commercial relationship and Intel’s interest in a license of Altera’s technology.

On December 9, 2014, Messrs. Krzanich and Daane met. During this meeting, Mr. Krzanich said that instead of a license of Altera’s technology, Intel potentially had an interest in acquiring Altera. Mr. Krzanich said he was unwilling to discuss specific numbers, but stated generally that Intel would not pay more than $20 billion (which amount, based on Altera’s publicly available fully diluted outstanding share count at the time, equaled approximately $64 per share). Mr. Daane stated that, although Altera was pursuing its standalone strategy, he believed that the Altera Board would be open to discussions regarding an acquisition at a price that delivered appropriate value to Altera stockholders. Mr. Krzanich requested that Intel be permitted to start due diligence. Mr. Daane said that he would discuss the matter with the Altera Board.

On December 11, 2014, the Altera Board met, with representatives of Altera management and Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside legal counsel to Altera, which we refer to as “Wilson Sonsini,” in attendance. Mr. Daane reported to the Altera Board on his December 9, 2014, conversation with Mr. Krzanich. The representatives of Wilson Sonsini reviewed with the members of the Altera Board their fiduciary duties. At the conclusion of the meeting, the Altera Board authorized management to engage a financial advisor to (1) assist Altera in evaluating a potential transaction with Intel; (2) enhance the Altera Board’s understanding of various perspectives on Altera’s valuation based on its standalone plan; and (3) review with the Altera Board other strategic transactions that might be available to Altera. The Altera Board also discussed the formation of a committee of independent directors to advise and direct Altera management, including Mr. Daane, with respect to the exploration, evaluation and negotiation of strategic transactions, to facilitate negotiation, and to report to the Altera Board on a regular basis. The Altera Board authorized Mr. Daane to obtain more information from Intel regarding its interest in acquiring Altera.

On December 12, 2014, Ronald J. Pasek, Altera’s Senior Vice President, Finance and Chief Financial Officer, spoke with a representative of Goldman Sachs regarding the retention of Goldman Sachs as Altera’s financial advisor.

On December 15, 2014, Messrs. Krzanich and Daane spoke. Mr. Krzanich said that Intel continued to be interested in acquiring Altera, and indicated a price range of $14 to $15 billion (which amount, based on Altera’s publicly available fully diluted outstanding share count at the time, equaled approximately $45 to $48 per share). In response, Mr. Daane stated his personal view that this price did not adequately value Altera. Mr. Krzanich stated that Intel was in the process of revising its financial model for Altera (which was based only on publicly available information) and, once that process was complete, he would come back to Mr. Daane with a revised offer that could potentially value Altera by up to an additional $1 billion. Mr. Daane told Mr. Krzanich that Altera would not enter due diligence until it was comfortable with the price being offered.

On December 16, 2014, the Altera Board, acting by written consent, formed a committee, which we refer to as the “Transactions Committee,” consisting of independent directors T. Michael Nevens and Kevin McGarity. Mr. Nevens also serves as Altera’s Lead Independent Director.

Later on December 16, 2014, the Transactions Committee, with representatives of Altera management in attendance, held its first meeting. Mr. Daane updated the Transactions Committee regarding the status of discussions with Intel.

On December 17, 2014, Messrs. Krzanich and Daane spoke. Mr. Krzanich made a proposal, authorized by Intel’s Board of Directors, which we refer to as the “Intel Board,” for an acquisition of Altera by Intel for $48.00 per share in cash. Mr. Daane responded that it was his personal view that $48.00 per share undervalued Altera, but that he would review Intel’s proposal with the Altera Board and provide the Altera Board’s response in due course.

On December 18, 2014, the Transactions Committee met, with representatives of Altera management in attendance. Mr. Daane reported on his conversation with Mr. Krzanich the previous day.

On January 5, 2015, Altera executed an engagement letter with Goldman Sachs pursuant to which Goldman Sachs was retained as Altera’s financial advisor. (Goldman Sachs advised Intel in its acquisition of McAfee, Inc., which was consummated in February 2011, for which Goldman Sachs received fees of approximately $11.5 million; for additional information regarding Goldman Sachs’ prior relationships with Intel and Altera, see the section of this proxy statement captioned “—Fairness Opinion of Goldman, Sachs & Co.”)

Also on January 5, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane updated the Transactions Committee on his discussions with Intel concerning Intel’s $48.00 per share proposal. The representatives of Wilson Sonsini reviewed with the members of the Transactions Committee their fiduciary duties. Mr. Pasek reviewed with the Transactions Committee the financial information that had been provided to Goldman Sachs by Altera management in connection with its preliminary financial analysis. The representatives of Goldman Sachs reviewed with the Transactions Committee a presentation containing Goldman Sachs’ preliminary financial analysis of Intel’s $48.00 per share proposal. The representatives of Goldman Sachs also discussed other strategic alternatives that might potentially be available to Altera, including other companies that Altera could contact if it wished to engage in a wider sale process. The Transactions Committee discussed the risks and benefits of engaging in a wider sale process. The Transactions Committee discussed the Frame Agreement and the fact that it restricted Intel’s ability to produce or sell Intel-branded stand-alone FPGAs or PLDs, as well as Intel’s ability to acquire or invest in companies whose principal business is the sale of PLDs. The Transactions Committee also discussed the antitrust and competition law approval process in connection with a potential acquisition of Altera by Intel. The Transactions Committee concluded that it would recommend to the Altera Board that (1) Intel’s $48.00 per share proposal deserved due consideration but that Altera had the potential to obtain a higher value; and (2) the Altera Board should consider informing Intel that its proposal was inadequate and that Altera should consider whether to seek additional value from Intel.

On January 6, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reviewed with the Altera Board the communications with Intel since the Altera Board’s December 11, 2014, meeting, as well as the terms of Intel’s $48.00 per share proposal. The Transactions Committee reviewed with the Altera Board its recent meetings and recommendations. The representatives of Wilson Sonsini reviewed with the members of the Altera Board their fiduciary duties. Altera management reviewed with the Altera Board its views regarding Intel’s strategic need to acquire FPGA technology. The Altera Board reviewed the restrictions on Intel contained in the Frame Agreement. The representatives of Goldman Sachs reviewed with the Altera Board its preliminary financial analysis of Intel’s proposal. The representatives of Goldman Sachs also discussed other strategic alternatives that might potentially be available to Altera, including other companies that Altera could contact if it wished to engage in a wider sale process and the likelihood that these companies would be willing or able to make a proposal competitive to one from Intel. Following discussion, the Altera Board instructed the Transactions Committee to work with Altera management, Goldman Sachs and Wilson Sonsini to seek to enhance the price Intel would offer.

Later on January 6, 2015, following the meeting of the Altera Board, the Transactions Committee met, with representatives of Altera management and Wilson Sonsini in attendance. During this meeting, the Transactions Committee discussed Altera’s response to Intel and agreed that it should be delivered by Mr. Daane.

On January 7, 2015, Messrs. Krzanich and Daane spoke. Mr. Daane informed Mr. Krzanich that the Altera Board had rejected Intel’s $48.00 per share proposal. Mr. Daane stated that it was his personal view that an acquisition of Altera by Intel could be completed at a price per share in the mid to high $60s. Mr. Krzanich said that he would discuss the matter further with the Intel Board. Messrs. Krzanich and Daane also spoke about the antitrust and competition law approvals that would be required in a potential acquisition.

On January 8, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reported on his discussion with Mr. Krzanich the previous day.

On January 13, 2015, Messrs. Krzanich and Daane met. The two discussed potential synergies that might be created by a combination of Altera and Intel, which could hypothetically result in a value of Altera to Intel of $75 to $85 per share. After further discussion, Mr. Krzanich made a verbal proposal for Intel to acquire Altera for $55.00 per share if Altera were to provide Intel with access to due diligence information. Mr. Daane said that he did not believe that the Altera Board would allow Intel to commence due diligence based on a $55.00 per share proposal, and that he believed an appropriate per share price was in the mid $60s. Mr. Krzanich said that, if Intel were to be comfortable with synergies at the high end of the range discussed, he may be able to support a higher price, and that he would further evaluate and discuss this with the Intel Board.

On January 14, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reported on his conversation with Mr. Krzanich the previous day, including Intel’s proposal to acquire Altera for $55.00 per share. The Transactions Committee determined to update the Altera Board on the status of discussions.

On January 19, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reviewed with the Altera Board his discussions with Mr. Krzanich on January 7, 2015, and January 13, 2015, including Intel’s proposal to acquire Altera for $55.00 per share and the subsequent conversation on price.

On January 27, 2015, Intel submitted to the Altera Board a non-binding written proposal, authorized by the Intel Board, to acquire Altera for $50.00 per share. This proposal was based on publicly-available information about Altera. Intel’s proposal stated that there could be incremental value if the due diligence process were to validate certain anticipated benefits of the potential acquisition. The letter also stated that acquiring Altera was Intel’s preferred, but not only, option for securing FPGA technology.

On January 28, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee reviewed the January 27, 2015, letter from Intel and discussed the terms of Intel’s $50.00 per share proposal, including that it was less than the $55.00 per share proposed by Mr. Krzanich in his conversation with Mr. Daane on January 13, 2015. The

Transactions Committee concluded that it would recommend to the Altera Board that (1) Intel’s proposals deserved due consideration but that Altera had the potential to obtain a higher value from Intel due to the strategic nature of the acquisition and the scarcity value of Altera (especially in light of the restrictions in the Frame Agreement on Intel’s ability to acquire or invest in companies whose principal business is the sale of PLDs); and (2) the Altera Board should consider informing Intel that its proposals were not sufficient to allow Intel to commence due diligence. The Transactions Committee concluded that Altera should propose a meeting among Messrs. Daane, Nevens, Krzanich and another member of the Intel Board.

On January 29, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of the Altera Board their fiduciary duties. The representatives of Goldman Sachs reviewed with the Altera Board its preliminary financial analysis of Intel’s $50.00 per share proposal. Following discussion, the Altera Board instructed the Transactions Committee to work with Altera management, Goldman Sachs and Wilson Sonsini to seek to enhance the price Intel would offer. The Altera Board also concluded, based on the recommendation of the Transactions Committee, that Altera’s response should be delivered at an in-person meeting attended by Messrs. Daane and Nevens on behalf of Altera, and Mr. Krzanich and another member of the Intel Board on behalf of Intel.

On January 30, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed the response to be given to Intel.

On February 2, 2015, Messrs. Daane and Nevens met with Mr. Krzanich and Andy Bryant, Intel’s Chairman of the Board. Mr. Bryant stated that Intel believed that its proposal of $50.00 per share was highly compelling and provided certain and immediate value to Altera stockholders, and that Intel would make a public proposal if necessary. Mr. Bryant also stated that Intel was willing to revise its proposal to reflect a price of $55.00 per share if Altera were willing to engage in a negotiated acquisition at that price and provide Intel with access to due diligence information. Messrs. Bryant and Krzanich reiterated the hypothetical potential range of values of Altera to Intel discussed previously. Mr. Krzanich stated that he was supportive of a price of $55.00 per share plus or minus a couple of dollars. In response, Messrs. Daane and Nevens stated that the Altera Board had formally rejected Intel’s written proposal of $50.00 per share, but was open to discussions about an acquisition that appropriately valued Altera. The parties agreed to continue discussions.

On February 3, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed possible responses to Intel and decided to recommend to the Altera Board that the Transactions Committee work with Altera management to prepare a response to Intel.

Later on February 3, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane updated the Altera Board on the meeting that had taken place the prior evening between Messrs. Daane and Nevens and Messrs. Krzanich and Bryant. The representatives of Wilson Sonsini reviewed with the members of the Altera Board their fiduciary duties. The Altera Board, with Altera management and the representatives of Goldman Sachs and Wilson Sonsini, discussed (1) the risk that Intel would make public the discussions; (2) the risk that Intel might make a hostile bid; (3) the significant strategic value of Altera to Intel; and (4) the possible constraints on Intel’s willingness to offer a premium to Altera’s stock price above certain levels. Following this discussion, the Altera Board authorized the Transactions Committee to work with Altera management to prepare a response to Intel.

Later on February 3, 2015, following the meeting of the Altera Board, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed the response to Intel.

On February 5, 2015, Messrs. Nevens and Bryant spoke. During the conversation, Mr. Bryant discussed the potential strategic benefits of the proposed acquisition to Intel and the hypothetical potential range of values of Altera to Intel discussed previously. Mr. Bryant further stated that Intel was prepared to make a public proposal given Intel’s view that its offer was highly compelling and provided certain and immediate value to Altera stockholders. However, Mr. Bryant stated that Intel’s preference was to complete a negotiated acquisition and that it would be willing to pay some additional amount per share to complete a negotiated acquisition that had the benefit of access to Altera’s due diligence information and the support of the Altera Board.

Later on February 5, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Nevens reviewed with the Transactions Committee the conversation he had earlier that day with Mr. Bryant.

On February 11, 2015, Messrs. Daane and Nevens met in person with Messrs. Krzanich and Bryant. Messrs. Daane and Nevens stated that the Altera Board had carefully reviewed Intel’s proposals. Messrs. Daane and Nevens proposed an acquisition of Altera by Intel in the “low $60s” per share. Mr. Krzanich stated that Intel was not interested in discussing a potential acquisition at that level. Messrs. Krzanich and Bryant ended the meeting by reiterating that Intel was prepared to make a public proposal given Intel’s view that its offer was highly compelling and provided certain and immediate value to Altera stockholders.

Later on February 11, 2015, Mr. Daane called Mr. Krzanich. Mr. Daane asked Mr. Krzanich if Intel was prepared to acquire Altera for $58.00 to $60.00 per share. After discussion, Mr. Krzanich said that the Intel Board had approved an acquisition of Altera at $57.00 per share, and he was personally willing to recommend the acquisition at $57.50 per share but that he needed to speak with Mr. Bryant and the rest of the Intel Board. Mr. Krzanich concluded the conversation by stating that he would speak to Mr. Bryant about Mr. Daane’s thoughts on valuation.

Later on February 11, 2015, Messrs. Krzanich and Daane spoke. Mr. Krzanich said that he and Mr. Bryant supported an acquisition at $58.00 per share and believed that the rest of the Intel Board would also support an acquisition at that price, but that he would need to speak with the rest of the Intel Board. Mr. Krzanich requested that Mr. Daane convene the Altera Board to confirm that it would be prepared to proceed with an acquisition proposal for $58.00 per share while Messrs. Krzanich and Bryant talked to the Intel Board in parallel. Mr. Daane agreed to determine the support of the Altera Board for Intel’s $58.00 per share proposal.

On February 12, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed the recent conversations with Intel for an acquisition of Altera at $58.00 per share. After discussion, the Transactions Committee concluded that (1) it did not believe that Intel would increase its offer beyond $58.00 per share; and (2) Intel’s proposal represented a compelling transaction for Altera stockholders. The Transactions Committee further concluded that it would recommend that the Altera Board approve Intel’s commencement of due diligence after the Altera Board received confirmation of the Intel Board’s authorization of an acquisition at $58.00 per share. Finally, the Transactions Committee concluded that, prior to commencing due diligence, Altera and Intel should enter into an appropriate confidentiality agreement containing, among other things, a standstill provision that would prevent Intel from proceeding with a public acquisition proposal.

On February 13, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reviewed the recent conversations with Intel and Intel’s request that the Altera Board confirm that it would be prepared to proceed with an acquisition of Altera at $58.00 per share. The Transactions Committee reported on the results of its meeting the previous day, and provided the Altera Board with its recommendations. The representatives of Wilson Sonsini reviewed with the members of the Altera Board their fiduciary duties. The Altera Board reviewed likely conditions to closing a potential acquisition of Altera by Intel, including the antitrust and competition law approval process in connection with an acquisition. The representatives of Goldman Sachs reviewed with the Altera Board its preliminary financial analysis of

Intel’s $58.00 per share proposal. The representatives of Goldman Sachs also discussed other strategic alternatives that might potentially be available to Altera, including other companies that Altera could contact if it wished to engage in a wider sale process and the likelihood that these companies would be willing or able to make a proposal competitive to the one from Intel. After discussion, the Altera Board concluded that the best opportunity to maximize stockholder value would be to proceed solely with Intel at this time because (1) there were a small number of companies that that might be interested in acquiring Altera and have the capability to complete an acquisition; (2) engaging in a wider sale process could result in rumors that might impact Altera’s relationships with customers, suppliers, business partners and employees; and (3) conducting a wider sale process created too much risk that the proposal from Intel might be withdrawn or that Intel might elect to proceed on a hostile basis at a lower price. In view of these considerations, the Altera Board determined not to authorize Goldman Sachs to contact other companies to determine their interest in a potential acquisition of Altera. In addition, the Altera Board determined to allow Intel to commence due diligence but only after receiving written confirmation that the Intel Board had authorized an acquisition at $58.00 per share. The Altera Board discussed the terms of a confidentiality and standstill agreement with Intel, and delegated to the Transactions Committee authority to negotiate the final terms of the confidentiality and standstill agreement. The Altera Board also discussed the types of commitments that it would seek from Intel with respect to Intel securing the antitrust and competition law approvals that would be required to complete a potential acquisition.

Later on February 13, 2015, following the meeting of the Altera Board, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed the potential terms of the confidentiality and standstill agreement, as well as Altera’s response to Intel. The Transactions Committee concluded that Altera’s response should be delivered by Mr. Daane.

On February 14, 2015, Messrs. Krzanich and Daane spoke. Mr. Daane informed Mr. Krzanich that the Altera Board was prepared to allow Intel to commence due diligence once Mr. Krzanich confirmed in writing that the Intel Board had authorized an acquisition of Altera for $58.00 per share. Messrs. Krzanich and Daane spoke about the antitrust and competition law approvals that would be required to complete a potential acquisition. Mr. Daane requested that Intel agree to a meaningful reverse termination fee related to a failure of the acquisition to be completed due to necessary approvals not being obtained. In response, Mr. Krzanich discussed with Mr. Daane the size of a potential reverse termination fee. Mr. Krzanich stated that he was continuing to discuss the possibility of a revised offer with the Intel Board and that he would contact Mr. Daane after he had further discussed the matter with the Intel Board.

On February 15, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reported on his discussion with Mr. Krzanich the previous day.

On February 16, 2015, Mr. Krzanich left a voicemail for Mr. Daane stating that Intel was willing to proceed with due diligence. Mr. Krzanich did not mention a per share price for the acquisition.

On February 17, 2015, Mr. Daane sent Mr. Krzanich an email stating that Altera was seeking written confirmation on price before proceeding with due diligence, as Mr. Daane had previously stated on February 14, 2015.

On February 18, 2015, Messrs. Krzanich and Daane spoke. Mr. Krzanich said that the Intel Board had not yet approved an acquisition of Altera by Intel at $58.00 per share.

On February 19, 2015, Messrs. Krzanich and Daane spoke. Mr. Krzanich told Mr. Daane that the Intel Board had approved an acquisition of Altera by Intel at $58.00 per share with no reverse termination fee payable by Intel or other adverse conditions if the acquisition could not be completed for antitrust or competition law reasons. Mr. Krzanich also told Mr. Daane that he would be sending Mr. Daane a letter confirming that proposal.

Mr. Daane stated that he would inform the Altera Board of the conversation and review any letter from Intel with the Altera Board.

On February 20, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reported on his discussion with Mr. Krzanich the previous day.

On February 21, 2015, Mr. Krzanich emailed Mr. Daane a letter confirming that the Intel Board had approved an acquisition of Altera by Intel at $58.00 per share subject to completion of due diligence, negotiation of a definitive merger agreement and final approval by the Intel Board. In the letter, Intel stated that its proposal contemplated no break-up or similar fees to be paid by Intel under any circumstances and Intel’s agreement to use its commercially reasonable efforts to obtain regulatory approvals, but no obligation to take or agree to take to any action to obtain such approvals.

Later on February 21, 2015, Messrs. Krzanich and Daane spoke about Intel’s letter from earlier in the day. Altera also provided Intel with a draft of a confidentiality and standstill agreement.

During the week of February 22, 2015, representatives of Wilson Sonsini negotiated the terms of the confidentiality and standstill agreement with representatives of Weil, Gotshal & Manges LLP, outside legal counsel to Intel, which we refer to as “Weil.” The negotiations centered on the existence and duration of the standstill provisions. Representatives of Wilson Sonsini and Weil also discussed the nature of the commitments that Intel was willing to make regarding antitrust and competition law matters to complete the acquisition of Altera. In this regard, the parties discussed Altera’s view regarding whether a reverse termination fee should be payable by Intel if the acquisition were not completed due to antitrust or competition law approvals not being obtained.

On February 24, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee received an update on the status of (1) the negotiation of the confidentiality and standstill agreement; and (2) discussions concerning antitrust and competition law matters. The Transaction Committee discussed the terms of Intel’s proposal, including the nature of the commitments that Intel was willing to make regarding antitrust and competition law matters. The Transactions Committee concluded that Altera management, Goldman Sachs and Wilson Sonsini should conduct additional discussions with Intel regarding the antitrust and competition law commitments it was willing to make, in addition to continuing to try to negotiate an acceptable confidentiality and standstill agreement.

On February 26, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee received an update on the status of discussions between Intel and Altera. The Transactions Committee concluded that, in order to enhance the level of certainty of the consummation of the acquisition, Altera should continue to try to engage Intel in a substantive discussion regarding antitrust and competition law matters. The Transactions Committee instructed Wilson Sonsini to convey to Weil that the Altera Board was interested in proceeding with an acquisition at $58.00 per share, but would do so only if there were reasonable assurances as to antitrust and competition law matters. Wilson Sonsini subsequently conveyed this message to Weil.

On February 28, 2015, Weil indicated to Wilson Sonsini Intel’s willingness to proceed with an acquisition and discuss antitrust and competition law matters once due diligence began.

On March 3, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Representatives of Wilson Sonsini updated the Transactions Committee on the status of discussions with Weil regarding a standstill provision in the confidentiality and standstill agreement. Representatives of Goldman Sachs updated the Transactions Committee on the status of discussions with Intel and Intel’s financial advisor, J.P. Morgan Securities LLC. The Transactions Committee provided guidance on the duration of the standstill provisions. The Transactions Committee also authorized management and Wilson Sonsini to complete negotiation of the confidentiality and standstill agreement on the premise that additional discussions regarding antitrust and competition law matters would occur during the negotiation of the merger agreement.

From March 3, 2015, to March 7, 2015, representatives of Wilson Sonsini and representatives of Weil negotiated the confidentiality and standstill agreement.

On March 8, 2015, Altera and Intel signed the confidentiality and standstill agreement, which included a standstill that expired on June 8, 2015. The standstill was subject to earlier termination if Altera ceased to negotiate in good faith with respect to a $58.00 per share acquisition or a third party commenced an offer to acquire Altera.

On March 9, 2015, representatives of Altera, Goldman Sachs, Wilson Sonsini, Intel, Intel’s financial advisors and Weil met for presentations by Altera management. Thereafter, Altera made a secure online dataroom available to Intel and the parties engaged in ongoing due diligence in numerous meetings through March 31, 2015.

On March 13, 2015, Weil, on behalf of Intel, provided Wilson Sonsini with a draft merger agreement. The draft merger agreement, among other things, (1) provided that Intel would use commercially reasonable efforts to consummate the acquisition, but would not be obligated to (a) divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation or restriction on any of its businesses, product lines or assets; or (b) contest any legal proceedings related to the acquisition; (2) did not provide for a reverse termination fee payable by Intel to Altera if antitrust and competition law approvals were not obtained; and (3) included a proposed termination fee payable by Altera of 3.5% of the equity value of the acquisition, and proposed certain modifications to the Frame Agreement to eliminate the restriction on Intel’s ability to acquire or invest in companies whose principal business is the sale of PLDs, if Altera terminated the merger agreement to, among other things, accept a superior offer.

On March 20, 2015, Wilson Sonsini, on behalf of Altera, provided Weil with comments to the draft merger agreement. Among other things, these comments (1) required Intel to use reasonable best efforts to take all actions necessary to consummate the acquisition and to take all reasonable actions and do all things reasonably necessary to resolve any governmental objections, other than agreeing to any divestitures; (2) provided for a reverse termination fee payable by Intel to Altera if antitrust and competition law approvals were not obtained; and (3) included a proposed termination fee payable by Altera of 1.75% of the equity value of the acquisition, and no modification of the Frame Agreement, if Altera terminated the merger agreement to, among other things, accept a superior offer.

Also on March 20, 2015, Messrs. Krzanich and Daane met and discussed, among other things, (1) the possible impact of the announcement of the acquisition on Intel’s stock price; (2) Intel’s future business plans for Altera after the completion of the acquisition; (3) due diligence matters; and (4) transaction timing.

On March 25, 2015, Weil, on behalf of Intel, provided Wilson Sonsini with a revised draft of the merger agreement. Among other things, this draft (1) rejected all changes to the antitrust and competition law covenant proposed by Altera on March 20, 2015; (2) rejected the reverse termination fee payable by Intel to Altera if antitrust and competition law approvals were not obtained; and (3) continued to request a proposed termination fee payable by Altera of 3.5% of the equity value of the acquisition, and modification of the Frame Agreement, if Altera terminated the merger agreement to, among other things, accept a superior offer.

On March 26, 2015, Wilson Sonsini, on behalf of Altera, provided Weil with a draft of the disclosure schedules to accompany the merger agreement.

Later on March 26, 2015, representatives of Weil and representatives of Wilson Sonsini spoke by telephone to negotiate certain of the terms of the merger agreement. Weil reiterated the positions in Intel’s March 25, 2015, draft of the merger agreement with respect to antitrust and competition law matters. The representatives of Wilson Sonsini reiterated Altera’s concerns with entering into a merger agreement that did not provide adequate assurances with respect to antitrust and competition law matters.

Also on March 26, 2015, Messrs. Krzanich and Daane met. Mr. Daane provided Mr. Krzanich with Mr. Daane’s general expectations for Altera’s results for its fiscal first quarter, which was set to close on March 27, 2015. Mr. Daane informed Mr. Krzanich that Altera’s revenue was likely to be below Wall Street consensus estimates but that earnings per share was likely to be consistent with Wall Street consensus estimates. Mr. Krzanich reiterated Intel’s position on antitrust and competition law matters and informed Mr. Daane that he would review Altera’s fiscal first quarter results with Intel management. Messrs. Krzanich and Daane spoke again later in the day about the nature of the commitments that Intel was willing to make regarding antitrust and competition law matters.

On March 27, 2015, The Wall Street Journal reported that Intel was in talks to acquire Altera.

Later on March 27, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed the conversations between Messrs. Krzanich and Daane, the status of the potential acquisition and the report in The Wall Street Journal.

On March 28, 2015, a series of telephone calls were held between representatives of Wilson Sonsini, Altera, Weil and Intel to negotiate the merger agreement and related disclosure schedules.

On March 29, 2015, Messrs. Krzanich and Daane spoke about the acquisition. Mr. Krzanich stated that he was working to preserve support from the Intel Board for an acquisition at $58.00 per share. Mr. Krzanich also stated that a subset of the Intel Board would be meeting on March 30, 2015. Messrs. Krzanich and Daane agreed to speak after that meeting.

On March 30, 2015, Wilson Sonsini, on behalf of Altera, provided Weil with a revised draft of the merger agreement, which included, among other things, (1) the reinstatement of Altera’s proposal that Intel should agree to use reasonable best efforts, including taking all reasonable actions and doing all things reasonably necessary to resolve any governmental objections, other than agreeing to divestitures; (2) a reverse termination fee in the event that antitrust or competition law issues prevented consummation of the acquisition; and (3) a proposed termination fee payable by Altera of 2.1% of the equity value of the acquisition, and no modification of the Frame Agreement, if Altera terminated the merger agreement to, among other things, accept a superior offer.

On March 31, 2015, Messrs. Krzanich and Daane met. Mr. Krzanich informed Mr. Daane that, in light of Altera’s expected fiscal first quarter results and Intel’s due diligence findings, Intel was no longer willing to proceed with an acquisition at $58.00 per share and Mr. Krzanich delivered a revised proposal in writing to that effect. In its written proposal, Intel stated that it was making a “final” proposal for an acquisition of Altera at $54.00 per share that did not contain any reverse termination fee or regulatory conditions beyond that Intel would use commercially reasonable efforts to obtain antitrust and competition law approvals. The proposal went on to state that if the Altera Board were to require additional regulatory terms, Intel would be prepared to discuss such terms in connection with a reduction to the $54.00 per share price. In their meeting, Mr. Krzanich informed Mr. Daane that, depending upon Altera’s response, Intel could elect to pursue an acquisition of Altera on a hostile basis. Mr. Krzanich also informed Mr. Daane that if Altera was not interested in proceeding with the revised proposal, then it was Intel’s preference for the parties to issue a joint public statement that Intel and Altera were no longer in acquisition discussions.

Later on March 31, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane updated the Transactions Committee on his discussions with Mr. Krzanich. The Transactions Committee analyzed a $54.00 per share proposal that included no regulatory protections and the prospect of a proposal of indeterminate amount less than $54.00 per share with unspecified regulatory terms. The Transactions Committee concluded that the regulatory position of Intel’s revised proposal did not provide Altera with sufficient certainty that the acquisition would ultimately be consummated. The Transactions Committee noted, even if the parties could find an agreeable compromise on the treatment of antitrust and competition law matters, Intel stated that it would further reduce its proposal below $54.00 per share by an unspecified amount as a result.

On April 1, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane provided an update on the status of discussions with Intel. The Transactions Committee provided its view that Altera should respond to Intel by confirming that it was willing to continue negotiations for an acquisition at $58.00 per share with appropriate antitrust and competition law protections. The Altera Board discussed the antitrust and competition law matters related to a potential acquisition of Altera by Intel and Intel’s revised proposal. The Altera Board noted that Altera entered into acquisition discussions with Intel based on two fundamental premises: (1) the $58.00 per share price; and (2) reaching an understanding that Intel was committed to addressing potential regulatory concerns to successfully complete an acquisition. The Altera Board determined that Intel’s revised proposal, coupled with Intel’s position on antitrust and competition law matters (including that the proposal offered no specific price if Altera were to require assurances with respect to such matters), was unacceptable, and instructed the Transactions Committee to work with Altera management, Goldman Sachs and Wilson Sonsini to prepare an appropriate response to Intel.

Later on April 1, 2015, following the meeting of the Altera Board, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed the decisions made at the meeting of the Altera Board earlier that day and formulated a written response to Intel.

Later on April 1, 2015, following the meeting of the Transactions Committee, Mr. Daane provided Mr. Krzanich with a letter containing Altera’s position with respect to the current state of the negotiations. The letter stated that, in light of all negotiations to date, Altera was prepared to continue discussions concerning a potential acquisition at $58.00 per share that appropriately addressed antitrust and competition law matters but was not willing to proceed with Intel’s revised proposal.

On April 1, 2015, following Mr. Daane providing the letter to Intel, a senior executive of Intel sent an email to a senior executive of Altera requesting permission to disclose that discussions between the parties had terminated. On April 2, 2015, the Altera executive responded that Altera was not prepared to waive any of the provisions of the confidentiality and standstill agreement.

On April 9, 2015, CNBC reported that Intel had ended talks to acquire Altera. Bloomberg later reported that Altera had rejected an acquisition proposal from Intel of $54.00 per share.

Also on April 9, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed that day’s news reports and the status of the potential acquisition.

On April 12, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Altera Board reviewed the status of discussions concerning a potential acquisition and possible actions that could be taken should Altera wish to conduct additional acquisition discussions with Intel. The Altera Board also discussed Altera’s business and financial outlook, including the Forecasts.

On April 12, 2015, following the meeting of the Altera Board, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed the status of the potential acquisition.

From the week of April 13, 2015, through the week of May 18, 2015, a representative of Goldman Sachs, with the agreement of the Transactions Committee, spoke intermittently with a senior executive of Intel. During these discussions, the representative of Goldman Sachs and the Intel executive discussed Intel’s continued interest in an acquisition of Altera and that further discussions needed to take place regarding the purchase price and the appropriate treatment of antitrust and competition law matters in the potential acquisition.

On April 16, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Altera Board reviewed discussions concerning the continued potential for an acquisition that had taken place between a representative of Goldman Sachs and a senior executive of Intel.

On April 22, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Altera Board reviewed discussions concerning the continued potential for an acquisition that had taken place between a representative of Goldman Sachs and a senior executive of Intel. The Altera Board also discussed Altera’s upcoming earnings call.

On April 23, 2015, Altera reported its earnings for the first quarter of fiscal 2015.

On April 28, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee reviewed discussions concerning the continued potential for an acquisition that had taken place between a representative of Goldman Sachs and a senior executive of Intel.

On May 7, 2015, Intel sent a letter to the Altera Board containing a new acquisition proposal. The letter stated that if Intel and Altera did not reach an agreement by the expiration of the standstill period in June, then Intel would “abandon discussions with Altera and will no longer consider any Altera acquisition scenarios, whether friendly or hostile.” Intel’s proposal contemplated (1) a price of $50.00 per share; (2) that Intel would use reasonable best efforts to obtain necessary regulatory approvals in addition to litigating against governmental bodies, but would not make any divestitures or agree to any actions or restrictions on its business; and (3) a reverse termination fee of $400 million if the acquisition could not be completed for antitrust or competition law reasons.

Later on May 7, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed the letter from Intel received earlier that day, as well as possible responses to the letter. The Transactions Committee authorized Mr. Daane to contact Mr. Krzanich to discuss Intel’s letter.

Later on May 7, 2015, Messrs. Krzanich and Daane spoke. Mr. Daane informed Mr. Krzanich that he would discuss Intel’s letter from earlier that day with the Altera Board, but he did not believe that Intel’s proposal would be acceptable to the Altera Board. Mr. Krzanich confirmed Intel’s continuing desire to acquire Altera and said that the letter had been approved by the Intel Board.

On May 9, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee discussed possible responses to Intel’s $50.00 per share proposal. The Transactions Committee also discussed the terms of a possible counterproposal to be reviewed with the Altera Board, with a focus on (1) the price to be proposed; (2) the nature of the commitments that Intel was willing to make regarding antitrust and competition law matters; and (3) the amount of the reverse termination fee.

On May 11, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Altera Board discussed Intel’s $50.00 per share proposal and the May 7, 2015, letter from Intel. The Altera Board discussed the antitrust and competition law matters associated with a potential acquisition of Altera by Intel. The Altera Board also discussed and approved the terms of a counterproposal to

Intel, which included (1) a purchase price of $56.00 per share; (2) a reverse termination fee; and (3) the agreement by Intel to take certain actions to obtain antitrust and competition law approvals.

Later on May 11, 2015, following the meeting of the Altera Board, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee approved a letter containing Altera’s counterproposal of: (1) a purchase price of $56.00 per share; (2) a reverse termination fee of $975 million; and (3) the agreement by Intel to take certain actions to obtain antitrust and competition law approvals. The Transactions Committee authorized Mr. Daane to meet with Mr. Krzanich to present the counterproposal.

On May 12, 2015, Messrs. Krzanich and Daane met. Mr. Daane delivered to Mr. Krzanich the letter prepared by Altera and discussed the terms of Altera’s counterproposal. In response, Mr. Krzanich stated that $54.00 was the highest price per share that the Intel Board was likely to approve. Mr. Krzanich also said that Intel (1) was prepared to accept Altera’s proposal regarding the actions that Intel would need to take to obtain antitrust and competition law approvals; and (2) would agree to a reverse termination fee of $500 million. Mr. Daane said that he would speak with the Altera Board about Mr. Krzanich’s views.

Later on May 12, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reported on his conversation with Mr. Krzanich earlier that day.

On May 16, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. The Transactions Committee concluded that Mr. Nevens should speak with Mr. Bryant about the potential acquisition.

Later on May 16, 2015, Messrs. Nevens and Bryant spoke. Mr. Bryant shared his perspectives on Intel’s views regarding Altera but did not make any proposal.

On May 17, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Nevens reported on his conversation with Mr. Bryant the previous day. The Transactions Committee discussed avenues to increase the amount of Intel’s acquisition proposal. The Transactions Committee authorized Mr. Daane to speak with Mr. Krzanich concerning Altera’s and Intel’s respective views on valuation.

On May 18, 2015, Messrs. Krzanich and Daane met. Mr. Krzanich initially proposed an acquisition of Altera by Intel at $53.00 per share. After discussion, in an effort to bring the negotiations regarding price to a conclusion, Mr. Krzanich revised the proposal to $54.00 per share, and stated that he was not authorized to further increase the price per share. Mr. Krzanich said that Intel was prepared to agree to treat antitrust and competition law matters in the manner suggested by Altera. Mr. Krzanich also said that Intel would agree to a reverse termination fee of no more than $500 million. Mr. Daane said that he would personally support Intel’s latest proposal with the Altera Board and asked Mr. Krzanich to confirm it in writing.

On May 19, 2015, the Transactions Committee met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reported on his conversation with Mr. Krzanich the previous day.

On May 21, 2015, Messrs. Krzanich and Daane met. Mr. Krzanich delivered a letter containing Intel’s proposal to acquire Altera for $54.00 per share. The terms proposed were consistent with those discussed by Messrs. Krzanich and Daane on May 18, 2015. The letter also stated that the proposal was Intel’s final offer on these issues.

On May 22, 2015, the Altera Board met, with representatives of Altera management, Goldman Sachs and Wilson Sonsini in attendance. Mr. Daane reported on his recent conversations with Mr. Krzanich. The

Transactions Committee discussed its view that $54.00 per share was the best possible price that could be obtained from Intel and that further negotiation was likely to jeopardize Intel’s willingness to proceed with an acquisition. The representatives of Wilson Sonsini reviewed the status of the merger agreement, including the provisions relating to antitrust and competition law matters. The representatives of Goldman Sachs reviewed with the Altera Board its preliminary financial analysis of Intel’s $54.00 per share proposal. The representatives of Goldman Sachs also discussed other companies that Altera could contact if it wished to engage in a wider sale process. In this regard, the Altera Board noted that, despite significant public speculation about a potential acquisition of Altera by Intel, no company other than Intel had communicated any interest in engaging in acquisition discussions. The Altera Board considered that it would have the ability to terminate the merger agreement to accept a superior offer in conjunction with paying Intel a termination fee. Following discussion, the Altera Board determined to proceed with Intel’s proposal and instructed Altera management to finalize the merger agreement.

On May 23, 2015, Messrs. Krzanich and Daane spoke. Mr. Daane advised Mr. Krzanich that the Altera Board had authorized proceeding with the acquisition on the terms outlined in Intel’s May 21, 2015, proposal.

During the week of May 25, 2015, Altera management met with representatives of Intel to provide additional due diligence information. Weil and Wilson Sonsini negotiated the merger agreement, with Intel proposing a termination fee payable by Altera of 3.0% of the equity value of the acquisition, and no modifications of the Frame Agreement, if Altera terminated the merger agreement to, among other things, accept a superior offer. Also negotiated, among other things, were the specifics of the reverse termination fee and the contents of the disclosure schedules.

On May 30, 2015, Intel and Altera reached an understanding regarding the final terms of the merger agreement and related disclosure schedules, as well as the terms of the Retention Plan.

On May 31, 2015, the Altera Board met, with Altera management and representatives of Goldman Sachs and Wilson Sonsini in attendance. During the meeting, the representatives of Goldman Sachs and Wilson Sonsini reviewed the terms of Intel’s $54.00 per share proposal and the merger agreement. The representatives of Wilson Sonsini reviewed with the members of the Altera Board their fiduciary duties. The representatives of Goldman Sachs reviewed the financial analysis of Goldman Sachs of the $54.00 per share consideration to be offered to Altera stockholders in the proposed merger. Following this presentation, the representatives of Goldman Sachs rendered Goldman Sachs’ opinion to the Altera Board, subsequently confirmed by delivery of a written opinion dated May 31, 2015, that, as of May 31, 2015, and based upon and subject to the factors and assumptions set forth therein, the $54.00 in cash per share of common stock to be paid to the holders (other than Intel and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders of common stock. For more information about Goldman Sachs’ opinion, see the section of this proxy statement captioned “—Fairness Opinion of Goldman, Sachs & Co.” Following this, the Altera Board discussed potential reasons for and against entering into an acquisition with Intel. After this discussion, the Altera Board unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Altera and the Altera stockholders; (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement; and (3) recommended that Altera stockholders vote in favor of adoption of the merger agreement at any meeting of Altera stockholders to be called for the purposes of acting on that recommendation.

Later on May 31, 2015, Intel informed Altera that the Intel Board had approved the acquisition, and the merger agreement was signed.

On June 1, 2015, prior to the opening of trading of the common stock on NASDAQ, Intel and Altera issued a joint press release announcing the entry into the merger agreement.

Recommendation of the Altera Board and Reasons for the Merger

Recommendation of the Altera Board

The Altera Board has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Altera and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Altera Board unanimously recommends that you vote (1) “FOR” the adoption the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

Reasons for the Merger

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Altera Board consulted with Altera management, its financial advisor and its outside legal counsel. In recommending that Altera stockholders vote in favor of adoption of the merger agreement, the Altera Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

•	Altera’s business operations and management.

•	Altera’s historical and projected financial condition, results of operation and financial prospects, including the risks associated with achieving the Forecasts (as defined below).

•	Altera’s competitive positioning and prospects as a stand-alone company.

•	The multiples to earnings before interest, taxes, depreciation and amortization and earnings per share implied by the $54.00 per share merger consideration, as further described in the section of this proxy statement captioned “—Fairness Opinion of Goldman, Sachs & Co.”

•	The financial analysis presentation of Goldman Sachs, and the opinion of Goldman Sachs delivered to the Altera Board that, as of May 31, 2015, and based upon and subject to the factors and assumptions set forth therein, the $54.00 in cash per share of common stock to be paid to the holders (other than Intel and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described in the section of this proxy statement captioned “—Fairness Opinion of Goldman, Sachs & Co.”

•	The relationship of the $54.00 per share merger consideration to the trading price of the common stock, including that the $54.00 per share merger consideration constituted a premium of approximately 56% to the closing price of the common stock on March 26, 2015, the day prior to public speculation of acquisition talks between Altera and Intel.

•	The fact that the all-cash merger consideration will provide certainty of value and liquidity to Altera stockholders, while eliminating the effect of long-term business and execution risk.

•	The Altera Board’s belief that $54.00 per share is the best price reasonably attainable for Altera stockholders.

•	The Altera Board’s view that the merger agreement was the product of arm’s-length negotiation and contained customary terms and conditions.

•	The terms of the merger agreement, including:

•	Altera’s ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding acquisition proposals;

•	The Altera Board’s view that the terms of the merger agreement would be unlikely to deter third parties from making a superior offer, including the merger agreement’s terms and conditions as they relate to changes in the recommendation of the Altera Board (see the sections of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers” and “The Merger Agreement—The Altera Board’s Recommendation; Adverse Recommendation Change”);

•	Altera’s ability to terminate the merger agreement in order to accept a superior offer, subject to paying Intel a termination fee of $500 million and the other conditions of the merger agreement;

•	The fact that the Altera Board believed that the termination fee of $500 million, which is approximately 3.0% of Altera’s implied equity value in the merger, is reasonable, consistent with or below fees in comparable transactions and not preclusive of other offers;

•	The provisions concerning Intel’s obligations regarding regulatory approvals, including the $500 million termination fee payable by Intel if the merger agreement is terminated due to the merger not being completed as a result of the failure to obtain required antitrust or competition law approvals;

•	Altera’s entitlement to specific performance to prevent breaches of the merger agreement; and

•	That the consummation of the merger is not subject to any financing condition.

•	The perceived risk of continuing as a standalone public company or pursuing other alternatives.

•	The fact that, after public speculation of acquisition talks between Altera and Intel, no party contacted Altera concerning commencing discussions about a possible acquisition of Altera.

•	The Altera Board’s fiduciary duties in light of the foregoing.

The Altera Board also considered a number of uncertainties and risks concerning the merger, including the following (which factors are not necessarily presented in order of relative importance):

•	The risks and costs to Altera if the merger does not close, including the diversion of management and employee attention, and the potential effect on our business and relationships with customers and suppliers.

•	The fact that Altera stockholders will not participate in any future earnings or growth of Altera and will not benefit from any appreciations in value of Altera, including any appreciation in value that could be realized as a result of the combination of Altera with Intel.

•	The fact that a majority of the outstanding shares of common stock must adopt the merger agreement for it to be approved by Altera stockholders.

•	The requirement that Altera pay Intel a termination fee of $500 million under certain circumstances following termination of the merger agreement, including if the Altera Board terminates the merger agreement to accept a superior offer, and the requirement that Altera reimburse Intel’s expenses up to $60 million if, among other things, Altera stockholders do not adopt the merger agreement.

•	The restrictions on the conduct of Altera’s business prior to the consummation of the merger, including the requirement that Altera conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Altera from undertaking business opportunities that may arise before the completion of the merger and that, absent the merger agreement, Altera might have pursued.

•	The fact that an all cash transaction would be taxable to Altera stockholders that are U.S. persons for U.S. federal income tax purposes.

•	The fact that under the terms of the merger agreement, Altera is unable to solicit other acquisition proposals during the pendency of the merger.

•	The significant costs involved in connection with entering into the merger agreement and completing the merger, and the substantial time and effort of Altera management required to complete the merger, which may disrupt Altera’s business operations.

•	The fact that Altera’s business, sales operations and financial results could suffer in the event that the merger is not consummated.

•	The risk that the merger might not be completed and the effect of the resulting public announcement of the termination of the merger agreement on the trading price of the common stock.

•	The fact that the completion of the merger will require antitrust clearance in the United States and regulatory approval from the European Commission, China, South Korea and certain other foreign jurisdictions.

•	The fact that Altera’s directors and officers may have interests in the merger that may be different from, or in addition to, those of other Altera stockholders (see the section of this proxy statement captioned “—Interests of Altera’s Directors and Executive Officers in the Merger”).

•	The fact that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to Altera’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers and may divert employees’ attention away from Altera’s day-to-day business operations.

The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Altera Board in its consideration of the merger. After considering these and other factors, the Altera Board concluded that the potential benefits of the merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Altera Board and the complexity of these factors, the Altera Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Altera Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Altera Board unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommends that Altera stockholders adopt the merger agreement based upon the totality of the information presented to and considered by the Altera Board.

Fairness Opinion of Goldman, Sachs & Co.

Goldman Sachs rendered its opinion to the Altera Board that, as of May 31, 2015, and based upon and subject to the factors and assumptions set forth therein, the $54.00 in cash per share of common stock to be paid to the holders (other than Intel and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated May 31, 2015, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the Altera Board in connection with its consideration of the transactions contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of common stock should vote with respect to such transaction or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Altera for the five fiscal years ended December 31, 2014;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Altera;

•	certain other communications from Altera to its stockholders;

•	certain publicly available research analyst reports for Altera; and

•	the Forecasts.

Goldman Sachs also held discussions with members of the senior management of Altera regarding their assessment of the past and current business operations, financial condition and future prospects of Altera; reviewed the reported price and trading activity for the common stock; compared certain financial and stock market information for Altera with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the semiconductor industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering the opinion described above, Goldman Sachs, with Altera’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Altera, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with Altera’s consent, that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Altera management, and Altera approved the Forecasts for Goldman Sachs’ use in connection with Goldman Sachs’ opinion. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Altera or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement will be obtained without any adverse effect on the expected benefits of the transactions contemplated by the merger agreement in any way meaningful to its analysis. Goldman Sachs also assumed that the transactions contemplated by the merger agreement will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Altera to engage in the transactions contemplated by the merger agreement, or the relative merits of the transactions contemplated by the merger agreement as compared to any strategic alternatives that may be available to Altera; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Altera, or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Intel and its affiliates) of common stock, as of May 31, 2015, of the $54.00 in cash per share of common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or transactions contemplated by the merger agreement, or any term or aspect of any other agreement or instrument contemplated by the merger agreement, or entered into, or amended in connection with, the transactions contemplated by the merger agreement, including the fairness of the transactions contemplated by the merger agreement to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Altera. Goldman Sachs’ opinion does not express any view on, and does not address, the fairness of the amount, or nature of, any compensation to be paid or payable to any of the officers, directors or employees of Altera, or class of such persons, in connection with the transactions contemplated by the merger agreement, whether relative to the $54.00 in cash per share of common stock to be paid to the holders (other than Intel and its affiliates) of common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs did not express any opinion as to the prices at which the common stock will trade at any time or as to the impact of the transactions contemplated by the merger agreement on the solvency or viability of Altera or Intel or the ability of Altera or Intel to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Altera Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 29, 2015, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis

Goldman Sachs analyzed the consideration to be paid to holders of common stock pursuant to the merger agreement in relation to (1) the closing price as of the undisturbed date (March 26, 2015, the day prior to public speculation of acquisition talks between Altera and Intel); (2) the 30-day, 6-month and 12-month volume weighted average price as of the undisturbed date; (3) the latest 12 months high as of the undisturbed date; and (4) the 10-year high as of May 29, 2015, the last trading day preceding the date of the Goldman Sachs opinion, of the common stock.

This analysis indicated that the price per share to be paid to Altera stockholders pursuant to the merger agreement represented:

•	a premium of 56.2% based on the common stock price as of the undisturbed date of $34.58 per share;

•	a premium of 50.0% based on the latest 30-day volume weighted average market price as of the undisturbed date of $36.00 per share;

•	a premium of 54.4% based on the latest six months volume weighted average market price as of the undisturbed date of $34.97 per share;

•	a premium of 56.1% based on the latest 12 months volume weighted average market price as of the undisturbed date of $34.59 per share;

•	a premium of 41.1% based on the latest 12 months high market price as of the undisturbed date of $38.27 per share; and

•	a premium of 9.4% based on the latest 10-year high market price as of May 29, 2015, of $49.38 per share.

Note: All premia are based on prices as of market close.

Premia Analysis

Goldman Sachs reviewed and analyzed the acquisition premia for certain publicly disclosed all cash transactions involving technology targets since 2009 with a transaction value of greater than $100 million in which a majority stake was acquired, excluding any transaction with a premium in excess of 150% or a negative premium of less than 50%, calculated relative to the target’s closing share price on the last trading day prior to announcement, based on information obtained from Thomson Reuters. Using such data for these 167 selected transactions, for each year for the years 2009 to 2015 (through May 29, 2015), Goldman Sachs calculated the annual average acquisition premium for these transactions for each applicable year. The results of this analysis are summarized as follows:

Year	Average Acquisition Premium One Day Prior to Announcement
2009	39%
2010	41%
2011	35%
2012	35%
2013	34%
2014	36%
2015 (through May 29, 2015)	30%
Median	35%

Taking into account the results of this analysis, Goldman Sachs applied a reference range of premia of 25% to 50% to the unaffected closing price of $34.58, implying an illustrative range of values per share of common stock of $43.22 to $51.86.

Selected Companies Analysis

Goldman Sachs reviewed and compared certain financial information for Altera to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the semiconductor industry (collectively referred to as the selected companies):

•	QUALCOMM Incorporated

•	Texas Instruments Incorporated

•	Broadcom Corporation

•	Analog Devices, Inc.

•	Xilinx, Inc.

•	NVIDIA Corporation

•	Microchip Technology Incorporated

•	Marvell Technology Group Ltd.

•	Cavium, Inc.

•	Advanced Micro Devices, Inc.

Although none of the selected companies is directly comparable to Altera, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Altera. Goldman Sachs calculated and compared various financial multiples and ratios based on estimates from the Institutional Brokers’ Estimate System, which we refer to as

“IBES,” and Bloomberg, the Forecasts and market information, in each case as of March 26, 2015 (only for Altera) and May 29, 2015. With respect to each of the selected companies, Goldman Sachs calculated such company’s enterprise value, which we refer to as “EV,” which is the market capitalization of such company that Goldman Sachs derived based on the closing price of the shares of the applicable company’s common stock and the number of shares of common stock outstanding on a fully diluted basis based upon public information available as of May 29, 2015, plus the book value of debt less the book value of liquid cash and cash equivalents based upon public information available as of May 29, 2015, as a multiple of revenue, a multiple of estimated earnings before interest, taxes, depreciation and amortization (adjusted for certain non-recurring charges), which we refer to as “EBITDA,” respectively, for calendar year 2015 and 2016, as provided by IBES and Bloomberg. With respect to Altera, Goldman Sachs calculated EV (based on market capitalization derived from various prices and a fully diluted share count, plus the book value of debt and less the book value of liquid cash and cash equivalents as of March 27, 2015) as a multiple of estimated revenue and EBITDA of Altera for calendar year 2015 and 2016 as provided by IBES and Bloomberg and the Forecasts. The Altera book value of debt and liquid cash and cash equivalents as of March 27, 2015, was based upon publicly available information as of May 29, 2015. The fully diluted share count for Altera as of March 26, 2015, and May 29, 2015, was derived from publicly available information as of the respective dates. The fully diluted share count for Altera at the transaction price of $54.00 per share of common stock was based upon calculations prepared by Altera management. The results of these analyses are summarized as follows (all estimates calendarized to December 31):

	Selected Companies as of 29-May-15(1)		Altera IBES			Altera Forecasts
Enterprise Value as a multiple of:	Range	Median	As of 26- Mar 15	As of 29- May-15	At Transaction Price	As of 26- Mar-15	As of 29- May-15	At Transaction Price
CY2015E Sales	0.7x - 9.4x	4.6x	3.8x	6.8x	7.8x	3.8x	6.4x	7.3x
CY2016E Sales	0.7x - 7.6x	4.4x	3.6x	6.3x	7.2x	3.6x	5.7x	6.5x
CY2015E EBITDA(2)	9.7x - 57.8x	13.7x	12.0x	24.5x	28.0x	11.6x	20.4x	23.3x
CY2016E EBITDA(2)	9.4x - 38.3x	12.2x	10.4x	20.2x	23.0x	10.5x	16.8x	19.1x

(1)	Broadcom excluded from calculation of range and median of selected companies due to pending merger.
(2)	All projections adjusted to include stock based compensation expense.

Goldman Sachs also calculated the selected companies’ estimated calendar years 2015 and 2016 price/earnings ratios to the results for Altera. The following table presents the results of this analysis:

	Selected Companies as of 29-May-15(1)		Altera IBES			Altera Forecasts
Price/Earnings(2) Ratio	Range	Median	As of 26- Mar 15	As of 29- May-15	At Transaction Price	As of 26- Mar-15	As of 29- May-15	At Transaction Price
CY2015E	15.9x - 91.0x	21.9x	21.0x	39.1x	43.2x	21.0x	32.3x	35.7x
CY2016E	14.8x - 58.0x	20.3x	18.0x	30.5x	33.8x	18.7x	26.3x	29.1x

(1)	Broadcom excluded from calculation of range and median of selected companies due to pending merger.
(2)	All projections adjusted to include stock based compensation expense.

Selected Transactions Analysis

Goldman Sachs analyzed certain information relating to the following selected transactions in the semiconductor industry since 2011.

For each of the selected transactions, Goldman Sachs calculated and compared aggregate equity consideration as a multiple of the then forward fiscal year’s net income (including stock based compensation expense), and the offer price premium over undisturbed stock price. For purposes of this analysis, forward fiscal year represents (1) the next fiscal year if the target is more than half way through the current fiscal year as of the date of announcement; and (2) the current fiscal year if the target is less than half way through the current fiscal year as of the date of announcement.

While none of the companies that participated in the selected transactions are directly comparable to Altera, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Altera’s results, market size and product profile.

The applicable information from these transactions is summarized as follows:

Announced Date	Acquirer	Target	Premium Over Undisturbed	Forward Fiscal Year Multiple: Net Income (Incl. SBC)(1)
5/28/2015	Avago Technologies Limited	Broadcom Corporation	23.7%	19.8x
2/25/2015	Avago Technologies Limited	Emulex Corporation	25.8	29.9
10/14/2014	QUALCOMM Incorporated	CSR plc	56.5	34.7
8/20/2014	Infineon Technologies AG	International Rectifier Corporation	50.6	33.4
8/14/2014	Hua Capital Management	OmniVision Technologies, Inc.	17.9	25.7
6/9/2014	Analog Devices, Inc.	Hittite Microwave Corporation	28.8	34.0
4/29/2014	Cirrus Logic, Inc.	Wolfson Microelectronics plc	75.4	NM
12/16/2013	Avago Technologies Limited	LSI Corporation	41.0	22.5
11/7/2013	Tsinghua Unigroup Ltd.	RDA Microelectronics, Inc.	33.3	14.9
8/15/2013	Maxim Integrated Products, Inc.	Volterra Semiconductor Corporation	55.4	48.3
6/21/2013	Tsinghua Unigroup Ltd.	Spreadtrum Communications, Inc.	39.0	12.8
5/2/2012	Microchip Technology Incorporated	Standard Microsystems Corporation	41.0	28.6
9/12/2011	Broadcom Corporation	NetLogic Microsystems, Inc.	56.7	41.0
4/4/2011	Texas Instruments Incorporated	National Semiconductor Corporation	77.7	20.8
1/5/2011	QUALCOMM Incorporated	Atheros Communications, Inc.	21.6	39.5
		High	77.7%	48.3x
		Average	44.3	29.7
		Median	41.0	29.9
		Low	17.9	12.8

(1)	Forward fiscal year represents: (1) the next fiscal year if target is more than half way through the current fiscal year as of the date of announcement; and (2) the current fiscal year if target is less than half way through the current fiscal year as of the date of announcement

Taking into account the results of this analysis, Goldman Sachs applied a reference range of price to forward earnings multiple of 20x to 35x, implying an illustrative range of values per share of common stock of $30.22 to $52.88.

Illustrative Present Value of Future Stock Price Analysis

Goldman Sachs calculated an illustrative range of implied present values per share of common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings and its assumed price to future earnings per share. For purposes of this analysis, Goldman Sachs applied an illustrative range of one-year forward price to earnings ratios of 18.0x to 23.0x to the estimated GAAP EPS of Altera for fiscal years 2016 to 2019 using the Forecasts to derive a range of undiscounted prices per share for the common stock. Goldman Sachs then applied a discount rate of 10.2%, reflecting an estimate of Altera’s cost of equity, to such undiscounted prices per share and increased its calculation for the present value of dividends per share of common stock as assumed by Altera management in the Forecasts to derive an illustrative range of present values per share of common stock of $31.59 to $61.33. For the purposes of this calculation, numbers were discounted to March 31, 2015.

Illustrative Discounted Cash Flow Analysis

Goldman Sachs performed an illustrative discounted cash flow analysis of Altera based on estimates of unlevered free cash flows of Altera as reflected in the Forecasts to derive an illustrative range of implied present values per share for Altera as of March 31, 2015. Utilizing discount rates ranging from 10.5% to 12.5%, reflecting estimates of Altera’s weighted average cost of capital, Goldman Sachs derived an illustrative range of implied enterprise values for Altera by discounting to present value as of March 31, 2015, (1) estimates of the unlevered free cash flows for Altera during the nine-month period ended December 31, 2015, and the years 2016 to 2024, as reflected in the Forecasts; and (2) a range of illustrative terminal values for Altera as of December 31, 2024. Goldman Sachs derived the range of illustrative terminal values for Altera by applying illustrative perpetuity growth rates ranging from 2.0% to 4.0% to Altera management’s estimated terminal unlevered free cash flow for Altera as reflected in the Forecasts. Goldman Sachs then added the present value of the illustrative terminal value with the present values of the unlevered free cash flows for each of the nine-month periods ended December 31, 2015, and the years 2016 to 2024 and subtracted the assumed amount of Altera’s net debt as of March 27, 2015 (based on public filings) to calculate a range of illustrative equity values for Altera. Goldman Sachs then divided this range of illustrative equity values by the number of fully diluted shares of common stock based on data and calculations provided by Altera management for basic shares, stock options, RSUs and PRSUs outstanding to derive a range of illustrative present values per share of common stock of $43.29 to $59.68.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Altera or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Altera Board as to the fairness, as of May 31, 2015, from a financial point of view of the $54.00 in cash per share of common stock to be paid to the holders (other than Intel and its affiliates) of common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Altera, Intel, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The $54.00 in cash per share of common stock to be paid to the holders of common stock pursuant to the merger agreement was determined through arm’s-length negotiations between Altera and Intel and was approved by the Altera Board. Goldman Sachs provided advice to Altera during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Altera or the Altera Board or that any specific amount of consideration constituted the only appropriate consideration for the transactions contemplated by the merger agreement.

As described above, Goldman Sachs’ opinion to the Altera Board was one of many factors taken into consideration by the Altera Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Altera, Intel, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs acted as financial advisor to Altera in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Intel and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as a participant in Intel’s commercial paper program since 2011, and having acted as financial advisor to Intel on its acquisition of Stonesoft Oyj in July 2013. During the two year period ended May 31, 2015, the Investment Banking Division of Goldman Sachs has received compensation for financial advisory and/or underwriting services provided to Intel and/or its affiliates of approximately $3.9 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Altera, Intel and their respective affiliates for which Goldman Sachs’ Investment Banking Division may receive compensation.

The Altera Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement dated January 5, 2015, Altera engaged Goldman Sachs to act as its financial advisor in connection with a possible sale. The engagement letter between Altera and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of June 1, 2015, at approximately $35 million, approximately $7 million of which became payable upon execution of the merger agreement and the remainder of which is contingent upon consummation of the transactions contemplated by the merger agreement. In addition, Altera has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Forecasts

Although Altera does not, as a matter of course, publicly disclose projections as to its future financial performance, Altera provided certain internal financial analyses and projections, for 2015 through 2019, to Intel. In addition, based on certain estimates and assumptions of Altera management, the Altera Board considered financial information for the period 2020 to 2024 extrapolated from the forecasts for the period 2015 through 2019. We refer to the forecasts for 2015 to 2019 together with the financial information for 2020 to 2024 as the “Forecasts.”

The Forecasts were not prepared with a view to compliance with (1) generally accepted accounting principles as applied in the United States, which we refer to as “GAAP;” (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Forecasts included in this proxy statement were not prepared by, and are not the responsibility of, PricewaterhouseCoopers LLP, our independent registered public accounting firm. Furthermore, PricewaterhouseCoopers LLP has not examined, reviewed, compiled or otherwise applied procedures to the Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion on, them.

The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to Altera’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.

Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Forecasts set forth below. Although the Forecasts are presented with numerical specificity, the Forecasts reflect numerous assumptions and estimates as to future events made by Altera management that they believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to Altera management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include (1) general economic conditions; (2) the accuracy of certain accounting assumptions; (3) changes in actual or projected cash flows; (4) competitive pressures; and (5) changes in tax laws. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Altera Board, Altera or any other recipient of this information considered, or now considers, the Forecasts to be predictive of actual future results. The Forecasts are not included in this proxy statement in order to induce any Altera stockholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting. Altera does not intend to update or otherwise revise the Forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Forecasts are shown to be in error or no longer appropriate.

As referred to below, EBITDA is a financial measure commonly used in the semiconductor industry but is not defined under GAAP. EBITDA represents income before interest, income taxes, depreciation and amortization. We believe that EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results. We believe that EBITDA facilitates company-to-company operating performance comparisons by adjusting for potential differences caused by variations in capital structures (affecting net interest expense), taxation (such as the impact of differences in effective tax rates or net operating losses), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. EBITDA has limitations, including that it is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.

(in millions, except per share amounts)

	2014A	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$1,932	$1,868	$2,100	$2,286	$2,655	$3,113	$3,517	$3,834	$4,064	$4,227	$4,353
Gross profit	$1,284	$1,255	$1,428	$1,555	$1,803	$2,112	$2,387	$2,602	$2,758	$2,868	$2,954
Operating expenses	$740	$729	$775	$790	$822	$855	$966	$1,053	$1,116	$1,161	$1,196
EBITDA	$609	$588	$714	$826	$1,042	$1,319	$1,482	$1,610	$1,699	$1,760	$1,811
Net income(1)	$473	$456	$559	$657	$854	$1,093	$1,235	$1,346	$1,428	$1,487	$1,533
Unlevered free cash flow	$547	$460	$552	$650	$808	$1,071	$1,213	$1,296	$1,405	$1,459	$1,474
Diluted shares outstanding	311.9	302.1	300.9	301.7	303.0	304.0	304.6	305.0	305.2	305.2	305.3
Earnings per share	$1.52	$1.51	$1.86	$2.18	$2.82	$3.59	$4.05	$4.41	$4.68	$4.87	$5.02
Dividends per share	$0.66	$0.72	$1.05	$1.43	$1.90	$2.23	$2.43	$2.57	$2.68	$2.76	$2.85

(1)	All projections include stock based compensation expense.

Reconciliation of EBITDA to Net Income

The Forecasts include a forecast of Altera’s EBITDA. A reconciliation of the differences between EBITDA and net income, a financial measurement prepared in accordance with GAAP, is set forth below. Other than in connection with the preparation of this proxy statement, Altera did not provide Intel with this reconciliation.

(in millions)
(totals may not add due to rounding)

	2014A	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
Net Income	$473	$456	$559	$657	$854	$1,093	$1,235	$1,346	$1,428	$1,487	$1,533
Add back:
Interest expense / (income)	$19	$7	$(17)	$(18)	$(20)	$(22)	$(24)	$(27)	$(30)	$(33)	$(36)
Taxes	$51	$63	$111	$126	$146	$186	$211	$230	$244	$254	$262
Depreciation	$56	$52	$52	$52	$52	$52	$52	$52	$52	$52	$52
Amortization	$10	$10	$9	$9	$9	$9	$9	$9	$5	$—	$—

EBITDA	$609	$588	$714	$826	$1,042	$1,319	$1,482	$1,610	$1,699	$1,760	$1,811

Interests of Altera’s Directors and Executive Officers in the Merger

When considering the recommendation of the Altera Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Altera stockholders generally, as more fully described below. The Altera Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the merger agreement and the merger and recommending that the merger agreement be adopted by Altera stockholders.

Insurance and Indemnification of Directors and Executive Officers

For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of Equity-Based Awards

As used in this proxy statement, the terms below have the following meanings:

•	“exchange ratio” means a fraction, the numerator of which is $54.00 and the denominator of which is the average closing price of Intel common stock on NASDAQ over the five trading days immediately preceding (but not including) the closing date of the merger;

•	“continuing service providers” means persons who are employees and/or non-employee service providers of Altera or any of its subsidiaries who (1) are offered and accept employment and/or service prior to the effective time of the merger by Intel or any of its subsidiaries; (2) at the effective time of the merger continue their employment and/or service with Altera or any of its subsidiaries; or (3) remain or become at the effective time of the merger employees and/or non-employee service providers of Altera or, outside the U.S., at the effective time of the merger remain or become employees of Altera, Intel or any subsidiary as required by applicable law; and

•	“specified non-U.S. jurisdiction exception” means any Altera equity award that is subject to the laws of a non-U.S. jurisdiction and for which Intel determines may not be assumed (1) under a law of the relevant non-U.S. jurisdiction; (2) under the policies and practices of Intel with respect to the grant of equity awards in the relevant non-U.S. jurisdiction; or (3) due to Intel’s administrative practices with respect to equity awards.

Treatment of Stock Options

As of the record date, there were [●] outstanding options held by our directors and executive officers. At the effective time of the merger, each option to purchase shares of Altera common stock outstanding immediately prior to the effective time of the merger that is then unvested, held by a continuing service provider and not subject to the specified non-U.S. jurisdiction exception will be assumed by Intel and automatically converted into an option to acquire, on substantially the same terms and conditions applicable to such option immediately prior to the merger, a number of shares of Intel common stock (rounded down to the nearest whole number) equal to the product of (1) the number of shares of common stock that would be issuable upon exercise of such assumed option immediately prior to the effective time of the merger and (2) the exchange ratio. The per share exercise price for assumed stock options will equal the quotient determined by dividing the per share exercise price for the stock option immediately prior to the effective time by the exchange ratio (rounded up to the nearest whole cent).

At the effective time of the merger, each stock option outstanding immediately prior to the effective time of the merger that is not assumed by Intel (including by reason of being vested, because such stock option is not held by a continuing service provider or because it is subject to the specified non-U.S. jurisdiction exception) will be cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying (1) the excess, if any, of $54.00 over the applicable per share exercise price of such cancelled stock option by (2) the number of shares of common stock subject to such cancelled option. Each non-employee director will receive the cash payment with respect to any shares subject to stock options described in this paragraph.

In addition, each executive officer is eligible to receive accelerated vesting of 100% of the remaining unvested portion of his or her stock options under his or her change in control and severance agreement in connection with an involuntary termination of employment other than for cause, or if the executive officer voluntarily terminates his or her employment for good reason, during the period three months prior to, and 12 months following, the effective time of the merger, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination Following Change-in-Control.”

Treatment of RSUs

As of the record date, there were [●] outstanding RSUs held by our directors and executive officers. At the effective time of the merger, each RSU outstanding immediately prior to the effective time of the merger that is then unvested (and does not otherwise vest by its terms at the effective time of the merger), held by a continuing service provider and not subject to the specified non-U.S. jurisdiction exception will be assumed by Intel and automatically converted into a restricted stock unit representing the right to acquire, on substantially the same terms and conditions applicable to such RSU immediately prior to the effective time of the merger, a number of shares of Intel common stock (rounded down to the nearest whole number) calculated by multiplying (1) the number of shares of common stock that would be issuable under such assumed RSU immediately prior to the effective time of the merger by (2) the exchange ratio.

At the effective time of the merger, each RSU outstanding immediately prior to the effective time of the merger that is not assumed by Intel (including because such RSU is not held by a continuing service provider or because it is subject to the specified non-U.S. jurisdiction exception) will be cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying $54.00 by the number of shares of common stock subject to such cancelled RSU. Each non-employee director will not be a continuing service provider after the merger and, pursuant to the terms of Altera’s 2005 Equity Incentive Plan, as amended, will receive the cash payment described in this paragraph with respect to any shares subject to RSUs.

In addition, each executive officer is eligible to receive accelerated vesting of 100% of the remaining unvested portion of his or her RSUs under his or her change in control and severance agreement in connection with an involuntary termination of employment other than for cause, or if the executive officer voluntarily terminates his or her employment for good reason, during the period three months prior to, and 12 months following, the effective time of the merger, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination Following Change-in-Control.”

Treatment of PRSUs

As of the record date, there were [●] outstanding PRSUs held by our executive officers. Other than Mr. Daane, no director holds any PRSUs. At the effective time of the merger, each PRSU outstanding immediately prior to the effective time of the merger that is then unvested, held by a continuing service provider and not subject to the specified non-U.S. jurisdiction exception will be assumed by Intel and automatically converted into a restricted stock unit representing the right to acquire, on substantially the same terms and conditions applicable to such PRSU immediately prior to the effective time of the merger (as such terms and conditions are amended as described below), a number of shares of Intel common stock (rounded down to the nearest whole number) calculated by multiplying (1) the number of shares of common stock that would be issuable under such assumed PRSU immediately prior to the effective time of the merger by (2) the exchange ratio.

At the effective time of the merger, each PRSU outstanding immediately prior to the effective time of the merger that is not assumed by Intel (including because such PRSU is not held by a continuing service provider or because it is subject to the specified non-U.S. jurisdiction exception) will be cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying $54.00 by the number of shares of common stock subject to such cancelled PRSU.

Acceleration of PRSUs

The terms of the PRSUs provide that in connection with a “corporate transaction” (as such term is defined in Altera’s 2005 Equity Incentive Plan, as amended, and which includes the consummation of the merger) a grantee will vest in a number of shares equal to (1) (a) the number of calendar months (including any partial month) that have elapsed from the vesting commencement date of the PRSU through the effective time of the merger (b) divided by 36, multiplied by (2) the number of “calculated shares” with the result rounded down to the nearest whole share. The determination of calculated shares is based upon Altera’s total shareholder return compared to the Philadelphia Semiconductor Sector Total Return Index for the truncated performance period ending upon the effective time of the merger. The remaining calculated shares subject to a PRSU that do not vest as described upon the effective time will subsequently vest in a time-based manner on the originally scheduled vesting date, subject to the grantee’s continued employment through such date.

In addition, each executive officer is eligible to receive accelerated vesting of 100% of the remaining unvested portion of his or her PRSUs under his or her change in control and severance agreement in connection with an involuntary termination of employment other than for cause, or if the executive officer voluntarily terminates his or her employment for good reason, during the period three months prior to, and 12 months following, the effective time of the merger, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination Following Change-in-Control.

Equity Interests of Altera’s Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards currently held by each of Altera’s executive officers and non-employee directors outstanding as of June 15, 2015. The table also sets forth the values of these shares and equity awards (other than PRSUs) based on the $54.00 per share merger consideration (minus the applicable exercise price for the options).

The determination of the value of PRSUs requires making assumptions about stock price performance of the common stock and the Philadelphia Semiconductor Sector Total Return Index for a certain period prior to the closing of the merger. With respect to determining the value of PRSUs, solely for purposes of preparing the estimates shown in this table, it is assumed that the (1) average closing stock price for the 60 calendar day period ending on the date of the merger is $54.00 (the per share merger consideration); (2) average Philadelphia Semiconductor Sector Total Return Index closing price for the 60 calendar day period ending on the date of the merger is $774.70 (which is the average Philadelphia Semiconductor Sector Total Return Index closing price for the 60 calendar day period ending on June 15, 2015); and (3) closing date of the merger is January 1, 2016. Accordingly, the value for the PRSUs set forth below are only estimates for purposes of this table and the actual amounts may be higher or lower based on the actual stock price performance of the common stock and the Philadelphia Semiconductor Sector Total Return Index. No new shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the merger.

Equity Interests of Altera’s Executive Officers and Non-Employee Directors

Name	Shares Held (#)	Shares Held ($)	Options (#)	Options ($)	RSUs Held (#)	RSUs Held ($)	PRSUs Held (#)	PRSUs Held ($)	Total ($)
Danny K. Biran	—	—	67,972	837,821	51,955	2,805,570	42,949	2,319,246	5,962,637
A. Blaine Bowman	8,551	461,754	40,000	751,600	5,275	284,850	—	—	1,498,204
John P. Daane	890,461	48,084,894	874,298	16,181,226	193,148	10,429,992	477,683	25,794,882	100,490,994
Elisha W. Finney	9,901	534,654	20,000	331,500	5,275	284,850	—	—	1,151,004
William Y. Hata	28,449	1,536,246	75,240	1,072,076	63,212	3,413,448	55,939	3,020,706	9,042,476
Bradley Howe	30,488	1,646,352	23,240	480,836	64,951	3,507,354	62,726	3,387,204	9,021,746
Kevin J. Lyman	11,829	638,766	40,268	609,465	35,015	1,890,810	24,084	1,300,536	4,439,577
Kevin McGarity	31,319	1,691,226	10,000	304,800	5,275	284,850	—	—	2,280,876
Mark J. Nelson	—	—	8,373	162,626	59,749	3,226,446	54,308	2,932,632	6,321,704
T. Michael Nevens	12,938	698,652	—	—	5,275	284,850	—	—	983,502
Ronald J. Pasek	43,179	2,331,666	72,990	1,331,806	75,412	4,072,248	68,201	3,682,854	11,418,574
Krish A. Prabhu	9,287	501,498	—	—	5,275	284,850	—	—	786,348
Shane V. Robison	7,079	382,266	40,000	937,072	5,275	284,850	—	—	1,604,188
Katherine J. Schuelke	33,912	1,831,248	46,268	677,685	50,988	2,753,352	45,930	2,480,220	7,742,505
John Shoemaker	31,319	1,691,226	41,667	1,385,210	5,275	284,850	—	—	3,361,286
Thomas H. Waechter	10,594	572,076	40,000	544,800	5,275	284,850	—	—	1,401,726
Jeffrey W. Waters	1,661	89,694	16,479	270,965	71,074	3,837,996	67,102	3,623,508	7,822,163

Non-Qualified Deferred Compensation Plan

All of our U.S.-based employees in director-level and above positions, including our executive officers, are eligible to defer a portion of their base salary, annual cash incentive compensation and/or sales incentives into our Non-Qualified Deferred Compensation Plan, which we refer to as the “Deferred Compensation Plan.” In general, benefits under the Deferred Compensation Plan are not distributed until a “distribution event” has occurred. In the event of a change of control (as defined in the Deferred Compensation Plan), for participants who made the appropriate election, the change of control may constitute a distribution event, and the participant may receive distributions of his or her plan assets pursuant to the preceding sentence, but a change of control will not result in any benefits enhancements under the Deferred Compensation Plan. The consummation of the merger will constitute a change of control under the Deferred Compensation Plan, resulting in a distribution of an aggregate of $6,521,149.05 to our executive officers.

Payments Upon Change-in-Control or Termination Following Change-in-Control

Mr. Daane’s Change of Control and Severance Agreement

Mr. Daane’s change of control and severance agreement has an initial three-year term, commencing on October 14, 2014, and renews automatically for one year terms, unless a timely notice of non-renewal is provided.

If we terminate Mr. Daane’s employment without “cause” (excluding in instances of death or disability), and the termination occurs outside of the “change of control period,” then, subject to the satisfaction of the conditions set forth in the agreement, he will receive all accrued but unpaid vacation, expense reimbursements, wages and other benefits due to him under our plans, policies and arrangements, or as required by law. In addition, he will receive a lump-sum payment (less applicable withholding taxes) equal to 18 months of his annual base salary as in effect immediately prior to termination, and, if he elects continuation of health care coverage, we will be obligated to pay the premiums until the earlier of 18 months following the termination date or when he and/or his eligible dependents become eligible for health insurance from a new employer.

If we terminate Mr. Daane’s employment without cause (excluding in instances of death or disability), or if he resigns from his employment for “good reason,” and his termination or resignation occurs during the change of control period, then, subject to the satisfaction of the conditions set forth in the agreement, he will receive:

•	all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to him under our plans, policies and arrangements, or as required by law;

•	a lump-sum payment (less applicable withholding taxes) equal to 18 months of his annual base salary as in effect immediately prior to termination;

•	a lump sum payment equal to 150% of the higher of:

•	the greater of his target bonus as in effect for the fiscal year in which the change of control occurs or his target bonus as in effect for the fiscal year in which his termination of employment occurs; or

•	his actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs;

•	all of his then-outstanding and unvested equity awards will become vested in full upon the date of his termination, with the number of shares of performance-based equity awards to be determined based upon the greater of the number of shares that would vest under the terms of the agreement applicable to the equity award, and the number of shares equal to 100% of the number of shares that have been earned under the terms of the equity award assuming the performance criteria had been achieved at target levels for the relevant performance period or periods; and

•	premiums for health care coverage until the earlier of 18 months following the termination date or when he and/or his eligible dependents become eligible for health insurance from a new employer, if he elects continuation of health care coverage.

If Mr. Daane voluntarily resigns (other than for good reason during the change of control period), is terminated for cause, or his employment terminates due to death or disability, then he will not be entitled to receive any other severance or other benefits, except those (if any) established under our then-existing written severance and benefit plans and practices or pursuant to any other written agreements with us.

The agreement further provides that, to the extent that the benefits provided under the agreement or otherwise payable to Mr. Daane would constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and, but for the provisions of the agreement, would be subject to the excise tax imposed by Section 4999 of the Code, then his benefits will be either delivered in full or delivered to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code. In addition, the payment of any benefits may be delayed until the occurrence of specified timeframes or events in accordance with provisions of Section 409A of the Code (in the event that such provision is applicable to the severance pay or benefits).

Change of Control and Severance Agreement for Our Other Executive Officers

The executive officers other than Mr. Daane have each entered into a change of control and severance agreement that differs from Mr. Daane’s agreement in certain respects. The agreements with the other named executive officers have the same term and provisions for automatic renewal that are specified in Mr. Daane’s agreement, and provide for the same treatment of severance and other benefits in the event of the applicability of Sections 409A, 280G and 4999 of the Code. Like Mr. Daane’s agreement, the agreements with the other named executive officers provide that in the event that the executive officer voluntarily resigns (other than for good reason during the change of control period), is terminated for cause, or his or her employment terminates due to death or disability, then the executive officer will not be entitled to receive any other severance or other benefits, except those (if any) established under our then-existing written severance and benefit plans and practices or pursuant to any other written agreements.

Under the terms of these agreements, if we terminate any of the other named executive officers without cause (excluding in instances of death or disability), and such termination occurs outside of the change of control period, then, subject to the satisfaction of the conditions set forth in the agreement, the executive officer will receive all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to the executive officer under our plans, policies and arrangements, or as required by law. In addition, the executive officer will receive a lump-sum payment (less applicable withholding taxes) equal to 12 months of the executive officer’s annual base salary as in effect immediately prior to termination, and if the executive officer elects continuation of health care coverage, we will be obligated to pay the premiums until the earlier of 12 months following the termination date or when the executive and/or his or her eligible dependents become eligible for health insurance from a new employer.

If we terminate the employment of any of the other named executive officers without cause (excluding in instances of death or disability), or if any of the other named executive officers resigns from the company for good reason, and such termination or resignation occurs during the change of control period, then, subject to the satisfaction of the conditions set forth in the agreement, the executive officer will receive:

•	all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due under our plans, policies and arrangements, or as required by law;

•	a lump-sum payment (less applicable withholding taxes) equal to 12 months of his or her annual base salary as in effect immediately prior to termination;

•	a lump sum payment equal to 100% of the higher of:

•	the greater of the executive officer’s target bonus as in effect for the fiscal year in which the change of control occurs or his or her target bonus as in effect for the fiscal year in which his or her termination of employment occurs; or

•	the executive officer’s actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs;

•	all of the executive officer’s then-outstanding and unvested equity awards will become vested in full upon the date of termination, with the number of shares of performance-based equity awards to be determined based upon the greater of the number of shares that would vest under the terms of the agreement applicable to the equity award, and the number of shares equal to 100% of the number of shares that have been earned under the terms of the equity award assuming the performance criteria had been achieved at target levels for the relevant performance period or periods; and

•	premiums for health insurance coverage, until the earlier of 12 months following the termination date or when the executive officer and/or his or her eligible dependents become eligible for health insurance from a new employer, if he or she elects continuation of such coverage.

For the purposes of all of these agreements, including Mr. Daane’s, the term “cause” is defined as:

•	willful and material failure to perform the executive officer’s stated duties, and the continued failure to cure such failure to our reasonable satisfaction within 30 days following written notice of such failure;

•	a material violation of our policies or any written agreement or covenant with us;

•	a conviction of, or entry of a plea of guilty or nolo contendere to, a felony;

•	a willful act that constitutes gross misconduct and which is injurious to us, including actual and potential reputational harm to us;

•	the commission of any act of fraud, embezzlement, dishonesty or material misappropriation from us;

•	the unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom the executive officer owes an obligation of nondisclosure as a result of his or her relationship with us; or

•	willful failure to cooperate with an investigation by a governmental authority or by an independent committee of the Altera Board.

The term “good reason” is defined as an executive officer’s voluntary termination, within 30 days following the expiration of any cure period following the occurrence of one or more of the following, without the executive officer’s consent:

•	a material reduction of duties, authority, or responsibilities, relative to title, duties, authority, or responsibilities as in effect immediately prior to such reduction;

•	a material reduction (5% or more) by us of annual base salary and/or target or guaranteed bonus as in effect on the effective date of the agreement (or, if lower, as in effect immediately prior to the reduction), except to the extent the base salaries and/or target or guaranteed bonus of all of our other senior executive officers are similarly reduced;

•	our failure to obtain assumption of the change of control and severance agreement by any successor; or

•	a material change in the geographic location of the executive officer’s principal workplace, except that a relocation of less than 30 miles from his or her principal workplace would not be considered a material change in geographic location.

The term “change of control” is defined as the occurrence of any of the following events:

•	a change in our ownership which occurs on the date that any one person, or more than one person acting as a group (collectively, a “person”), acquires ownership of our stock that, together with the stock held by such person, constitutes more than 50% of the total voting power of our stock; provided, however, that the acquisition of additional stock by any one person who is considered to own more than 50% of the total voting power of our stock will not be considered a change of control;

•	a change in the effective control of us which occurs on the date that a majority of members of the board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or

•	a change in the ownership of a substantial portion of our assets which occurs on the date that any person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions, except for the following which will not constitute a change in the ownership of a substantial portion of our assets:

•	a transfer to an entity that is controlled by our stockholders immediately after the transfer; or

•	a transfer of assets by us to: (1) our stockholders (immediately before the asset transfer) in exchange for or with respect to our stock; (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; (3) a person that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock; or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock.

A transaction will not be deemed a change of control unless it qualifies as a change in control event within the meaning of Section 409A of the Code. Further, a transaction will not be considered a change of control if its sole purpose is to change our state of incorporation or create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction.

The term “change of control period” is defined as the period beginning three months prior to, and ending 12 months following, a change of control.

The value of any triggered payments and benefits under their respective change of control and severance agreements for our named executive officers are set forth in the section of this proxy statement captioned “—Golden Parachute Compensation.” In addition, the value of any triggered payments and benefits under their respective change of control and severance agreements for our four other executive officers total an aggregate of $21,329,003.

Employment Arrangements Following the Merger

As of the date of this proxy statement, none of Altera’s executive officers have reached an understanding on potential employment or other retention terms with the surviving corporation or with Intel, and no Altera executive officers have entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Intel following the consummation of the merger. However, prior to the effective time of the merger, Intel may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Altera’s employees, to be effective as of the effective time of the merger. In addition, as disclosed in the section of this proxy statement captioned “The Merger Agreement—Employee Benefits,” Intel has agreed to assume the obligations and succeed to the rights of Altera under each of the Change of Control and Severance Agreements with Altera’s current executive officers.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or that otherwise relates to the merger that will or may become payable to each of our named executive officers in connection with the merger. For further information regarding this compensation, see the section of this proxy statement captioned “—Interests of Altera’s Directors and Officers in the Merger.”

Altera’s “named executive officers” for purposes of the disclosure in this proxy statement are Messrs. Daane, Pasek, Hata, Howe and Waters. The following table sets forth the information required by Item 402(t) of Regulation S-K published by the SEC regarding certain compensation that each of Altera’s named executive officers may receive that is based on, or that otherwise relates to, the merger. The figures in the table are estimated based on (1) compensation and benefit levels as of June 15, 2015; (2) an assumed effective date of January 1, 2016, for the merger; and (3) the termination of the named executive officer’s employment without cause on the day immediately following such effective date for the merger. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including an assumption that the employment of each of Altera’s named executive officers will be terminated without cause at the effective time of the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of Altera’s common stock have been calculated based on a per share price of $54.00 (the per share merger consideration).

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)(3)	Perquisites / Benefits ($)(4)	Total ($)
John P. Daane	3,000,000	34,321,930	33,536	37,355,466
Ronald J. Pasek	828,000	7,524,311	18,614	8,370,925
William Y. Hata	720,000	6,068,363	19,466	6,807,829
Bradley Howe	720,000	6,866,267	22,357	7,608,624
Jeffrey W. Waters	720,000	7,489,935	22,357	8,232,292

(1)	As described in the section of this proxy statement captioned “—Payments upon Change-in-Control or Termination Following Change-in-Control,” under the change of control severance agreements, upon a qualifying termination of employment in connection with a change of control, Messrs. Daane, Pasek, Hata, Howe and Waters would be entitled to (1) a payment equal to 12 months (or 18 months for Mr. Daane) of the named executive officer’s annual base salary; and (2) a payment equal to 100% (or 150% for Mr. Daane) of the greatest of the named executive officer’s (a) target bonus as in effect for the year in which the change of control occurs; (b) target bonus as in effect for the year in which the termination of employment occurs; and (c) actual bonus for the year prior to the year in which the termination of employment occurs. All such amounts are “double-trigger.”

The following table quantifies each separate form of cash severance included in the aggregate total reported in this column.

Name	Base Salary Component of Severance ($)	Bonus Component of Severance ($)
John P. Daane	1,200,000	1,800,000
Ronald J. Pasek	460,000	368,000
William Y. Hata	400,000	320,000
Bradley Howe	400,000	320,000
Jeffrey W. Waters	400,000	320,000

(2)

As described in the section of this proxy statement captioned “—Treatment of Equity-Based Awards—Acceleration of PRSUs,” a portion of PRSUs will accelerate and vest upon the merger based on (1) the pro-rated portion of the performance period that has elapsed through the merger; and (2) Altera’s total shareholder return compared to the Philadelphia Semiconductor Sector Total Return Index for the applicable truncated performance period ending upon the date of the merger. Solely for purposes of preparing the estimates shown in this table, it is assumed that the average closing stock price for the 60 calendar day period ending on the date of the merger is $54.00 (the per share merger consideration) and further assumed that the average Philadelphia Semiconductor Sector Total Return Index closing price for the 60 calendar day period ending on the date of the merger is $774.70 (which is the average Philadelphia Semiconductor Sector Total Return Index closing price for the 60 calendar day period ending on June 15, 2015).

The following table quantifies the value of PRSUs that accelerate and vest upon the merger based on the assumptions above. All such amounts are “single-trigger.”

Name	Vesting of PRSUs at the Effective Time of the Merger ($)
John P. Daane	11,883,780
Ronald J. Pasek	1,951,830
William Y. Hata	1,709,478
Bradley Howe	1,881,414
Jeffrey W. Waters	2,134,080

(3)	As described in the section of this proxy statement captioned “—Payments upon Change-in-Control or Termination Following Change-in-Control,” under the change of control and severance agreements, all of the equity awards would vest upon a qualifying termination of employment in connection with the merger. The value of the stock options is calculated by multiplying the number of accelerated stock options by the difference between the exercise price and $54.00 (the per share merger consideration). The value of the RSUs and PRSUs is based on the number of underlying unvested shares, multiplied by $54.00 (the per share merger consideration). For purposes of the table below, the number of PRSUs were calculated in accordance with the methodology described in footnote (2) above and does not otherwise include the portion of the PRSUs that were subject to “single-trigger” acceleration under footnote (2). The following table quantifies the value of equity awards that accelerate upon a qualifying termination of employment in connection with the merger. All such amounts are “double-trigger.”

Name	Stock Options ($)	RSUs ($)	PRSUs ($)
John P. Daane	901,546	9,106,992	12,429,612
Ronald J. Pasek	120,209	3,721,248	1,731,024
William Y. Hata	120,209	2,927,448	1,311,228
Bradley Howe	120,209	3,358,854	1,505,790
Jeffrey W. Waters	195,993	3,670,434	1,489,428

(4)	As described in the section of this proxy statement captioned “—Payments upon Change-in-Control or Termination Following Change-in-Control,” under the change of control and severance agreements, amounts represent payment of the named executive officer’s group health insurance coverage premiums under COBRA, including coverage for the named executive officer’s eligible dependents enrolled immediately prior to termination, for a maximum period of 12 months (18 months for Mr. Daane). All such amounts are “double-trigger.”

Closing and Effective Time of the Merger

The closing of the merger will take place no later than the second business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing of the merger (as described under the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of each of such conditions.

Appraisal Rights

If the merger is consummated, Altera stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as “Section 262.”

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Altera stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously are the record holders of such shares through the effective time of the merger; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Altera’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Altera believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the merger agreement;

•	the stockholder must deliver to Altera a written demand for appraisal before the vote on the merger agreement at the special meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•	a stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to Altera, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform Altera of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Altera Corporation

101 Innovation Drive

San Jose, CA 95134

Attention: Corporate Secretary

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Altera a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Altera has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Altera believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Altera nor Intel anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights, and each of Altera and Intel reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the effective time of the merger. If no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•	tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders who received their shares of common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

•	tax consequences to holders who own an equity interest, actually or constructively, in Intel or the surviving corporation following the merger;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences to holders who are “controlled foreign corporations,” “passive foreign investment companies” or “personal holding companies” for U.S. federal income tax purposes;

•	tax consequences arising from the Medicare tax on net investment income;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; or

•	tax consequences to holders that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•	Altera is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock, which we refer to as the “relevant period,” and, if shares of common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

General

Altera and Intel have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement, including taking all reasonable actions and doing all things reasonably necessary to (1) resolve any objections from a governmental body; and (2) avoid or eliminate any impediment that may be asserted by a governmental body. However, Intel is not obligated to consent or offer to divest or hold separate any business or assets of Intel or Altera. Additionally, under the merger agreement Intel agreed to litigate and defend against any legal proceeding brought by a governmental body seeking to (1) challenge or prohibit the consummation of the merger; (2) limit or place conditions on the ownership or operation by Altera or Intel of its respective business or assets or require such party to divest or hold separate any of its business or assets; (3) limit Intel’s ability to acquire Altera stock; (4) require divestiture by Intel of any shares of Altera stock; or (5) that would reasonably be expected to materially dilute the benefits to Intel of the transactions contemplated by the merger agreement.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until Altera and Intel file a notification and report form with the Federal Trade Commission, which we refer to as the “FTC,” and the Antitrust Division of the Department of Justice, which we refer to as the “DOJ,” under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Altera and Intel made the necessary filings with the FTC and the Antitrust Division of the DOJ on July 7, 2015.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division of the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Foreign Competition Laws

Altera and Intel conduct business in Member States of the European Union. Council Regulation (EC) No. 139/2004, as amended, and accompanying regulations require notification of and approval by the European Commission of mergers or acquisitions involving parties with worldwide sales and European Union sales exceeding given thresholds before these mergers and acquisitions can be implemented. The parties will file a formal notification of the transaction with the European Commission as promptly as reasonably practicable and advisable.

Pursuant to Council Regulation (EC) No. 139/2004, the European Commission has 25 business days from the day following the date of receipt of a complete notification, which period may be extended to 35 business days under certain circumstances, in which to consider whether the merger would significantly impede effective competition in the common market (as defined by European Community regulations) or a substantial part of it, in particular as a result of the creation or strengthening of a dominant position. By the end of that period, the European Commission must issue a decision either clearing the merger, which may be conditional upon satisfaction of the parties’ undertakings, or opening an in-depth “Phase II” investigation. A Phase II investigation may last a maximum of an additional 125 business days. It is possible that an investigation could result in a challenge to the merger based on European Union competition law or regulations.

The completion of the merger is also subject to certain filing requirements and/or approvals under the competition laws of China, Japan, South Korea, Taiwan and Israel. The parties must also observe mandatory waiting periods and/or obtain the necessary approvals, clearances or consents in each of the required foreign jurisdictions before completing the merger. The parties will file merger notifications with the appropriate regulators in each of the required foreign jurisdictions as promptly as practicable and work cooperatively toward expedited regulatory clearances. In addition, the parties will be subject to the filing requirements and/or approvals under the competition laws of any other jurisdictions mutually agreed by the parties.

Other Regulatory Approvals

One or more governmental bodies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by Altera stockholders and the completion of the merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Legal Proceedings Regarding the Merger

In connection with entering into the merger agreement, six putative class action lawsuits have been filed by purported Altera stockholders in the Delaware Court of Chancery against the Altera Board, Intel, Acquisition Sub, and, in some cases, Altera. The actions are captioned Sciabucchi v. Daane et al., Case No. 11108-VCG; Goldstein v. Daane et al., Case No. 11126-VCG; Reinauer v. Altera et al., Case No. 11144-VCG; Braunstein v. Daane et al., Case No. Case No. 11146-VGC; Litwin v. Daane et al., Case No. 11160-VCG; and Robinson v. Daane et al., 11165-VCG. On June 26, 2015, these actions were consolidated as In re Altera Corp. Shareholder Litigation, Case No. 11108-VCG. The complaints allege, among other things, that members of the Altera Board breached their fiduciary duties to Altera stockholders by agreeing to a transaction that does not adequately reflect Altera’s true value, and that Intel, Acquisition Sub and/or Altera aided and abetted the Altera Board’s breaches of fiduciary duties. The complaints seek to enjoin the merger or, alternatively, seek rescission of the merger or an award of rescissory damages.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve and adopt the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth under the section of this proxy statement captioned “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to the proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The Altera Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present.

The Altera Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable by Altera to our named executive officers in connection with the merger.

We are asking stockholders to approve the compensation that will or may become payable by Altera to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers of in the Merger—Golden Parachute Compensation.” In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Altera’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Altera Board, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Altera Corporation approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Altera’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in Altera’s proxy statement for the special meeting.”

Stockholders should note that this proposal is not a condition to completion of the merger, and, as an advisory vote, the result will not be binding on Altera, the Altera Board or Intel. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The Altera Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully and in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Altera, Intel and Acquisition Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Intel and Acquisition Sub by Altera in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Altera, Intel and Acquisition Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Altera stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Altera, Intel or Acquisition Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Altera, Intel and Acquisition Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Altera, Intel, Acquisition Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Altera and our business.

Closing and Effective Time of the Merger

The closing of the merger will take place no later than the second business day following the satisfaction or waiver of all conditions to closing of the merger (described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of each of such conditions, or such other time agreed to in writing by Intel, Altera and Acquisition Sub. Concurrently with the closing of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of a certificate of merger, or at such later time as is agreed by the parties and specified in such certificate of merger.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Acquisition Sub will be merged with and into Altera and Altera will become a wholly owned subsidiary of Intel; and (2) the separate corporate existence of Acquisition Sub will cease. From and after the effective time of the merger, all of the property, rights, privileges, powers and franchises of Altera and Acquisition Sub will vest in the surviving corporation, and all of the debts, liabilities and duties of Altera and Acquisition Sub will become the debts, liabilities and duties of the surviving corporation.

Unless otherwise determined by Intel, at the effective time of the merger or immediately thereafter, the certificate of incorporation of Altera as the surviving corporation will be amended in its entirety to conform to the certificate of incorporation of Acquisition Sub as in effect immediately prior to the effective time of the merger, and the bylaws of the surviving corporation shall be amended and restated to conform to the bylaws of Acquisition Sub as in effect immediately prior to the effective time of the merger.

Unless otherwise determined by Intel prior to the effective time of the merger, the directors of Acquisition Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, and the officers of Altera immediately prior to the effective time of the merger will be the initial officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Conversion of Shares

Common Stock

At the effective time of the merger, each outstanding share of common stock (other than shares held by (1) Altera, Intel or their respective subsidiaries; and (2) Altera stockholders who have properly and validly exercised their appraisal rights under Delaware law with respect to such shares) will be converted into the right to receive the per share merger consideration (which is $54.00 per share, without interest and less any applicable withholding taxes). All shares converted into the right to receive the per share merger consideration will automatically be cancelled at the effective time of the merger.

At the effective time of the merger, each outstanding share of common stock held by Altera, Intel or Acquisition Sub shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. At the effective time of the merger, each outstanding share held by any wholly owned subsidiary of Altera or by any wholly owned subsidiary of Intel other than Acquisition Sub will remain issued and outstanding and no consideration shall be delivered in exchange therefor.

Equity Awards; ESPP

The merger agreement provides that Altera’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment in the merger:

Stock Options

At the effective time of the merger, each option to purchase shares of Altera common stock outstanding immediately prior to the effective time of the merger that is then unvested, held by a continuing service provider and not subject to the specified non-U.S. jurisdiction exception will be assumed by Intel and automatically converted into an option to acquire, on substantially the same terms and conditions applicable to such option, immediately prior to the merger, including vesting restrictions, a number of shares of Intel common stock (rounded down to the nearest whole number of shares of Intel common stock) equal to the product of (1) the number of shares of Altera common stock that would be issuable upon exercise of such assumed option immediately prior to the effective time of the merger; and (2) the exchange ratio. The per share exercise price for assumed stock options will equal the quotient determined by dividing the per share exercise price for the option immediately prior to the effective time of the merger the exchange ratio (rounded up to the nearest whole cent).

At the effective time of the merger, each stock option outstanding immediately prior to the effective time of the merger that is not assumed by Intel (including by reason of being vested, because such stock option is not held by a continuing service provider or because it is subject to the specified non-U.S. jurisdiction exception) will be cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying (1) the excess, if any, of $54.00 over the applicable per share exercise price of such cancelled stock option by (2) the number of shares of Altera common stock subject to such cancelled stock option.

Restricted Stock Units

At the effective time of the merger, each RSU outstanding immediately prior to the effective time of the merger that is then unvested, held by a continuing service provider and not subject to the specified non-U.S. jurisdiction exception will be assumed by Intel and automatically converted into a restricted stock unit representing the right to acquire, on substantially the same terms and conditions applicable to such RSU, immediately prior to the effective time of the merger, including vesting restrictions, a number of shares of Intel common stock (rounded down to the nearest whole number of shares of Intel common stock) calculated by multiplying (1) the number of shares of Altera common stock that would be issuable under such assumed RSU immediately prior to the effective time of the merger by (2) the exchange ratio.

At the effective time of the merger, each RSU outstanding immediately prior to the effective time of the merger that is not assumed by Intel (including by reason of the fact that such RSU is not held by a continuing service provider or because Intel will not assume it) will be cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying $54.00 by the number of shares of Altera common stock subject to such cancelled RSU.

Performance-Based Restricted Stock Units

At the effective time of the merger, each PRSU outstanding immediately prior to the effective time of the merger that is then unvested (and does not otherwise vest by its terms at the effective time of the merger), held by a continuing service provider and not subject to the specified non-U.S. jurisdiction exception will be assumed by Intel and automatically converted into a restricted stock unit representing the right to acquire, on substantially the same terms and conditions applicable to such PRSU, immediately prior to the effective time of the merger, including vesting restrictions, a number of shares of Intel common stock (rounded down to the nearest whole number of shares of Intel common stock) calculated by multiplying (1) the number of shares of common stock that would be issuable under such assumed PRSU immediately prior to the effective time of the merger by (2) the exchange ratio.

At the effective time of the merger, each PRSU outstanding immediately prior to the effective time of the merger that is not assumed by Intel (including because such PRSU is not held by a continuing service provider or because it is subject to the specified non-U.S. jurisdiction exception) will be cancelled and automatically converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) determined by multiplying $54.00 by the number of shares of Altera common stock subject to such cancelled PRSU.

Employee Stock Purchase Plan

The business day prior to the effective time of the merger will be treated as the final “purchase date” for purposes of the ESPP. Subject to the consummation of the merger, the ESPP will terminate upon the effective time of the merger. Prior to the effective time of the merger, Altera will take all actions necessary to (1) cause any outstanding offering period underway pursuant to the ESPP to be terminated as of one business day prior to the effective time of the merger; (2) make any pro rata adjustments that may be necessary to reflect the shortened offering period while treating the shortened offering period as a fully effective and completed offering period; (3) cause the exercise of each outstanding purchase right under the ESPP as of one business day prior to the effective time of the merger; (4) ensure that no individual is permitted to make a new election to purchase shares in the current offering period (subject to certain exceptions) or increase such participant’s election to purchase shares in any current offering period; and (5) provide notice to participants in the ESPP describing the aforementioned treatment of the ESPP. Altera may not amend the ESPP to increase the maximum payroll deduction rate in effect as of the date of the merger agreement or allow participation by individuals who were not otherwise eligible to participate in the ESPP as of the date of the merger agreement.

Exchange and Payment Procedures

Prior to the closing of the merger, Intel will designate a bank or trust company, which we refer to as the “paying agent,” to make payments of the merger consideration to Altera stockholders. At or prior to the effective time of the merger, Intel will deposit or cause to be deposited with the paying agent cash sufficient to pay the aggregate per share merger consideration to Altera stockholders in accordance with the merger agreement.

As soon as reasonably practicable following the effective time of the merger, the paying agent will send to each holder of record of shares of common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon receipt of (1) surrendered certificates (or an appropriate affidavit for lost, stolen or destroyed certificates) or book-entry shares representing the shares of common stock; and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the per share merger consideration in exchange therefor. The amount of any per share merger consideration paid to Altera stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the paying agent is not claimed within 180 days following the effective time of the merger, such cash will be returned to Intel, upon demand, and any stockholders who have not complied with the exchange procedures in the merger agreement will thereafter look only to Intel for satisfaction of their claims for payment. None of Intel, Acquisition Sub, Altera, the surviving corporation or the paying agent will be liable to any Altera stockholder with respect to any cash amounts properly delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar law.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the per share merger consideration, Intel, in its sole discretion, may require such stockholder to make an affidavit of the loss, theft or destruction, and to deliver a bond in such amount as Intel or the paying agent may direct as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

The merger agreement contains representations and warranties of Altera, Intel and Acquisition Sub.

Some of the representations and warranties in the merger agreement made by Altera are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means, with respect to Altera, any effect, change, development, event or circumstance that, considered together with all other effects, changes, developments, events or circumstances, has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on the business, condition (financial or otherwise) or results of operations of Altera and its subsidiaries, taken as a whole, except that the following shall not be deemed to constitute a Company Material Adverse Effect (and shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur):

•	adverse economic conditions in the United States or in other locations in which Altera and its subsidiaries have material operations (except to the extent that such conditions disproportionately affect Altera and its subsidiaries relative to other companies of comparable size in the same industries and geographies in which Altera and its subsidiaries operate);

•	adverse economic conditions that generally affect the industry in which Altera and its subsidiaries operate (except to the extent that such conditions disproportionately affect Altera and its subsidiaries relative to other companies of comparable size in the same industries and geographies in which Altera and its subsidiaries operate);

•	changes in the stock price or trading volume of Altera’s common stock (it being understood, however, that the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

•	Altera’s failure to meet any securities analysts’ published projections of Altera’s earnings, revenues or other financial performance or results of operations, or any failure by Altera to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

•	changes after the date of the merger agreement in legal requirements, other legal or regulatory conditions or in GAAP (except to the extent that such changes disproportionately affect Altera and its subsidiaries relative to other companies of comparable size in the same industries and geographies in which Altera and its subsidiaries operate);

•	changes after the date of the merger agreement in political conditions in the U.S. or any other country in the world, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the U.S. or any other country in the world;

•	acts of God, natural disasters, weather conditions or other calamities occurring after the date of the merger agreement;

•	the announcement or pendency of the merger agreement, including, to the extent arising therefrom: (1) losses of customers, suppliers, distributors or other business partners; or (2) losses of employees; and

•	any stockholder class action or derivative litigation commenced against Altera since the date of the merger agreement arising from allegations of breach of fiduciary duty by the members of the Altera Board relating to their approval of the merger agreement or from allegations of false or misleading public disclosure by Altera with respect to the merger agreement.

In the merger agreement, Altera has made customary representations and warranties to Intel and Acquisition Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	with respect to Altera and its subsidiaries: due organization; valid existence; good standing; authority to own, lease and operate all properties and assets; and qualification or license and good standing to conduct business as a foreign corporation;

•	the organizational documents of Altera and its subsidiaries;

•	the capital structure of Altera and the absence of preemptive rights;

•	the accuracy and timeliness of filings by Altera and its subsidiaries with the SEC since January 1, 2012, and certain related matters;

•	Altera’s internal controls over financial reporting and disclosure controls and procedures;

•	the accuracy of Altera’s financial reporting;

•	the conduct of the business of Altera and its subsidiaries and the absence of any change or circumstance that would have a Company Material Adverse Effect, in each case since December 31, 2014 through the date of the merger agreement;

•	sufficiency of title to the properties and assets of Altera and its subsidiaries;

•	real property owned, leased or subleased by Altera and its subsidiaries;

•	trademarks, patents, copyrights, trade secrets and other intellectual property matters;

•	the existence and enforceability of specified categories of Altera’s material contracts;

•	the absence of specified undisclosed liabilities;

•	compliance with legal requirements, including those related to conflict minerals, export controls matters and compliance with the Foreign Corrupt Practices Act and similar foreign, federal and state laws;

•	required consents, approvals and regulatory filings in connection with the merger agreement and performance thereof;

•	tax matters;

•	labor and employment matters, and matters related to benefit plans;

•	environmental matters;

•	insurance matters;

•	absence of any transactions, relations or understandings between Altera or any of its subsidiaries and any affiliate or related person;

•	litigation matters;

•	Altera’s corporate power and authority to enter into, perform its obligations under, and consummate the transactions contemplated by, the merger agreement;

•	the necessary approval of the Altera Board;

•	the inapplicability of anti-takeover statutes to the merger;

•	the necessary vote of Altera stockholders in connection with the merger agreement;

•	the absence of violations of, or conflicts with, applicable organizational documents, applicable law and certain contracts as a result of Altera entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

•	the rendering of Goldman Sachs’ fairness opinion to the Altera Board;

•	payment of fees to Altera’s financial advisor in connection with the merger agreement;

•	the absence of certain restrictions on the business activities of Altera and its subsidiaries; and

•	the accuracy of information provided by Altera in this proxy statement.

In the merger agreement, Intel and Acquisition Sub have made customary representations and warranties to Altera that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and valid existence with respect to Intel and Acquisition Sub;

•	Intel’s and Acquisition Sub’s corporate authority to enter into, and perform their obligations under, the merger agreement, the enforceability of the merger agreement and the absence of violations of, or conflicts with, applicable laws, Intel’s or Acquisition Sub’s organizational documents and Intel’s or Acquisition Sub’s contracts as a result of entering into the merger agreement and consummating the merger;

•	Intel having the necessary funds at the effective time of the merger to pay the merger consideration and all other required cash amounts in connection with the merger;

•	the absence of litigation, orders and investigations;

•	Intel’s ownership of Altera’s capital stock;

•	ownership of Acquisition Sub by Intel and absence of liabilities of Acquisition Sub; and

•	the accuracy of information provided by Intel in this proxy statement.

No representations and warranties contained in the merger agreement will survive the consummation of the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, except as (1) expressly contemplated by the merger agreement; (2) approved by Intel (which approval will not be unreasonably withheld, conditioned or delayed); or (3) as disclosed in the disclosure schedule to the merger agreement, during the period of time between the date of the merger agreement and the effective time of the merger, Altera will, and will cause each of its subsidiaries to, use reasonable best efforts to preserve intact its current business organization, to keep available the services of its current officers and employees, and to preserve its present relationships with customers, suppliers and other persons with which it has material business relationships

In addition, Altera has also agreed that, except as (1) expressly contemplated by the merger agreement; (2) approved by Intel (which approval will not be unreasonably withheld, conditioned or delayed); or (3) disclosed in the disclosure schedule to the merger agreement, during the period of time between the date of the merger agreement and the effective time of the merger, Altera will not, and will cause each of its subsidiaries not to, among other things:

•	declare, set aside or pay any dividend or other distribution, except for regular quarterly dividends not exceeding $0.18 per share;

•	repurchase, redeem or otherwise reacquire any shares of capital stock or other securities or rights, warrants or options to acquire such shares or other securities except for certain exceptions;

•	issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities;

•	split, combine, subdivide or reclassify any of its capital stock;

•	adopt, approve or implement any “poison pill” or similar rights plan or agreement;

•	amend its organizational documents;

•	make capital expenditures other than to the extent that such capital expenditures are reflected in Altera’s capital expenditure budget;

•	make or direct capital investments other than in the ordinary course of business consistent with past practices;

•	enter into any contract that would be considered material under the terms of the merger agreement or amend, modify or waive any rights under any material contract;

•	enter into or modify any contract for foundry services;

•	enter into any contracts that grant or agree to grant to any third parties any rights with respect to material intellectual property or material intellectual property rights;

•	enter into any material contracts with any new or existing suppliers or customers other than on terms material consistent with past practices;

•	acquire, lease, license or otherwise obtain any right or other asset or otherwise dispose of, lease license or otherwise convey any right or other asset, or waive or relinquish any material right;

•	enter into any contract to purchase, sell, grant a security interest in, lease or sublease any real property;

•	incur, assume or guarantee any indebtedness, issue any debt securities or provide any security interest with respect to any contract outside the ordinary course of business;

•	enter into any collective bargaining agreement or works council agreement, other than as required by law or otherwise in the ordinary course of business;

•	establish, adopt, terminate or amend any employee benefit plan, fund or secure the payment of any compensation or benefits under any employee benefit plan, or accelerate the time of payment, vesting or lapsing of restrictions related to any benefit;

•	materially increase compensation payable to directors, officers or employees, either individually or in aggregate;

•	grant or increase any severance or termination compensation or benefits payable to any current or former directors or officers or, other than in the ordinary course of business consistent with past practices, employees;

•	grant or increase any change in control or retention compensation payable or to be provided to any current or former employees, officers or directors;

•	enter into or alter any employment or consulting agreement with any existing or prospective employee or other service provider (subject to certain exceptions), or hire any employee at the level of Senior Vice President or above;

•	effect layoff or severance programs or other efforts to terminate employees, other than routine employee terminations in the ordinary course of business consistent with past practices;

•	change accounting policies or practices except as required by applicable law or rule;

•	take action with respect to various tax matters;

•	commence or settle any material legal proceedings;

•	enter into any material transaction with, or modify any contract or arrangement with, any of its executive officers or directors, other than as required by current obligations;

•	enter into any contract granting any non-competition, “most-favored nation,” exclusive marketing or other exclusive rights, other than in the ordinary course of business consistent with past practices, or enter into any contract that would restrict Intel or any of its subsidiaries from engaging or competing in any material line of business;

•	enter into or amend any agreement related to any joint ventures or joint developments of products or intellectual property, other than in the ordinary course of business consistent with past practices;

•	enter into any material new line of business;

•	terminate, cancel or modify any insurance policy unless replaced by comparable coverage;

•	enter into or join any new standards-setting organization, university or industry bodies or consortia or other multi-party special interest groups or activities granting to any third party any assignment, license, covenant, release, immunity, or other right with respect to certain material intellectual property, other than in the ordinary course of business;

•	enter into any fee, “profit-sharing” payment or other consideration, or provide a security interest with respect to any contract;

•	enter into certain government contracts; or

•	agree or commit to take any of the foregoing actions.

No Solicitation of Other Offers

From the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, Altera has agreed, and to cause its subsidiaries and its and their respective representatives, not to:

•	solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of an acquisition proposal (as defined below);

•	furnish or otherwise provide access to any non-public information regarding Altera or its subsidiaries to any person in connection with or in response to an acquisition proposal; or

•	engage in discussions or negotiations with any person with respect to an acquisition proposal.

Notwithstanding these restrictions, prior to the adoption of the merger agreement by Altera stockholders, Altera may furnish information to, and enter into negotiations or discussions with, a person regarding an acquisition proposal if: (1) Altera, its subsidiaries and its and their respective representatives have not breached any of the conditions above with respect to the acquisition proposal or such person; (2) the Altera Board determines in good faith, after having taken into account the advice of an independent financial advisor and its outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior offer (as defined below); (3) the Altera Board determines in good faith, after having taken into account the advice of its outside legal counsel, that the failure to do so would be inconsistent with the Altera Board’s fiduciary obligations to stockholders under Delaware law; and (4) at least two business days prior to furnishing any non-public information to, or entering into discussions or negotiations with, such person, Altera (a) provides written notice to Intel of the identity of such person and of Altera’s intention to furnish non-public information to, or enter into discussions or negotiations with, such person; and (b) receives from such person and delivers to Intel a copy of an executed confidentiality agreement (with customary limitations on the use and disclosure of non-public information) with terms no less favorable than the confidentiality agreement entered into by Altera with Intel.

If Altera, its subsidiaries or its or their representatives receives an acquisition proposal or any request for non-public information in connection with an acquisition proposal at any time prior to the merger agreement being adopted by Altera stockholders, Altera must promptly advise Intel of such acquisition proposal or request, including the identity of the person making or submitting the acquisition proposal or request, the material terms and conditions thereof, copies of any written documentation setting forth such terms (if available) and any modifications thereto. Altera must also promptly notify Intel if it determines to provide information in response to such request or engage in discussions or negotiations concerning an acquisition proposal. Altera must provide Intel with notice of any meeting of the Altera Board at which the Altera Board is expected to consider any acquisition proposal, request for non-public information in connection with an acquisition proposal or an intervening event.

For purposes of this proxy statement and the merger agreement:

•	an “acquisition proposal” is any offer, proposal or indication of interest (other than an offer, proposal or indication of interest by Intel or its affiliates) to engage in an acquisition transaction.

•	an “acquisition transaction” is any transaction or series of transactions (other than the merger) involving any:

•	merger, consolidation, amalgamation, share exchange, business combination, joint venture or other similar transaction in which any of Altera and its subsidiaries, the assets or business of which represent 15% or more of the revenues, net income or assets of Altera and its subsidiaries (on a consolidated basis) is a constituent corporation if as a result of such transaction the stockholders of Altera, as a group, immediately prior to the consummation of such transaction would hold less than 85% of the surviving or resulting entity of such transaction (or any direct or indirect parent thereof);

•	issuance of securities, acquisition of securities, recapitalization, tender offer or exchange offer in which a person or “group” (as defined in the Exchange Act and the rules thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of any of Altera and its subsidiaries, the assets or business of which represent 15% or more of the revenues, net income or assets of Altera and its subsidiaries (on a consolidated basis);

•	sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the net revenues, net income or assets of Altera and its subsidiaries (on a consolidated basis); or

•	liquidation or dissolution of Altera.

•	a “superior offer” is a bona fide written acquisition proposal that, if consummated, would result in a person or “group” (as defined in the Exchange Act) owning, directly or indirectly:

•	75% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 75% or more of such class) of Altera or of the surviving entity in a merger or the resulting direct or indirect parent of Altera or such surviving entity; or

•	75% or more of the assets of Altera and its subsidiaries, taken as a whole, which the Altera Board determines in good faith, after taking into account the advice of an independent financial advisor and its outside legal counsel, is: (a) more favorable to the stockholders from a financial point of view than the terms of the merger, taking into account all financial, legal, regulatory and other aspects of such proposal and the person making the proposal (including any changes to the terms of the merger agreement proposed by Intel to Altera in response to such proposal or otherwise, and any fees payable by Altera thereunder); and (b) reasonably likely to be consummated on the terms proposed.

The Altera Board’s Recommendation; Adverse Recommendation Change

As described above, and subject to the provisions described below, the Altera Board has made the recommendation that Altera stockholders vote “FOR” the proposal to adopt the merger agreement. The merger agreement provides that the Altera Board will not make an adverse recommendation change except as described below.

Prior to the adoption of the merger agreement by Altera stockholders, the Altera Board may not (with any action described in the first bullet being referred to as an “adverse recommendation change”):

•	withdraw or modify, or publicly propose to withdraw or modify, its recommendation in a manner adverse to Intel or Acquisition Sub (it being understood that the recommendation will be deemed to have been modified in a manner adverse to Intel if it shall no longer be unanimous); or

•	approve, accept or recommend, or publicly propose to approve, accept or recommend, any acquisition proposal, or permit Altera or any of its subsidiaries to enter into any agreement providing for an acquisition transaction.

Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by Altera stockholders, the Altera Board may make an adverse recommendation change or cause Altera to terminate the merger agreement if:

•	an acquisition proposal that did not result in a breach of Altera’s obligations not to solicit acquisition proposals is made to Altera after the date of the merger agreement and not withdrawn;

•	the Altera Board determines in good faith, after taking into account the advice of an independent financial advisor and its outside legal counsel, that such acquisition proposal constitutes a superior offer, and that the failure to make an adverse recommendation change or terminate the merger agreement would be inconsistent with its fiduciary obligations under applicable Delaware law;

•	prior to effecting an adverse recommendation change or terminating the merger agreement, the Altera Board gives Intel five business days’ prior notice;

•	during the five business day notice period, Altera engages in good faith negotiations with Intel to amend the merger agreement so that the acquisition proposal no longer constitutes a superior offer; and

•	at the time of any adverse recommendation change or termination of the merger agreement as described above, the Altera Board determines in good faith, after taking into account the advice of an independent financial advisor and its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to Altera stockholders under applicable Delaware law.

The Altera Board may effect an adverse recommendation change in respect of an intervening event (as defined below) if:

•	the Altera Board determines in good faith, after taking into account the advice of an independent financial advisor and its outside legal counsel, that, in light of such intervening event, the failure to make an adverse recommendation change would be inconsistent with its fiduciary obligations to Altera stockholders under Delaware law;

•	prior to effecting the adverse recommendation change, the Altera Board gives Intel three business days’ written notice;

•	during the three business day period, Altera engages in good faith negotiations with Intel to amend the merger agreement so that the Altera Board no longer determines that the failure to make an adverse recommendation change in light of such intervening event would be inconsistent with its fiduciary obligations under applicable Delaware law; and

•	at the time of the adverse recommendation change, the Altera Board determines in good faith, after taking into account the advice of an independent financial advisor and its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to Altera stockholders under applicable Delaware law in light of such intervening event.

For purposes of this proxy statement and the merger agreement, an “intervening event” is an event, development or change in circumstances after the date of the merger agreement that relates to and is material to Altera and its subsidiaries (taken as a whole) (but does not relate to any acquisition proposal) that was not known to the Altera Board or senior management of Altera on the date of the merger agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event, development or change in circumstance, or any material consequence thereof, becomes known to the Altera Board or senior management of Altera prior to the merger agreement being adopted by Altera stockholders and did not result from or arise out of the announcement or pendency of the merger.

Stockholders Meeting

Altera has agreed to take all necessary action to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable following the commencement of the mailing of this proxy statement for the purpose of voting upon the adoption of the merger agreement. Altera is permitted to adjourn the special meeting in certain circumstances.

Employee Benefits

Intel has agreed to assume the obligations and succeed to the rights of Altera under each of the change of control and severance agreements with Altera’s executive officers, as described in the section of this proxy statement captioned “Interests of Altera’s Directors and Executive Officers in the Merger—Payments upon Change-in-Control or Termination Following Change-in-Control,” and retention payment obligations for certain Altera employees. Also, for a period of one year following the effective time of the merger, Intel has agreed to maintain, for continuing employees, compensation (other than equity-based compensation) at levels that, taken as a whole, are no less favorable in the aggregate than the compensation (other than equity-based compensation) provided to continuing employees immediately prior to the effective time of the merger. Additionally, for a period of one year following the effective time of the merger, Intel has agreed to maintain Altera’s current severance practices for any continuing employee who is terminated without cause.

Efforts to Close the Merger

Under the merger agreement, Intel and Altera agreed to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the merger and effect the other contemplated transactions thereunder. Altera and Intel have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement, including taking all reasonable actions and doing all things reasonably necessary to (1) resolve any objections from a governmental body; and (2) avoid or eliminate any impediment that may be asserted by a governmental body. However, Intel is not obligated to consent or offer to divest or hold separate any business or assets of Intel or Altera. Additionally, under the merger agreement Intel agreed to litigate and defend against any legal proceeding brought by a governmental body seeking to challenge or prohibit the consummation of the merger, to limit or place conditions on the ownership or operation by Altera or Intel of its respective business or assets or require such party to divest or hold separate any of its business or assets, to limit Intel’s ability to acquire Altera stock, to require divestiture by Intel of any shares of Altera stock, or that would reasonably be expected to materially dilute the benefits to Intel of the transactions contemplated by the merger agreement.

Indemnification and Insurance

The merger agreement provides that for six years following the consummation of the merger, Intel shall cause the surviving corporation to indemnify and hold harmless each person who was, as of the date of the merger agreement or prior to the effective time of the merger, a director or officer of Altera and its subsidiaries or a fiduciary with respect to any employee benefit plan, against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, arbitration, proceeding or investigation in respect of, or arising out of, acts or omissions by such persons in his or her capacity as an officer or director or a fiduciary with respect to any employee benefit plan of Altera and its subsidiaries, occurring, or alleged to have occurred, at or prior to the effective time of the merger. The merger agreement also provides that Intel must cause the surviving corporation to advance all fees and expenses to the extent permitted under applicable law (including reasonable fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding, conditioned upon the surviving corporation’s receipt of an undertaking on behalf of the indemnified person to repay such amount in certain circumstances.

In addition, without limiting the foregoing, unless Altera has purchased a “tail” policy and/or a policy providing Side B coverage prior to the effective time of the merger, the merger agreement requires Intel to cause the surviving corporation to maintain, on terms no less advantageous to the indemnified parties, Altera’s directors’ and officers’ insurance policies for a period of at least six years commencing at the effective time of the merger.

The merger agreement also provides that the indemnified parties are third party beneficiaries of the indemnification and insurance provisions in the merger agreement and are entitled to enforce such provisions.

For more information, refer to the section of this proxy statement captioned “The Merger—Interests of Altera’s Directors and Executive Officers in the Merger.”

Litigation

Altera and Intel must promptly notify each other of any legal proceeding that is instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of, or seek damages in connection with, the merger agreement. Altera must promptly notify Intel of any material legal proceeding seeking damages of more than $5 million that is commenced against it. In addition, Intel must promptly notify Altera of any legal proceeding that is brought against it, if the legal proceeding would be reasonably likely to prevent the consummation of the merger, would materially prevent Intel or Acquisition Sub from performing their material obligations under the merger agreement or if it seeks to materially delay or prevent the consummation of the merger. Altera has agreed that it will give Intel the opportunity to participate, at Intel’s expense, in any stockholder litigation against Altera and/or its officers or directors related to the merger. The settlement of any such stockholder litigation may not be agreed to without Intel’s prior written consent, which may not be unreasonably withheld, conditioned or delayed.

Conditions to the Closing of the Merger

The obligations of Intel and Acquisition Sub, on the one hand, and Altera, on the other hand, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the merger agreement by Altera stockholders;

•	the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental body; and

•	the expiration or termination of the applicable waiting period under the HSR Act and under the laws of the European Union, China, Japan, South Korea, Taiwan and Israel and any other jurisdiction that Altera and Intel mutually agree upon.

In addition, the obligations of Intel and Acquisition Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the representations and warranties of Altera relating to corporate power, enforceability, board approval, anti-takeover laws, requisite stockholder approval, receipt from Altera of a fairness opinion from Goldman Sachs, and brokers and financial advisory fees each being accurate in all material respects as of the date of the merger agreement and as of the date on which the closing occurs as if made at and as of such time (except to the extent that any such representation and warranty was made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications (including any Company Material Adverse Effect qualification) limiting the scope of such representations and warranties shall be disregarded;

•	certain of the representations and warranties of Altera relating to capitalization being accurate in all respects as of May 26, 2015, except that any inaccuracies in such representations and warranties that are in the aggregate de minimis in nature will be disregarded;

•	all other representations and warranties of Altera being accurate in all respects as of the date of the merger agreement and as of the date on which the closing occurs as if made at and as of such time (except to the extent that any such representation and warranty was made as of an earlier date, in which case such representation and warranty shall have been accurate in all respects as of such earlier date), except where the failure to be accurate in all respects (considered collectively) has not had, and would not reasonably be expected to have, a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications (including any Company Material Adverse Effect qualifications) limiting the scope of such representations and warranties shall be disregarded;

•	Altera having performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with at or prior to the effective time of the merger;

•	the absence of any Company Material Adverse Effect having occurred after December 31, 2014 to the date of the merger agreement, and from the date of the merger agreement to the closing date of the merger;

•	the receipt by Intel and Acquisition Sub of a customary closing certificate of Altera; and

•	the absence of any legal proceeding brought by a governmental body (1) challenging, seeking to restrain or prohibiting the consummation of the merger; (2) seeking to prohibit or limit ownership or operation of all or any of the business or assets of Altera, Intel or their respective subsidiaries as a result of the consummation of the merger; or (3) seeking to compel Altera, Intel or any of their respective subsidiaries to dispose of, license or hold separate all or any portion of their business or assets as a result of the consummation of the merger.

In addition, the obligation of Altera to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the representations and warranties of Intel and Acquisition Sub set forth in the merger agreement being true and accurate in all material respects as of the date of the merger agreement and as of the date on which the closing occurs as if made at and as of such time (except to the extent that any such representation and warranty was made as of an earlier date, in which case such representation and warranty shall have been accurate in all respects as of such earlier date), except where the failure to be accurate in all respects (considered collectively) has not, and would not, prevent or materially delay the consummation of the merger or otherwise prevent Intel or Acquisition Sub from performing any of their obligations under the merger agreement, in any material respect;

•	Intel and Acquisition Sub having performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with at or prior to the effective time of the merger; and

•	the receipt by Altera of a customary closing certificate of Intel and Acquisition Sub.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Altera stockholders, in the following ways:

•	by mutual written agreement of Altera and Intel;

•	by either Altera or Intel if:

•

a governmental body in any jurisdiction that is material to the business of Altera or Intel issues a final and non-appealable order, decree or ruling, or takes any other action, having the effect of: (1) permanently restraining, enjoining or otherwise prohibiting the merger; or (2) permanently making the consummation of the merger illegal (except that a party may not terminate the merger agreement if the issuance of such order, decree or ruling or the taking of such action is attributable to the failure of such party to perform any covenant in the merger agreement);

•	the special meeting has been held and completed and Altera stockholders do not adopt the merger agreement (except that a party may not terminate the merger agreement if the failure to have the merger agreement adopted by Altera stockholders is attributable to a failure, on the part of the party seeking to terminate the merger agreement, to perform any of its covenants);

•	the merger has not been consummated before May 31, 2016, which we refer to as the “termination date,” except that if the merger has not occurred by that date but on that date any of the antitrust or competition-related conditions set forth in the merger agreement have not been satisfied, then either Altera or Intel may elect to extend the termination date to August 31, 2016;

•	however, a party may not terminate the merger agreement if the failure to consummate the merger by the applicable date is attributable to a failure on the part of such party to perform any covenant in the merger agreement; and

•	the right to terminate the merger agreement will not be available to a party while a legal proceeding by the other party for specific performance or injunction is pending, and the applicable date shall be extended while such a proceeding is pending;

•	by Altera if:

•	(1) any of Intel’s representations or warranties contained in the merger agreement were inaccurate as of the date of the merger agreement, or became inaccurate as of a date subsequent to the date of the merger agreement, such that the related closing condition would not be satisfied; or (2) Intel breached any of its covenants contained in the merger agreement such that the related closing condition would not be satisfied. In each case, Altera may terminate the merger agreement if such inaccuracy or breach is not cured by the (a) 45th day following notice to Intel of such breach (in the case of a breach of covenant) or willful or knowing breach of any representation or warranty (in the case of inaccuracies of representations or warranties); or (b) the termination date in the case of any other inaccuracy arising after the date of the merger agreement of a representation or warranty;

•	however, Altera may not terminate the merger agreement if (1) Intel’s inaccuracy or failure to perform has been cured prior to termination; or (2) Altera is then in material breach of any of its covenants or agreements under the merger agreement;

•	prior to the adoption of the merger agreement by Altera stockholders and in order to accept a superior offer that did not result in a material breach of the merger agreement, but only if (1) concurrent with such termination, Altera accepts a superior offer and enters into an alternative acquisition agreement; and (2) prior to or concurrently with such termination, Altera has paid to Intel a $500 million termination fee; or

•	by Intel if:

•	(1) the Altera Board has made an adverse recommendation change; (2) Altera failed to include in this proxy statement a unanimous recommendation that Altera stockholders adopt the merger agreement; (3) other than in connection with a tender or exchange offer, following notice to Intel of the receipt by Altera of an alternative acquisition proposal, the Altera Board fails to unanimously and publicly reaffirm its recommendation that Altera stockholders adopt the merger agreement within five business days after Intel requests in writing that such recommendation be reaffirmed publicly; (4) following commencement of a tender or exchange offer, Altera has not sent to Altera stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that Altera recommends rejection of such tender or exchange offer and reaffirming the Altera Board’s recommendation of the merger; or (5) Altera willfully breached the non-solicitation provisions of the merger agreement in any material respect; or

•	(1) any of Altera’s representations or warranties contained in the merger agreement were inaccurate as of the date of the merger agreement, or became inaccurate as of a date subsequent to the date of the merger agreement, such that the related closing condition would not be satisfied; or (2) Altera breached any of its covenants contained in the merger agreement such that the related closing condition would not be satisfied. In each case, Intel may terminate the merger agreement if such inaccuracy or breach is not cured by the (a) 45th day following notice to Altera of such breach (in the case of a breach of covenant) or willful or knowing breach of any representation or warranty (in the case of inaccuracies of representations or warranties); or (b) the termination date in the case of any other inaccuracy arising after the date of this the merger agreement of a representation or warranty;

•	however, Intel may not terminate the merger agreement if (1) Altera’s inaccuracy or failure to perform has been cured prior to termination; or (2) Intel or Acquisition Sub is then in material breach of any of its covenants or agreements under the merger agreement.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms, including terms relating to reimbursement of expenses and termination fees. Notwithstanding the foregoing, nothing in the merger agreement will relieve any party from any liability for any fraud or willful and intentional breach of any representation, warranty, covenant or agreement contained in the merger agreement. In addition, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Intel and Altera, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fees

If the merger agreement is terminated in specified circumstances, Altera has agreed to pay Intel a termination fee of $500 million.

Intel will be entitled to receive the termination fee from Altera if the merger agreement is terminated:

•	by Altera, to enter into an definitive agreement with respect to a superior offer;

•	by either party because (1) the Altera Board has made an adverse recommendation change; (2) Altera failed to include in this proxy statement a unanimous recommendation that Altera stockholders adopt the merger agreement; (3) other than in connection with a tender or exchange offer, following notice to Intel of the receipt by Altera of an alternative acquisition proposal, the Altera Board fails to unanimously and publicly reaffirm its recommendation that Altera stockholders adopt the merger agreement within five business days after Intel requests in writing that such recommendation be reaffirmed publicly; (4) following commencement of a tender or exchange offer, Altera has not sent to its stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that Altera recommends rejection of such tender or exchange offer and reaffirming its recommendation of the merger; or (5) Altera willfully breached the non-solicitation provisions of the merger agreement in any material respect; or

•	by Altera or Intel because (1) Altera stockholders do not adopt the merger agreement at the special meeting; or (2) the merger agreement is terminated after the occurrence of the termination date (and at the time of termination, Altera has breached its obligations to hold the special meeting), and, in each case, prior to such termination an acquisition proposal has been publicly disclosed and Altera subsequently enters into or consummates another change of control transaction within 12 months of such termination. In that case, any expenses previously reimbursed to Intel (as described in the section of this proxy statement captioned “—Fees and Expenses”) will be credited against the amount of the termination fee.

In addition, if the merger agreement is terminated in specified circumstances, Intel has agreed to pay Altera a termination fee of $500 million.

Altera will be entitled to receive the termination fee from Intel if the merger agreement is terminated in the following circumstances:

•	by:

•	Altera or Intel if a governmental body in any jurisdiction that is material to the business of Altera or Intel issues a final and non-appealable order, decree or ruling, or takes any other action related to any antitrust or competition-related laws, having the effect of: (1) permanently restraining, enjoining or otherwise prohibiting the merger; or (2) permanently making the consummation of the merger illegal;

•	Altera if Intel has breached its covenant to use reasonable best efforts to obtain regulatory approvals that results in any of the closing conditions related to any antitrust or competition-related laws not being satisfied; or

•	Altera or Intel if the merger has not been consummated by the termination date; and

•	at the time of such termination, (1) all of Intel’s conditions to closing have been satisfied, other than those related to antitrust or competition-related laws; and (2) Altera is ready and willing to consummate the merger.

Specific Performance

Intel, Acquisition Sub and Altera are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the merger agreement and to enforce the terms of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity. However, if the merger agreement is duly terminated by Altera and Altera has the right to receive the $500 million termination fee from Intel, that fee is the sole and exclusive remedy of Altera and its affiliates under the merger agreement.

Fees and Expenses

Whether or not the merger is completed, Altera, on the one hand, and Intel and Acquisition Sub, on the other hand, are each generally responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement. However, if the merger agreement is terminated by either Altera or Intel either because (1) Altera stockholders do not adopt the merger agreement at the special meeting; or (2) the merger agreement is terminated after the occurrence of the termination date (and at the time of termination, all conditions relating to governmental approvals and all conditions relating to Intel and Acquisition Sub’s accuracy of representations and warranties and their compliance with their respective obligations under the merger agreement have been satisfied), then Altera must reimburse Intel and Acquisition Sub for all expenses and fees related to the transaction up to $60 million in the aggregate.

Amendment

The merger agreement may be amended with the approval of the respective boards of directors of Altera and Intel at any time prior to closing, whether before or after Altera stockholders adopt the merger agreement. However, after adoption of the merger agreement by Altera stockholders, no amendment that requires further approval by Altera stockholders pursuant to the DGCL may be made without such approval.

Governing Law; Venue

The merger agreement is governed by Delaware law. The exclusive venue for disputes is the Court of Chancery of the State of Delaware.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on NASDAQ under the symbol “ALTR.” As of [●], 2015, there were [●] shares of common stock outstanding, held by approximately [●] stockholders of record.

The following table sets forth, for the periods indicated, the high and low sale prices for our common stock as reported by NASDAQ:

	2015				2014		2013
	High		Low		High	Low	High	Low
Fiscal First Quarter		$45.00		$32.67	$37.56	$31.05	$36.62	$31.65
Fiscal Second Quarter		$51.91		$38.67	$37.16	$31.78	$35.73	$30.62
Fiscal Third Quarter (through [●], 2015)	$	[●]	$	[●]	$37.63	$32.42	$39.18	$32.65
Fiscal Fourth Quarter					$38.65	$30.47	$38.00	$30.73

The following table presents the quarterly dividends on our common stock for the periods indicated:

	2015		2014	2013
Fiscal First Quarter		$0.18	$0.15	$0.10
Fiscal Second Quarter		$0.18	$0.15	$0.10
Fiscal Third Quarter (through [●], 2015)	$	[●]	$0.18	$0.15
Fiscal Fourth Quarter			$0.18	$0.15

On [●], 2015, the latest practicable trading day before the printing of this proxy statement, the closing price for the common stock on NASDAQ was $[●] per share. You are encouraged to obtain current market quotations for our common stock.

Following the merger, there will be no further market for our common stock and it will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of June 15, 2015, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of common stock and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of June 15, 2015, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Altera Corporation, 101 Innovation Drive, San Jose, CA 95134. The percentages in the table below are based on 302,462,535 shares of common stock outstanding as of June 15, 2015. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class(2)
Greater Than Five-Percent Stockholders:
BlackRock, Inc.(3)	17,073,710	5.6%
T. Rowe Price Associates, Inc.(4)	22,803,530	7.5%
The Vanguard Group(5)	23,289,278	7.7%
Directors and Executive Officers:
A. Blaine Bowman(6)	38,551	*
John P. Daane(7)	1,745,685	*
Elisha W. Finney(8)	19,901	*
William Y. Hata(9)	106,879	*
Bradley Howe(10)	50,668	*
Kevin McGarity(11)	41,319	*
T. Michael Nevens	12,938	*
Ronald J. Pasek(12)	116,859	*
Krish A. Prabhu	9,287	*
Shane V. Robison(13)	27,079	*
John Shoemaker(14)	72,986	*
Thomas H. Waechter(15)	40,594	*
Jeffrey W. Waters(16)	8,754	*
All current directors and executive officers as a group (17 persons)(17)	2,510,987	*

*	Less than 1%
(1)	The persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated in a corresponding footnote, the business address of each beneficial owner is 101 Innovation Drive, San Jose, California 95134.
(2)

All percentages are calculated based on 302,462,535 shares of common stock outstanding as of June 15, 2015, together with applicable stock options and RSUs for each stockholder. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Shares of common stock subject to stock options currently exercisable and stock options and RSUs that vest within 60 days of June 15, 2015, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person.
(3)	Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC, as of December 31, 2014, BlackRock reported beneficial ownership of 17,073,710 shares of our common stock, sole voting power as to 14,507,389 of the shares, and sole dispositive power as to 17,073,710 of the shares, as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of common stock: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited. BlackRock has its principal business office at 55 East 52nd Street, New York, New York 10022.
(4)	Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC, as of December 31, 2014, Price Associates reported beneficial ownership of 22,803,530 shares of our common stock, sole voting power as to 6,337,084 of the shares, and sole dispositive power as to 22,803,530 of the shares. Price Associates has its principal business office at 100 East Pratt Street, Baltimore, Maryland 21202.
(5)	Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC, as of December 31, 2014, Vanguard reported beneficial ownership of 23,289,278 shares of our common stock, sole voting power as to 535,438 of the shares, sole dispositive power as to 22,791,266 of the shares, and shared dispositive power as to 498,012 of the shares as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of common stock: Vanguard Fiduciary Trust Company with a reported beneficial ownership of 415,412 shares or less than 1% of our common stock; and Vanguard Investments Australia, Ltd. with a reported beneficial ownership of 202,626 shares or less than 1% of our common stock. Vanguard has its principal business office at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(6)	Includes 30,000 shares that Mr. Bowman has the right to acquire within 60 days of June 15, 2015, through exercise of options.
(7)	Includes (1) 830,724 and 24,500 shares that Mr. Daane has the right to acquire within 60 days of June 15, 2015, through exercise of options and vesting of RSUs, respectively; and (2) 270,000 shares held indirectly by Mr. Daane through a trust.
(8)	Includes 10,000 shares that Ms. Finney has the right to acquire within 60 days of June 15, 2015, through exercise of options.
(9)	Includes 69,430 and 9,000 shares that Mr. Hata has the right to acquire within 60 days of June 15, 2015, through exercise of options and vesting of RSUs, respectively.
(10)	Includes 17,430 and 2,750 shares that Mr. Howe has the right to acquire within 60 days of June 15, 2015, through exercise of options and vesting of RSUs, respectively.
(11)	Includes 10,000 shares that Mr. McGarity has the right to acquire within 60 days of June 15, 2015, through exercise of options.
(12)	Includes 67,180 and 6,500 shares that Mr. Pasek has the right to acquire within 60 days of June 15, 2015, through exercise of options and vesting of RSUs, respectively.
(13)	Includes 20,000 shares that Mr. Robison has the right to acquire within 60 days of June 15, 2015, through exercise of options.
(14)	Includes 41,667 shares that Mr. Shoemaker has the right to acquire within 60 days of June 15, 2015, through exercise of options.
(15)	Includes 30,000 shares that Mr. Waechter has the right to acquire within 60 days of June 15, 2015, through exercise of options.

(16)	Includes 3,990 and 3,103 shares that Mr. Waters has the right to acquire within 60 days of June 15, 2015, through exercise of options and vesting of RSUs, respectively.
(17)	Includes shares in the aggregate that our executive officers and directors have the right to acquire within 60 days of June 15, 2015, through exercise of stock options and/or vesting of RSUs.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Altera. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Altera will hold an annual meeting of stockholders in 2016 only if the merger has not already been completed.

In accordance with Rule 14a-8 under the Exchange Act, and as provided in Section 2.10 of our Bylaws, any stockholder who intends to submit a proposal at our annual meeting in 2016, if held, and who wishes to have the proposal considered for inclusion in the proxy statement for that meeting must, in addition to complying with Rule 14a-8 under the Exchange Act and all other applicable laws and regulations governing submission of such proposals, deliver the notice of the proposal to us for consideration not less than 120 days nor more than 180 days prior to the anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of stockholders, or not earlier than October 3, 2015, and not later than December 2, 2015. In addition, the notice must set forth the information required by our Bylaws with respect to each proposal. Such proposal should be sent to us, care of our Secretary, at Altera Corporation, 101 Innovation Drive, San Jose, California 95134. Nothing in Section 2.10 of our Bylaws shall affect the right of a stockholder to request inclusion of a proposal in the proxy statement to the extent that such right is provided by applicable law.

Pursuant to Sections 2.10 and 2.11 of our Bylaws, if a stockholder wishes to present a proposal or director nomination before the annual meeting in 2016, if held, the stockholder must give written notice to us at the address noted above not less than 120 days nor more than 180 days prior to the anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of stockholders, or not earlier than October 3, 2015, and not later than December 2, 2015. In addition, the notice must set forth the information required by our Bylaws with respect to each such proposal or director nominee.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Altera filings with the SEC are incorporated by reference:

•	Altera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Altera’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 27, 2015; and

•	Altera’s Current Reports on Form 8-K filed on January 22, 2015, March 3, 2015, April 23, 2015, May 12, 2015, and June 1, 2015.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Altera Corporation

Attention: Corporate Secretary

101 Innovation Drive

San Jose, CA 95134

If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.altera.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Call toll-free: (877) 896-3192

MISCELLANEOUS

Altera has supplied all information relating to Altera, and Intel has supplied, and Altera has not independently verified, all of the information relating to Intel and Acquisition Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the adoption of the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among:

INTEL CORPORATION,

a Delaware corporation;

615 CORPORATION,

a Delaware corporation; and

ALTERA CORPORATION,

a Delaware corporation

Dated as of May 31, 2015

A-i

(continued)

A-ii

EXHIBITS

Exhibit A - Certain Definitions

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of May 31, 2015, by and among: Intel Corporation, a Delaware corporation (“Parent”); 615 Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Acquisition Sub”); and Altera Corporation, a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, Parent, Acquisition Sub and the Company intend to effect a merger (the “Merger”) of Acquisition Sub with and into the Company in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company to be the surviving corporation of the Merger (the “Surviving Corporation”), and each share of Company Common Stock (other than Disregarded Shares) to be thereupon canceled and converted into the right to receive the Merger Consideration, on the terms and subject to the conditions set forth herein;

WHEREAS, the board of directors of the Company has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders; (ii) approved and declared advisable this Agreement and the Contemplated Transactions, including the Merger; and (iii) resolved to recommend that the Company’s stockholders adopt this Agreement; and

WHEREAS, the respective boards of directors of Parent and Acquisition Sub have approved this Agreement and the Contemplated Transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquisition Sub and the Company hereby agree as follows:

AGREEMENT

Section 1. THE MERGER

1.1 Merger of Acquisition Sub into the Company. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Acquisition Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the Surviving Corporation (which shall be a wholly owned Subsidiary of Parent), and the separate corporate existence of Acquisition Sub shall cease.

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Acquisition Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Acquisition Sub will become the debts, liabilities and duties of the Surviving Corporation.

1.3 Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California, at 10:00 a.m. on a date to be designated by Parent and the Company, which shall be no later than the second Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 (other than those conditions, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other place, time and date as shall be agreed in writing by the parties. The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended in its entirety pursuant to the Merger at the Effective Time or immediately thereafter to conform to the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Altera Corporation” and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements;

(b) the bylaws of the Surviving Corporation shall be amended and restated at the Effective Time or immediately thereafter to conform to the bylaws of Acquisition Sub as in effect immediately prior to the Effective Time, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements; and

(c) the directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Acquisition Sub, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any shares of Company Common Stock then held by any wholly owned Subsidiary of the Company or by any wholly owned Subsidiary of Parent other than Acquisition Sub shall remain issued and outstanding and no consideration shall be delivered in exchange therefor;

(iii) any shares of Company Common Stock then held by Parent or Acquisition Sub shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor (the shares of Company Common Stock referred to in clauses “(i),” “(ii)” and “(iii),” the “Disregarded Shares”);

(iv) except as provided in clauses “(i),” “(ii)” and “(iii)” above and subject to Section 1.5(b) and Section 1.7, each share of Company Common Stock then outstanding shall be converted into the right to receive (upon the proper surrender of the certificate representing such share of Company Common Stock in accordance with Section 1.6) cash equal to $54.00 (the “Merger Consideration”), without interest thereon and subject to any required Tax withholding; and

(v) each share of the common stock, $0.001 par value per share, of Acquisition Sub then outstanding shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b) If, during the Pre-Closing Period, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a record date with respect to any such event shall occur during such period, then the Merger Consideration shall be appropriately adjusted.

1.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall designate a bank or trust company (the “Paying Agent”) to receive the funds for purposes of effecting the payment of the Merger Consideration contemplated by Section 1.5(a)(iv). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in an amount representing the aggregate Merger Consideration payable pursuant to Section 1.5(a)(iv) in exchange for outstanding shares of Company Common Stock to be paid in respect of Stock Certificates and Book-Entry Shares by the Paying Agent in accordance with this Agreement. Such funds deposited with the Paying Agent are referred to herein as the “Payment Fund.” Such funds shall be invested by the Paying Agent as directed by Parent, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the shares of Company Common Stock. Earnings from such investments shall be the sole and exclusive property of Parent, and no part of such earnings shall accrue to the benefit of holders of shares of Company Common Stock. No loss to the funds in the Payment Fund will affect any payment obligations of Parent under this Agreement.

(b) As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to the Persons who, immediately prior to the Effective Time, were record holders of certificates representing shares of Company Common Stock (“Stock Certificates”) or non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) (in each case, other than Disregarded Shares and Dissenting Shares): (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Stock Certificates shall be effected, and risk of loss and title to Stock Certificates shall pass, only upon delivery of such Stock Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of Stock Certificates or Book-Entry Shares. Upon surrender of a Stock Certificate or a Book-Entry Share to the Paying Agent for exchange, together with a duly executed letter of transmittal (in respect of Stock Certificates) or the receipt by the Paying Agent of an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) (in respect of Book-Entry Shares) and such other documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Stock Certificate or Book-Entry Share shall be entitled to promptly receive in exchange therefor the Merger Consideration payable to such holder pursuant to Section 1.5(a)(iv) in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Stock Certificate or Book-Entry Share; and (B) the Stock Certificate or Book-Entry Share so surrendered shall be canceled. In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the holder in whose name the Stock Certificate so surrendered is registered, if any such Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer, and such holder shall pay any transfer or other similar Taxes or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to a Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6(b), each Stock Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent solely the right to receive the Merger Consideration for each share of Company Common Stock formerly evidenced by such Stock Certificate or Book-Entry Share. If any Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition to the payment of any cash amount pursuant to Section 1.5(a)(iv), require the owner of such lost, stolen or destroyed Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Parent or the Surviving Corporation with respect to such Stock Certificate. No interest shall be paid or will accrue on any cash payable to holders of Stock Certificates or Book-Entry Shares pursuant to the provisions of this Section 1. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Stock Certificate or a signed letter of transmittal to the Paying Agent in order to receive the Merger Consideration to which that holder is entitled.

(c) Any portion of the Payment Fund that remains undistributed to holders of Stock Certificates or Book-Entry Shares as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Stock Certificates or Book-Entry Shares who have not theretofore surrendered their Stock Certificates or Book-Entry Shares in accordance with this Section 1.6 shall thereafter look only to Parent for satisfaction of their claims for payment pursuant to Section 1.5(a)(iv). None of Parent, Acquisition Sub, the Company, the Surviving Corporation and the Paying Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any cash amounts properly delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar applicable Legal Requirement.

(d) At the Effective Time, holders of Stock Certificates or Book-Entry Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Stock Certificate is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in this Section 1.6.

(e) The Paying Agent, Parent, Acquisition Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Common Stock pursuant to this Agreement such amounts as the Paying Agent, Parent, Acquisition Sub or the Surviving Corporation determines in good faith is required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent that any such amounts are so deducted or withheld and paid over to the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) If any Stock Certificate has not been surrendered by the date immediately prior to the date on which the cash amount that such Stock Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such cash amount shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

1.7 Dissenting Shares.

(a) Notwithstanding anything to the contrary in this Agreement, shares of Company Common Stock held by holders who have made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and have otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 1.5(a)(iv), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then such shares shall be deemed automatically to have been converted into, as of the Effective Time, and to represent only, the right to receive the Merger Consideration in accordance with Section 1.5(a)(iv), without interest thereon, upon surrender of a Stock Certificate or Book-Entry Share representing such shares in accordance with Section 1.6.

(c) During the Pre-Closing Period, the Company shall give Parent: (i) prompt notice of any (A) demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL; (B) withdrawal of any such demand; and (C) other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity, at Parent’s expense, to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment or settlement offer.

1.8 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Acquisition Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Acquisition Sub, in the name of the Company and otherwise) to take such action.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in any Company SEC Document filed with the SEC on or after January 1, 2014 and prior to the date of this Agreement and publicly available on EDGAR (excluding any disclosures set forth in any section of any Company SEC Document entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included in such document that are general, cautionary, predictive or forward-looking in nature) or as set forth in the Disclosure Schedule, the Company represents and warrants to Parent and Acquisition Sub as follows:

2.1 Due Organization; Subsidiaries; Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Legal Requirements of the State of Delaware and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

(b) Section 2.1(b) of the Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of the name and jurisdiction of organization of each Subsidiary of the Company (each a “Company Subsidiary”). Each Company Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the Legal Requirements of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so duly organized, validly existing, in good standing or have such power and authority would have a Company Material Adverse Effect. There are no outstanding contractual obligations of any Acquired Company to repurchase, redeem or otherwise acquire any securities of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary that is a corporation is duly authorized, validly issued, fully paid and nonassessable and was issued free of any preemptive rights.

(c) None of the Acquired Companies has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity. Except for the Company Subsidiaries and equity interests held as passive investments as part of the Company’s cash management or compensation programs, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity.

2.2 Certificate of Incorporation and Bylaws. The Company has Made Available to Parent accurate and complete copies of the certificate of incorporation and bylaws of the Company, including all amendments thereto. Such certificate of incorporation and bylaws are in full force and effect. None of the Acquired Companies is in violation in any material respect of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock.

(b) As of the close of business on May 26, 2015 (the “Listing Date”):

(i) 302,353,340 shares of Company Common Stock were issued and outstanding;

(ii) 1,825,498 shares of Company Common Stock were subject to issuance pursuant to Company Options;

(iii) 5,090,198 shares of Company Common Stock were subject to issuance pursuant to Company RSUs;

(iv) 1,572,694 shares of Company Common Stock were subject to issuance pursuant to Company PRSUs; and

(v) 3,989,894 shares of Company Common Stock were reserved for future issuance pursuant to the Company’s 1987 Employee Stock Purchase Plan (the “ESPP”).

(c) Section 2.3(c) of the Disclosure Schedule sets forth as of the close of business on the Listing Date the following information with respect to each Company Equity Award outstanding as of the date of this Agreement: (i) the particular Company Equity Incentive Plan pursuant to which such Company Equity Award was granted; (ii) the name of the applicable holder of each Company Equity Award; (iii) in the case of a Company Option or Company RSU, the number of shares of Company Common Stock subject to such award, and in the case of a Company PRSU, the maximum number of shares of Company Common Stock subject to such award assuming maximum achievement of performance goals thereunder; (iv) the exercise price of any Company Option; (v) the date on which such Company Equity Award was granted; (vi) whether any Company Option is intended to qualify as an “incentive stock option” under section 422 of the Code; (vii) the applicable vesting schedule and any applicable performance vesting condition for such Company PRSU; and (viii) the extent to which any Company Option is vested and exercisable as of the Listing Date. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof or other authorized designee) and any required stockholder approval by the necessary number of votes or written consents. Each grant of a Company Equity Award was made in all material respects in accordance with (A) the terms of the applicable compensation plan or arrangement of the Company; (B) all requirements set forth in applicable Contracts; (C) all applicable securities laws; (D) the Code; and (E) all other applicable Legal Requirements. The per share exercise price of each currently outstanding Company Option was equal to the fair market value of a share of Company Common Stock on the applicable Grant Date. The Company does not have any liability in respect of any Company Option that was awarded with a per share exercise price that was less than the fair market value of a share of Company Common Stock on the applicable Grant Date. The Company has Made Available to Parent accurate and complete copies of all Company Equity Incentive Plans and the forms of all equity-based award agreements for such Company Equity Incentive Plans, in each case in effect on the date of this Agreement. The Company has the requisite authority under the terms of the applicable Company Equity Incentive Plan, the applicable award agreements and any other applicable Contract to take the actions contemplated by Section 4.4, and the adjustment or the amendment of the terms, or cancellation, of Company Options, Company RSUs and Company PRSUs described in Section 4.4, shall, as of the Effective Time, be binding on the holders of Company Options, Company RSUs and Company PRSUs purported to be covered thereby.

(d) As of the date of this Agreement, the Company does not hold any shares of Company Common Stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right or right of participation. None of the Acquired Companies is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or any other Company securities, or to provide funds to, or make any monetary investment (in the form of a loan, capital contribution or otherwise) in, any Acquired Company or any other Entity that would be material to Acquired Companies, taken as a whole. There are no repurchase rights held by the Company with respect to shares of Company Common Stock (whether such shares of Company Common Stock were issued pursuant to the exercise of Company Options or otherwise).

(e) Other than as described in Section 2.3(b) through Section 2.3(d) and except for changes since the Listing Date resulting from the exercise of Company Stock Options or the vesting of Company RSUs or Company PRSUs outstanding on the Listing Date or, after the date of this Agreement, as not prohibited by the terms of this Agreement, there are no: (i) outstanding options, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company (whether or not currently exercisable) or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company; (ii) shares of capital stock of, or other voting securities or ownership interests in the Company; (iii) outstanding securities that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iv) restricted shares, restricted share units, stock appreciation rights, performance shares, performance based restricted stock units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness having voting rights or convertible into securities having voting rights) or ownership interests in the Company; or (v) stockholder rights plans (or similar plans containing any aspects commonly referred to as a “poison pill”) under which any of the Acquired Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f) Except for securities owned by any of the Acquired Companies, there are no outstanding: (i) options, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of any Company Subsidiary or obligating any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, any Company Subsidiary; (ii) shares of capital stock of, or other voting securities or ownership interests in, any Company Subsidiary; or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness having voting rights or convertible into securities having voting rights) or ownership interests in any Company Subsidiary (the items in clauses “(i)”, “(ii)” and “(iii)” being referred to collectively as the “Company Subsidiary Securities”).

(g) There are no shares of Company Common Stock beneficially owned by any Subsidiary of the Company.

2.4 SEC Filings; Financial Statements.

(a) All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since January 1, 2012 have been so filed on a timely basis. As of the date of this Agreement, none of the Company Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Agreement, the term “file” and variations thereof, when used in reference to the SEC, shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) There are no outstanding unresolved comments with respect to the Company or the Company SEC Documents noted in comment letters or other correspondence received by the Company or its attorneys from the SEC, and, to the knowledge of the Company, there are no pending (i) formal or informal investigations of the Company by the SEC; or (ii) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board. Since January 1, 2012, there has been no material written complaint, allegation, assertion or claim that any Acquired Company has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. Since January 1, 2012, no current or former attorney representing any Acquired Company has reported in writing evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to any director or executive officer of the Company.

(c) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient in all material respects to provide reasonable assurances: (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”); (ii) that transactions are executed only in accordance with the authorization of management; (iii) that access to assets that could have a material effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) sufficient in all material respects to ensure that all material information concerning the Acquired Companies is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents, and otherwise to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules, to allow timely decisions regarding required disclosure and to make the required certifications in connection therein. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2014, and such assessment concluded that such controls were effective. Section 2.4(c) of the Disclosure Schedule lists, and the Company has Made Available to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures that are in effect as of the date of this Agreement.

(d) The financial statements (including any related notes) contained in the Company SEC Documents filed on or after January 1, 2012, including the Company Financial Statements: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Acquired Companies as of the respective dates thereof and the consolidated results of operations and cash flows of the Acquired Companies for the periods covered thereby (subject, with respect to unaudited interim statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount).

(e) No Acquired Company is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among any Acquired Companies, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any Acquired Companies in the Acquired Companies’ published financial statements or any of the Company’s SEC Documents.

(f) Since January 1, 2012, the Company has disclosed to the Company’s outside auditors and the audit committee of the Company (and made copies of such disclosures available to Parent): (i) all “significant deficiencies” and “material weaknesses” in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since January 1, 2012, the Company has not received from its independent accountants any oral or written notification of any: (i) “significant deficiency” in the internal controls over financial reporting of the Company; (ii) “material weakness” in the internal controls over financial reporting of the Company; or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them by the Public Company Accounting Oversight Board in Auditing Standard No. 2.

(g) To the knowledge of the Company, since January 1, 2012, no employee of any Acquired Company has provided or is providing information to any law enforcement agency regarding the possible commission of any crime or the violation or possible violation of any Legal Requirement of the type described in Section 806 of the Sarbanes-Oxley Act.

(h) Each of the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Documents, and the statements contained in such certifications are true and correct. For purposes of this Section 2.4(h), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. No Acquired Company has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act. The Company is in compliance in all material respects with the Sarbanes-Oxley Act.

(i) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the Exchange Act, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the knowledge of the Company, since January 1, 2012, there have been no material violations of provisions of the Company’s code of ethics by any such persons.

2.5 Absence of Changes. Since December 31, 2014, through the date of this Agreement: (a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would have a Company Material Adverse Effect; and (b) none of the Acquired Companies has taken any action, or authorized, committed or agreed to take any action, that if taken during the Pre-Closing Period would constitute a breach of Sections 4.2(b)(i), 4.2(b)(iv), 4.2(b)(vii), 4.2(b)(viii), 4.2(b)(xv), 4.2(b)(xx), 4.2(b)(xxi), 4.2(b)(xxvi) or 4.2(b)(xxx).

2.6 Title to Assets. Except (i) as would not have a Company Material Adverse Effect; (ii) with respect to real property (which is covered by Section 2.7); and (iii) with respect to Intellectual Property (which is covered by Section 2.8), the Acquired Companies own, and have good title to, each of the tangible assets reflected as owned by an Acquired Company on the Most Recent Balance Sheet that are material to the Acquired

Companies, taken as a whole (except for tangible assets sold or disposed of since that date in the ordinary course of business consistent with past practices) free of any Encumbrances, other than Permitted Encumbrances. The Acquired Companies have sufficient title to all of their properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, all of the machinery, equipment and other tangible personal property and assets owned or used by the Acquired Companies are usable in the or ordinary course of business consistent with past practices and are reasonably adequate and suitable for the uses to which they are being put.

2.7 Real Property.

(a) Section 2.7(a) of the Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of all real property owned by any Acquired Company (the “Company Owned Real Property”). The Acquired Companies have good, valid and marketable title in fee simple to all Company Owned Real Property, free and clear of all Encumbrances of any nature whatsoever except Permitted Encumbrances. There are no outstanding options or other contractual rights to purchase or lease, or rights of first refusal to purchase, the Company Owned Real Property or any portion thereof or interests therein or contracts relating to the right to receive any portion of the income or profits from the sale thereof. Other than with respect to any Permitted Encumbrances, there (i) are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Company Owned Real Property to any Person; and (ii) is no Person in possession of any of the Company Owned Real Property other than the Acquired Companies.

(b) Section 2.7(b) of the Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of each lease, sublease, license and occupancy agreement for the right to use or occupy real property pursuant to which any of the Acquired Companies occupies real property of greater than 10,000 square feet (the “Company Leased Real Property,” and together with the Company Owned Real Property, the “Company Real Property”). The Acquired Companies have a valid and binding leasehold interest in the Company Leased Real Property, in accordance with the provisions of the applicable lease agreement, free and clear of all Encumbrances of any nature whatsoever except Permitted Encumbrances. Except as would not have a Company Material Adverse Effect, no Acquired Company has received written notice that it has made any material alterations, additions or improvements to the leased property that are required to be removed at the termination of the applicable lease term. The Company has Made Available accurate and complete copies of all leases, subleases, licenses or other occupancy agreements regarding the Company Leased Real Property.

(c) Except as would not have a Company Material Adverse Effect, all of the buildings, fixtures and other improvements located on the Company Real Property are adequate and suitable in all respects for the purpose of conducting the Acquired Companies’ business as presently conducted.

2.8 Intellectual Property

(a) The Acquired Companies have taken commercially reasonable efforts to prosecute, register and maintain the material Registered IP included in the Company Intellectual Property (other than Company Intellectual Property that is owned by a third party and exclusively licensed to an Acquired Company) (“Registered Company IP”). The Company or a Company Subsidiary solely and exclusively owns all right, title and interest in and to each item of material Registered Company IP and material unregistered Copyrights included in the Company Intellectual Property (in each case, other than Company Intellectual Property that is owned by a third party and exclusively licensed to an Acquired Company) and that are embodied in any material Company Products, in each case free and clear of any material Encumbrances (other than Permitted Encumbrances).

(b) The Acquired Companies have taken commercially reasonable actions to police the material Trademarks included in the Company Intellectual Property against unauthorized use by third parties.

(c) None of the Acquired Companies is a party to or bound by any decree, judgment, order or arbitral award that is reasonably expected to: (i) require any Acquired Company to grant to any third party any license, covenant not to sue, release, immunity or other right with respect to any material Company Intellectual Property; or (ii) affect any of the material terms or conditions of any license, covenant, release, immunity or other right that any Acquired Company has granted, grants, may grant or must grant with respect to any material Company Intellectual Property.

(d) Since January 1, 2012, no Acquired Company has received notice that any material Company Intellectual Property is or has been involved in any interference, opposition, reissue, reexamination, review or other Legal Proceeding of any nature in which the scope, validity or enforceability of any such material Company Intellectual Property is being or has been contested or challenged and, to the knowledge of the Company, no such action has been threatened, other than such proceedings in the ordinary course of prosecution of any Registered Company IP.

(e) Each Acquired Company has, in accordance with applicable Legal Requirements of each relevant jurisdiction, taken commercially reasonable efforts to protect its rights in and to its material Trade Secrets.

(f) (i) Each Acquired Company has and uses reasonable commercial efforts to enforce policies requiring execution by each Company Associate who is or was involved in the development of material Intellectual Property for any of the Acquired Companies to execute proprietary information, confidentiality and assignment agreements appropriate for the jurisdiction in which such Company Associate resides and works (“Customer Associate Assignment Agreements”); (ii) no Acquired Company has received any written claim from any Company Associate challenging or disputing the ownership of any material Company Intellectual Property; and (iii) no Acquired Company is a party to or bound by any Contract with any Person (other than the Company Associates) that materially prohibits or materially restricts a group of its employees from: (A) certain work assignments; (B) moving within, between or among any of the Acquired Companies and their Affiliates (or their organization or business units); or (C) performing any services for or working with any third party, to the extent that each of the foregoing prohibitions or restrictions, individually or in the aggregate, are material to the business of any of the Acquired Companies.

(g) To the knowledge of the Company, there are no specific facts or circumstances that the Company reasonably expects would render invalid or unenforceable any material Registered Company IP. Since January 1, 2012, no Acquired Company located in the United States has received any written claim from any third party challenging the priority, ownership, validity or enforceability of any material Registered Company IP in the United States, other than proceedings in the ordinary course of prosecution of any such material Registered Company IP.

(h) To the knowledge of the Company, no Person is currently materially infringing, misappropriating, or otherwise violating in a material respect, any material Company Intellectual Property (excluding Patents). Since January 1, 2012, no Acquired Company has made any written claim with respect to infringement, misappropriation, or other violation of any material Company Intellectual Property against any Person.

(i) (i) To the knowledge of the Company, none of the Acquired Companies and none of the Company Products or Company Product Software is currently infringing (directly, contributorily, by inducement or otherwise), misappropriating, or otherwise violating or, at any time during the six year period prior to the date of this Agreement, has infringed (directly, contributorily, by inducement or otherwise), misappropriated, or otherwise violated any Intellectual Property Right of any other Person, where such infringement, misappropriation, or violation would, individually or in the aggregate, have a significant adverse effect on the Acquired Companies taken as a whole; (ii) no material claim or Legal Proceeding alleging infringement, misappropriation or violation of any Intellectual Property Right of any other Person is as of the date of this Agreement, or in the past 36 months has been, pending, or, to the knowledge of the Company, as of the date of this Agreement, threatened in writing (a) against any Acquired Company; or (b) against any other Person that has asserted against any Acquired Company that it is, and that is, entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Company with respect to such claim or Legal Proceeding; (iii) as of the date of this Agreement and in the past 36 months, none of the Acquired Companies has received any written notice alleging any material infringement, misappropriation, or violation of any Intellectual Property Right of another Person; and (iv) as of the date of this Agreement, no claim or Legal Proceeding against any of the Acquired Companies or, to the knowledge of the Company, against any other Person, in each case involving any Intellectual Property or Intellectual Property Right licensed to any Acquired Company that is material to the business of any of the Acquired Companies as currently conducted, is pending or, to the knowledge of the Company, has been threatened, except for any such claim or Legal Proceeding that, if adversely determined, would not significantly adversely affect: (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by any of the Acquired Companies; or (B) the manufacturing, use, sale, lease, license, distribution, provision, support or other disposition or exploitation of any Company Product.

(j) Section 2.8(j) of the Disclosure Schedule accurately identifies as of the date of this Agreement:

(i) each Contract pursuant to which any Person has granted or agreed to grant to any Acquired Company any license, covenant, release, immunity or other right with respect to any Intellectual Property or Intellectual Property Rights that are a material part of or necessary for the manufacturing, use, sale, lease, license, distribution, provision, support or other disposition or exploitation of any Company Product (other than Contracts with respect to Software that is generally available on a commercial basis from third parties at a total price not exceeding $500,000, Open Source Software and license agreements for any third-party software that is licensed pursuant to a non-exclusive, internal-use software license, shrink-wrap or click-wrap agreement, or similar agreements) (“Licensed IP”);

(ii) each Contract (other than Customer Associate Assignment Agreements and Contracts that are set forth in Section 2.9(a) of the Disclosure Schedule) pursuant to which any Person has assigned or agreed to assign to any Acquired Company any Intellectual Property or Intellectual Property Rights that are a material part of or necessary for the manufacturing, use, sale, lease, license, distribution, provision, support or other disposition or exploitation of any Company Product and which (A) was entered into in the past six years and having a consideration amount of $500,000 or more; or (B) contains material ongoing obligations by any Acquired Company;

(iii) each Contract, pursuant to which any Acquired Company has granted or agreed to grant any license, covenant, release, immunity, assignment, or any other right (whether or not currently exercisable) with respect to any material Company Intellectual Property (other than non-exclusive licenses of Company Intellectual Property granted in the ordinary course of business consistent with past practices);

(iv) each Contract pursuant to which an Acquired Company has granted any Person an exclusive license or any other exclusive rights with respect to any material Company Intellectual Property; and

(v) each Contract pursuant to which any Acquired Company is obligated to pay to any Person royalties or other similar payments (x) upon or for the use or exploitation of any Company Intellectual Property; or (y) upon the manufacturing, use, sale, lease, license, distribution, provision, sale or other disposition or exploitation of any Company Product (in each case of (x) and (y), other than any such Contract (A) under which the total annual amounts payable on or after the date of this Agreement by any Acquired Company to any other Person is less than $500,000; or (B) containing any provisions regarding sales commissions payable to employees according to the applicable Acquired Company’s standard commissions plan, a copy of which plan has been Made Available to Parent).

(k) To the knowledge of the Company, none of the Company Product Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other similar code that has resulted in any of the following, or any other code designed or intended to have any of the following functions: (i) materially disrupting, disabling, harming or otherwise materially impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) materially damaging or destroying any data or file without the user’s consent.

(l) No Acquired Company is in violation of any provision of the applicable license agreement for any Open Source Software that is contained in, distributed with or used in the development of any Company Product Software or any Company Product containing or used in conjunction with any Company Product Software, which violation would have a Company Material Adverse Effect.

(m) From January 1, 2010, to the date of this Agreement, no Acquired Company has received any claim from a third party, or knows of any claim by a third party, that any material Company Product incorporates, is integrated with, or, links to any Open Source Software in such a manner that requires an Acquired Company to distribute any material proprietary source code for such Company Product under the terms of an Open Source Software license, and to the knowledge of the Company, there would be no reasonable basis for such a claim to be made by a third party. The Acquired Companies have used commercially reasonable efforts to regulate the use and distribution of Open Source Software in compliance with applicable Open Source Software licenses.

(n) No material source code for any Company Product Software has been delivered, licensed or made available to any escrow agent or other Person (other than to (i) employees of the Acquired Companies or other Company Associates, in each case, provided in the course of his, her or its employment or engagement by an Acquired Company for the benefit of such Acquired Company; or (ii) customers of the Acquired Companies pursuant to written Contracts (A) restricting the use thereof; and (B) entered into in the ordinary course of business). None of the Acquired Companies has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any material Company Product Software to any escrow agent or other Person. Except with respect to the foregoing, to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any material source code for any material Company Product Software to any other Person.

(o) To the knowledge of the Company, in the past 36 months, there has been no failure, breakdown, loss or impairment of, or unauthorized access to or unauthorized use of, any core information technology systems of an Acquired Company that has resulted in a material disruption or material interruption in the operation of the business of any Acquired Company, the cause of which has not been repaired or remedied. The Acquired Companies have in place commercially reasonable disaster recovery and business continuity plans and procedures. To the knowledge of the Company, in the past 36 months, there has been no unauthorized access to or unauthorized use of any information technology systems of any Acquired Company that has resulted in unauthorized disclosure of any material confidential information of any Acquired Company to any other Person.

(p) In the 12-month period prior to the date of this Agreement, there has been no release of personally identifiable information by any Acquired Company in material breach of either: (i) Contracts to which any Acquired Company is bound; or (ii) applicable Legal Requirements with respect to personally identifiable information, that has resulted in, or is reasonably expected to result in, a material liability to any Acquired Company or that has resulted in a disruption of the business or operations of any Acquired Company. No Acquired Company is the subject of and no Acquired Company has been notified of any regulatory investigation, or enforcement Legal Proceedings against any Acquired Company alleging breach of data security or privacy obligations. No Person has commenced any Legal Proceeding with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such information by any Acquired Company (or any of their respective employees or contractors) which has, or would reasonably be expected to, result in material liability to any Acquired Company.

(q) Section 2.8(q) of the Disclosure Schedule contains a list, as of the date of this Agreement, of all standards-setting organization and multi-party special interest groups in which any Acquired Company participates where such participation requires an Acquired Company to grant third parties a license with respect to any material Company Intellectual Property.

2.9 Contracts; Government Contracts.

(a) Sections 2.9(a)(i) through 2.9(a)(xi), inclusive, of the Disclosure Schedule contain, other than with respect to Employee Benefit Plans, lists of the following Contracts in effect as of the date of this Agreement (as amended or supplemented) to which any Acquired Company is a party, or by which any property or asset of any Acquired Company is bound or affected (the Contracts required to be set forth in Section 2.7(b) of the Disclosure Schedule, Section 2.8 of the Disclosure Schedule, Section 2.9(a) of the Disclosure Schedule, Section 2.10(c) of the Disclosure Schedule, Section 2.15(f) of the Disclosure Schedule or Section 2.26 of the Disclosure Schedule and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) collectively being the “Material Contracts”):

(i) (A) all employment Contracts of those employees and managers that receive from any Acquired Company annual compensation (including base salary, commissions, incentive payments, and annual or other periodic or project bonuses but excluding equity compensation) in excess of $1,000,000; and (B) all individual consulting Contracts for those consultants that receive from any Acquired Company annual compensation in excess of $1,000,000 (provided that references to such Contracts have been made completely anonymous for those employees, managers or consultants based in jurisdictions where this is required under applicable data privacy/protection Legal Requirements);

(ii) all material Government Contracts, including material Current Government Contracts, and material Current Government Contract Bids;

(iii) all Contracts involving material joint ventures;

(iv) all Contracts entered into since January 1, 2012: (A) relating to the disposition or acquisition by any Acquired Company of any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $10,000,000; or (B) pursuant to which any Acquired Company will acquire or is obligated to acquire any interest or make an investment for consideration in excess of $10,000,000 in any other Entity, other than the Acquired Companies, in each case, that contain ongoing obligations that are material to the Acquired Companies taken as a whole;

(v) all Contracts (other than Contracts evidencing currently outstanding Company Equity Awards, in each case in the form or forms used by the Company and Made Available to Parent): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Companies with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(vi) all Contracts providing for indemnification, contribution or any guaranty in an amount that is material to the Company, other than those Contracts that were entered into in the ordinary course of business;

(vii) all mortgages, indentures, guarantees, loans, credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case, in excess of $5,000,000, other than: (A) accounts receivables and payables; and (B) loans to or guarantees for direct or indirect wholly owned Company Subsidiaries, in each case, in the ordinary course of business consistent with past practices;

(viii) all material Contracts with each of the Top Suppliers, Top Customers and Top Distributors;

(ix) all Contracts with any supplier to any Acquired Company of goods or services that is material to the manufacture, sale or distribution of the Company Products (A) that are contractually exclusive or for which no commercial replacement reasonably exists; and (B) have a value in excess of $500,000 per annum;

(x) all Contracts that would obligate an Acquired Company to make a payment in excess of $10,000,000 in connection with the Contemplated Transactions; and

(xi) all other Contracts, the breach, absence or termination of which would have a Company Material Adverse Effect.

(b) Except as would not be material to the Acquired Companies, taken as a whole, each Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Company has Made Available to Parent an accurate and complete copy of each Material Contract (in each case as in effect as of the date of this Agreement).

(c) None of the Acquired Companies has materially violated or materially breached, or committed any material default under, any Company Contract that constitutes a Material Contract. To the knowledge of the Company, no other Person has materially violated or materially breached, or committed any material default under, any Company Contract that constitutes a Material Contract. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would: (i) result in a material violation or material breach of any of the provisions of any Company Contract that constitutes a Material Contract; (ii) give any Person the right to declare a material default or exercise any material remedy under any Company Contract that constitutes a Material Contract; or (iii) give any Person the right to cancel, terminate or modify in any material respect any Company Contract that constitutes a Material Contract. To the knowledge of the Company, from January 1, 2014, to the date of this Agreement, none of the Acquired Companies has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract that has not been cured.

(d) Since January 1, 2012, (i) with respect to work regarding Government Contracts, the Acquired Companies have complied, in all material respects, with applicable material Legal Requirements, including all material provisions of the Federal Acquisition Regulations incorporated into or otherwise applicable to any Government Contracts; (ii) the representations, certifications and warranties made by the Acquired Companies, as applicable, with respect to the Government Contracts were accurate in all material respects as of their effective dates, and the Acquired Companies have complied, in all material respects, with all such certifications and terms and conditions of each Government Contract; (iii) none of the Acquired Companies has received an adverse or negative government past performance evaluation or rating for the past three years that could adversely affect the evaluation by the Governmental Body or other potential customer of the Current Government Contract Bids; (iv) to the extent applicable, the Acquired Companies have complied with all requirements concerning the sale of their products via the GSA Schedule, including all pricing discounts and funding fee reporting; and (v) the Acquired Companies have implemented policies, procedures, and training programs to ensure compliance with clauses “(i)”, “(ii)” and “(iv)”, in each case if appropriate in light of current Government Contracts.

(e) With respect to the Current Government Contracts, the Acquired Companies have not been notified in writing of any actual or alleged violation, or breach of any Government Contract-related statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification committed by the Acquired Companies or any of their respective directors, officers or employees in their capacities as such that would reasonably be expected to adversely affect, in a manner that would be material to the Acquired Companies, taken as a whole, on payments under Current Government Contracts or adversely affect, in a manner that would be material to the Acquired Companies, taken as a whole, on the award of Government Contracts to the Acquired Companies in the future.

(f) (i) None of the Acquired Companies has received any written show cause, cure, deficiency, default, termination for convenience, or similar notice relating to any Current Government Contract that is material to the Acquired Companies, taken as a whole; (ii) no termination for default, cure notice or show cause notice that is material to the Acquired Companies, taken as a whole, has been issued or, to the knowledge of the Company, threatened, in writing, and remains unresolved with respect to any Current Government Contract; and (iii) to the knowledge of the Company, no event, condition, or omission has occurred or currently exists that would constitute grounds for such action.

(g) None of the Acquired Companies, nor any of their respective directors, officers or employees in connection with the performance of the duties for, or on behalf of, the Acquired Companies, is debarred or suspended, or, since January 1, 2012, has been proposed for suspension or debarment from bidding on any Government Contract, declared nonresponsible or ineligible, or otherwise excluded from participation in the award of any Government Contract or for any reason been listed on the List of Parties Excluded from Federal Procurement and Non-procurement Programs.

(h) (i) To the knowledge of the Company, none of the Acquired Companies has undergone or is currently undergoing any internal or external audit, review, inspection, investigation, survey, or examination of records relating to any Government Contracts, other than in the ordinary course of business, and (ii) since January 1, 2012, none of the Acquired Companies has received written notice or otherwise become aware of, or undergone any investigation or review relating to any noncompliance, misconduct, violation or breach regarding any Government Contract, other than in the ordinary course of business.

(i) Except as would be material to the Acquired Companies, taken as a whole, since January 1, 2012, none of the Acquired Companies has made any disclosure to any Governmental Body, other customer, prime contractor or higher-tier subcontractor related to any suspected, alleged or possible violation of a contract requirement, any apparent or alleged irregularity, misstatement or omission arising under or relating to a Government Contract. To the knowledge of the Company, there are no facts that require such a disclosure.

(j) Except as would be material to the Acquired Companies, taken as a whole, to the knowledge of the Company, none of the Acquired Companies performs activities under Current Government Contracts, or has other relationships with any other person or entity, that could result in an “organizational conflict of interest” as defined in Subpart 9.5 of the Federal Acquisition Regulation and agency supplements thereto.

(k) (i) The Acquired Companies are in compliance in all material respects with all applicable national security obligations and, to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in the suspension or termination of such clearances or that would reasonably be expected to render any of the Acquired Companies ineligible for such security clearances in the future; and (ii) the Acquired Companies are in compliance in all material respects with all security measures required by Government Contracts.

(l) The Acquired Companies have complied in all material respects with all timekeeping/time recordation requirements of the applicable Government Contracts, and none of the Acquired Companies has any knowledge of any facts or circumstances that would reasonably be expected to result in an investigation by the U.S. government based upon the failure by any of the Acquired Companies to comply with such applicable timekeeping/time recordation requirements.

(m) (i) None of the Acquired Companies has received any written notice of any outstanding claims or Contract disputes relating to the Government Contracts to which any of the Acquired Companies is a party; (ii) no Government Contract is currently the subject of bid or award protest proceedings and, to the knowledge of the Company, no Government Contract is reasonably likely to become the subject of bid or award protest proceedings; (iii) no material amount of money due to any of the Acquired Companies is being withheld or offset and no claim or action for relief or dispute proceeding is pending against any of the Acquired Companies; (iv) neither any Governmental Body nor any prime contractor or higher-tier subcontractor under a Government Contract has questioned or disallowed any material costs claimed under the Government Contracts, and, to the knowledge of the Company, no facts exist which could give rise to a claim for price adjustment under the Truth in Negotiations Act or to any other request for a reduction in the price of any of the Government Contracts; and

(v) all invoices and claims submitted under each Government Contract were current, accurate, and complete, in all material respects, as of their submission date or were subsequently corrected.

(n) To the knowledge of the Company, as of the date of this Agreement, all software delivered under a Government Contract has been properly and sufficiently marked and protected so that no more than the minimum rights or licenses required under applicable regulations and Government Contract terms or the terms of such Government Contract, if any, have been provided. To the knowledge of the Company, all personal property, equipment or fixtures supplied, loaned, bailed or otherwise furnished to any of the Acquired Companies by or on behalf of any Governmental Body has been properly accounted for and has been, or will be, returned or otherwise disposed of in accordance with the instructions of the relevant Governmental Body.

(o) In addition to the provisions set forth in Section 2.8, since January 1, 2012, no Company Intellectual Property has been developed at government expense.

2.10 Liabilities.

(a) Except as and to the extent set forth on the Most Recent Balance Sheet (including any notes thereto), no Acquired Company has any liability or obligation of any nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities and obligations incurred in the ordinary course of business in amounts consistent with past practices since the date of the Most Recent Balance Sheet; (ii) liabilities and obligations that would not have a Company Material Adverse Effect; (iii) liabilities and obligations under executory Contracts to which any Acquired Company is a party, other than as a result of a breach thereunder; and (iv) liabilities and obligations incurred in connection with the preparation and negotiation of this Agreement or pursuant to this Agreement or in connection with the Contemplated Transactions.

(b) Section 2.10(b) of the Disclosure Schedule lists all indebtedness for borrowed money outstanding as of the date of this Agreement in excess of $5,000,000 (other than any indebtedness owed to an Acquired Company).

(c) Section 2.10(c) of the Disclosure Schedule lists all obligations of the Acquired Companies outstanding as of the date of this Agreement in respect of interest rate and currency obligations, swaps, hedges or similar arrangements that are material to the Acquired Companies, taken as a whole.

2.11 Compliance with Legal Requirements; Conflict Minerals; Trade Control Laws.

(a) Each of the Acquired Companies is, and has at all times since January 1, 2012, been, in compliance in all material respects with all applicable Legal Requirements. To the knowledge of the Company, since January 1, 2012, none of the Acquired Companies has received any written notice from any Governmental Body alleging any actual or possible material violation of, or material failure to comply with, any Legal Requirement.

(b) Without limiting Section 2.11(a), each of the Acquired Companies is, and has at all times since January 1, 2012 been, in compliance in all material respects with all rules and regulations regarding conflict minerals, including Rule 13p-1 under the Exchange Act and, as of the date of this Agreement, any applicable written standards, requirements, directives or policies of the SEC or any other Governmental Body relating thereto (the “Conflict Minerals Rule”). No Acquired Company has received any written communication from any Governmental Body that alleges that any Acquired Company has failed to perform the due diligence or make the reports or disclosures required by the Conflict Minerals Rule or has submitted any false and misleading statements in its Form SD or Conflict Minerals Report filed with the SEC pursuant to the Conflict Minerals Rule.

(c) Without limiting Section 2.11(a), each of the Acquired Companies is conducting, and has at all times since January 1, 2010 conducted, its export and import transactions in accordance in all material respects with: (i) all applicable U.S. export and re-export controls, including the Export Administration Act of 1979, as amended, the Export Administration Regulations, the International Traffic in Arms Regulations, the Arms Export Control Act of 1976, and the Office of Foreign Assets Control’s trade and economic sanctions regulations; and (ii) all other applicable import/export control Legal Requirements in other countries in which any Acquired Company conducts business.

(d) Without limiting Section 2.11(a) or Section 2.13:

(i) to the knowledge of the Company, each of the Acquired Companies has obtained all material Consents, orders and declarations from, provided all material notices to, and made all material filings with, all Governmental Bodies required for: (A) the export, import and re-export of its products, services, software and technologies; and (B) releases of technologies and software to foreign nationals located in the United States and abroad (the “Export Approvals”);

(ii) to the knowledge of the Company, each of the Acquired Companies is in compliance with the terms of all Export Approvals in all material respects; and

(iii) there are no pending or, to the knowledge of the Company, threatened, claims against the Acquired Companies with respect to such Export Approvals.

(e) Without limiting Section 2.11(a), each of the Acquired Companies is, and has at all times since January 1, 2012 been, in compliance in with all Product Regulatory Requirements, except for any non-compliance that would not be material to the Acquired Companies, taken as a whole. To the knowledge of the Company, since January 1, 2012, none of the Acquired Companies has received any written notice from any Person alleging any actual or possible material violation of, or material failure to comply with, any Product Regulatory Requirement.

2.12 Certain Business Practices. Since January 1, 2012, none of the Acquired Companies, nor any director, officer or employee of the Acquired Companies, and, to the knowledge of the Company, no agent, distributor, consultant, or other Person acting for or on behalf of any of the Acquired Companies, has directly or indirectly: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) given, offered or promised, or authorized to give, any money or other thing of value (except for payments permitted by applicable Legal Requirements) to any foreign or domestic government official or to any foreign or domestic political party or candidate for the purpose of obtaining or retaining business, inducing such official, party or candidate to do or omit to do an act in violation of any applicable legal duty, or to otherwise secure an improper advantage; or (c) made any other unlawful payment to any Person or otherwise violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other similar applicable foreign, federal or state Legal Requirement. Since January 1, 2012, each of the Acquired Companies: (i) has maintained and currently maintains sufficient internal controls and compliance programs to detect and prevent violations of applicable anticorruption Legal Requirements; (ii) all books and records of the Acquired Companies accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds or assets; and (iii) there have been no false or fictitious entries made in the books or records of the Acquired Companies relating to any illegal payment or secret or unrecorded fund.

2.13 Governmental Authorizations. Each of the Acquired Companies holds all material Governmental Authorizations necessary to enable such Acquired Company to conduct its business in the manner in which such business is currently conducted by such Acquired Company. Except as would not have a Company Material Adverse Effect: (i) no suspension or cancellation of any of any Governmental Authorization is pending or, to the knowledge of the Company, threatened in writing; and (ii) there have occurred no defaults under, violations of, or events giving rise to a right of termination, amendment or cancellation of any such Governmental Authorizations (with or without notice, the lapse of time or both). Except as would not have a Company Material Adverse Effect, no Acquired Company is, and no Acquired Company has been since January 1, 2012, in conflict with, or in default, breach or violation of any Governmental Authorization to which an Acquired Company is a party or by which any Acquired Company or any property or asset of an Acquired Company is bound.

2.14 Tax Matters.

(a) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Companies: (i) has been timely filed (after giving effect to any valid extensions of time in which to make such filing); and (ii) is accurate and complete in all material respects. All income or other material Taxes payable by or on behalf of each Acquired Company have been timely paid. There are no Encumbrances for Taxes (other than Permitted Encumbrances).

(b) The Most Recent Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through March 27, 2015, in accordance with GAAP. The Company will establish, in the ordinary course of business consistent with past practices, reserves adequate for the payment of all Taxes of the Acquired Companies for the period from March 27, 2015 through the Closing Date.

(c) Each Acquired Company has complied in all material respects with all applicable Legal Requirements relating to the payment, collection and withholding of Taxes and has duly and timely withheld or collected and paid over to the appropriate Governmental Body all amounts required to be so withheld or collected and paid under all applicable Legal Requirements.

(d) No Acquired Company or any other Person on its behalf has granted: (i) an extension or waiver of the limitation period applicable to any Tax Return of an Acquired Company; or (ii) a power of attorney that is currently in force with respect to any Tax matter.

(e) No claim or Legal Proceeding is pending or has been threatened in writing against or with respect to any Acquired Company in respect of any income or other material Taxes. There are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by any Acquired Company with respect to any Tax.

(f) No claim has ever been made by any Governmental Body in a jurisdiction where an Acquired Company does not file a Tax Return that it is or may be subject to Tax by that jurisdiction.

(g) No Acquired Company is a party to any Tax sharing, allocation, indemnity or similar Contract pursuant to which it will have any obligation to make any payments after the Closing (other than credit or other commercial agreements the primary purpose of which does not relate to Taxes).

(h) No Acquired Company is liable for Taxes of any other Person by reason of Contract, assumption, transferee or successor liability, operation of applicable Legal Requirement, Treasury Regulation Section 1.1502-6(a) (or any similar applicable Legal Requirement) or otherwise.

(i) No Acquired Company has ever been a member of an affiliated, combined, consolidated or unitary group of corporations within the meaning of Section 1504 of the Code or any similar applicable Legal Requirement other than a group of which the Company is the common parent.

(j) No Acquired Company has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in: (i) the two years prior to the date of this Agreement; or (ii) a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Contemplated Transactions.

(k) No Acquired Company will be required to include in any taxable period (or portion thereof) beginning after the Closing any material amount of taxable income: (i) attributable to income that was economically realized, but not recognized for Tax purposes, prior to the Closing; or (ii) as a result of any closing agreement with respect to Taxes entered into prior to the Closing.

(l) The Company has Made Available to Parent: (i) accurate and complete copies of all Tax Returns of the Acquired Companies relating to taxable periods ended on or after December 31, 2010; and (ii) any audit report issued by a Governmental Body within the last three years relating to any Taxes due from or with respect to the Acquired Companies.

(m) No Acquired Company has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(n) The Acquired Companies are and have been in compliance in all material respects with: (i) all applicable transfer pricing Legal Requirements, including the execution and maintenance of contemporaneous documentation substantiating transfer pricing practices of the Acquired Companies; and (ii) all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order.

(o) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

2.15 Employee and Labor Matters; Benefit Plans.

(a) Section 2.15(a)(i) of the Disclosure Schedule identifies each material Employee Benefit Plan that is not a Foreign Benefit Plan (a “U.S. Employee Benefit Plan”). Section 2.15(a)(ii) of the Disclosure Schedule separately identifies each material Employee Benefit Plan that is not subject to U.S. Legal Requirements (a “Foreign Benefit Plan”) and the non-U.S. jurisdiction applicable to each Foreign Benefit Plan.

(b) None of the Acquired Companies or any trade or business (whether or not incorporated) under common control with any Acquired Company and that, together with any Acquired Company, is treated as a single employer within the meaning of Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”), maintains, sponsors or has an obligation to contribute to, and none of the Acquired Companies has at any time in the past five years maintained, sponsored or has had an obligation to contribute to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code or any similar pension benefit plan that is a Foreign Benefit Plan, whether or not excluded from coverage under specific Titles or Subtitles of ERISA or a “multiple employer plan” (within the meaning of Section 413(c) of the Code), in each case, for the benefit of any current or former employees, consultants or directors of any of the Acquired Companies. None of the Employee Benefit Plans promises retiree medical, disability or life insurance benefits to any current or former employee, consultant or director of any Acquired Company, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable state or local Legal Requirement.

(c) With respect to each Employee Benefit Plan, the Company has Made Available to Parent (in each case as in effect on the date of this Agreement) an accurate, current and complete copy of: (i) each material Employee Benefit Plan (including all material amendments thereto), except for (A) offer letters that provide for at-will employment and can be terminated without material cost or liability to the Acquired Companies; (B) consultant agreements that can be terminated without material cost or liability to the Acquired Companies; and (C) Company Option, Company RSU and Company PRSU agreements, in which case only standard forms of such agreements have been Made Available to Parent; provided that, individual agreements materially differing from such forms have also been Made Available to Parent; (ii) the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Employee Benefit Plan for the three most recent plan years; (iii) in the case of any Foreign Benefit Plan providing for deferred compensation or retirement benefits, any statutory funding requirement having a similar purpose, the most recent annual and periodic accounting of such plan’s assets and the most recent actuarial report; (iv) for U.S. Employee Benefits Plans, the most recent summary plan description, together with each summary of material modifications, if any, and for material Foreign Benefit Plans, the most recent summary of the plan; (v) for U.S. Employee Benefit Plans, the trust, funding agreement, insurance Contract and other documents establishing any funding arrangement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof, and, for material Foreign Benefit Plans, the trust, funding agreement, insurance Contract and other material documents establishing any funding arrangement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (vi) all material correspondence received in the last three years, if any, to or from any Governmental Body relating to such Employee Benefit Plan; (vii) the most recent determination letter (or opinion letter, if applicable) received from the IRS with respect to each U.S. Employee Benefit Plan intended to be qualified under Section 401(a) of the Code; and (viii) all material government and regulatory approvals received from any foreign Governmental Body with respect to Foreign Benefit Plans.

(d) Except as would not result in a material liability to the Acquired Companies (taken as a whole): (i) each of the Employee Benefit Plans is and has been established, operated and administered in accordance with its terms and with applicable Legal Requirements, including ERISA and the Code; (ii) there are no audits, investigations or Legal Proceedings by any Governmental Body and no other actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Employee Benefit Plan; (iii) each Employee Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to any of the Acquired Companies (other than ordinary administration expenses); (iv) no event has occurred and, to the knowledge of the Company, no condition exists that would subject any Acquired Company, by reason of their affiliation to any ERISA Affiliate, to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Legal Requirements; and (v) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, has occurred with respect to any Employee Benefit Plan. Each U.S. Employee Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, or may rely upon an opinion letter for a prototype or volume submitter plan, and, to the knowledge of the Company, there has been no event, condition or circumstance that has resulted, or would reasonably be expected to result in, disqualification under the Code.

(e) Except as would not result in a material liability to the Acquired Companies (taken as a whole), all contributions, premiums or payments required to be made with respect to any Employee Benefit Plan (other than Foreign Benefit Plans) have been made on or before their due dates.

(f) Neither the execution, delivery or performance of this Agreement or the consummation of the Merger or any of the other Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise) will: (i) entitle any current or former employee, consultant or director of any of the Acquired Companies to any bonus, severance, change in control or other payment or to any increase therein upon any termination of employment or service; (ii) materially increase the benefits payable or provided to, or result in a forgiveness of indebtedness for, any such employee, consultant or director; (iii) accelerate the vesting, funding or time of payment of any compensation, Company Equity Award or any other benefit; (iv) result in any payments under any Employee Benefit Plan that would not be deductible under Section 280G of the Code); or (v) cause the application of an accelerated or additional tax under Section 409A of the Code.

(g) Except as would not result in a material liability to the Acquired Companies (taken as a whole), with respect to each Foreign Benefit Plan, (i) all employer and employee contributions to each Foreign Benefit Plan required by applicable Legal Requirement or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient in all material respects to procure or provide for the benefits determined on an ongoing basis accrued to the date of this Agreement with respect to all current and former participants under such Foreign Benefit Plan, according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and no transaction shall cause such assets or insurance obligations to be less than such benefit obligations; (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and is approved by any applicable taxation authorities to the extent such approval is required; and (iv) has been established, administered and operated in all material respects in accordance with its terms and compliance with all applicable Legal Requirements.

(h) The Company has Made Available to Parent a list of all employees of each of the Acquired Companies as of May 28, 2015, which list correctly reflects, in all material respects, their wage or salary, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation, commission or severance arrangements), their dates of employment and their positions, applicable classification, work location by country (or by state, for those located in the U.S.) and current status.

(i) None of the Acquired Companies is a party to any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Acquired Companies. There is no strike, slowdown, work stoppage, lockout, job action, or other labor dispute pending, or to the knowledge of the Company, threatened, as of the date of this Agreement, or question concerning representation, by or with respect to any of its employees. All of the employees of the Acquired Companies providing services in the United States are “at will” employees and all of the employment contracts of the employees of the Acquired Companies providing services outside the United States are in writing and may be terminated by three months’ notice or less given at any time without giving rise to any claim for contractual severance pay (other than a statutory redundancy payment or statutory or legally required compensation under any applicable Legal Requirements). The Company has Made Available to Parent or its advisors accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and written particulars of employment relating to the employment of the employees of the Acquired Companies (in each case as in effect on the date of this Agreement).

(j) Each of the Acquired Companies: (i) is in compliance in all material respects with all applicable Legal Requirements and any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters, including the WARN Act (in the United States) and other applicable Legal Requirements, judgments and awards relating to discrimination, equal employment opportunity, wages and hours, labor relations, leave of absence requirements, and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees; (ii) except as would result in a material liability to the Acquired Companies (taken as a whole), has withheld and reported all amounts required by agreement or applicable Legal Requirement to be withheld and reported with respect to wages, salaries and other payments to any Company Associates; (iii) has no material liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no material liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former employees, consultants or directors (other than routine payments to be made in the normal course of business).

(k) Except as would not result in a material liability to the Acquired Companies (taken as a whole), all individuals who are performing consulting or other services for any of the Acquired Companies were classified correctly as “independent contractors,” “contingent workers,” “third party workers” or “employees,” as required by applicable Legal Requirements.

(l) Except as would not result in a material liability to the Acquired Companies, taken as whole, as of the date of this Agreement, there are no Legal Proceedings or labor disputes or grievances pending, or to the knowledge of the Company, threatened or reasonably anticipated relating to any employment contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, collective bargaining agreement, work council agreement or any other labor union contract, employee privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety or discrimination matters involving any former or current employees, consultants or directors of any of the Acquired Companies. There is no charge or other action pending or, to the knowledge of the Company, threatened before the U.S. Equal Employment Opportunity Commission, any court, or any other Governmental Body with respect to the employment practices of any Acquired Company, other than charges or actions, individually or in the aggregate, that would not (i) prevent or materially delay consummation of the Merger; or (ii) if adversely determined, result in material liability to any Acquired Company. There is no obligation to obtain the consent of any works council or other employee representative body to enter into this Agreement or to consummate the Merger.

2.16 Environmental Matters. Except as would not have a Company Material Adverse Effect: (i) each of the Acquired Companies is and has at all times been in compliance with all applicable Environmental Laws; (ii) to the knowledge of the Company, none of the properties currently owned, leased or operated by any of the Acquired Companies (including soils and surface and ground waters) are Contaminated with any Materials of Environmental Concern; (iii) to the knowledge of the Company, none of the properties formerly owned, leased or operated by any of the Acquired Companies (including soils and surface and ground waters) are Contaminated with any Materials of Environmental Concern; (iv) none of the Acquired Companies has received any written notice, letter or request for information stating that it may be in violation of Environmental Laws, or liable under any Contract, or pursuant to Environmental Law, for any Contamination by Materials of Environmental Concern, and any allegations of current or historical non-compliance with Environmental Laws, or liability under Environmental Laws, has been resolved to the satisfaction of the relevant Governmental Body; and (v) each Acquired Company possesses and is and has been in compliance with, all Governmental Authorizations required under applicable Environmental Laws (“Environmental Permits”). The Company has Made Available to Parent all material Phase 1 environmental site assessments and environmental compliance audits that identify significant environmental liabilities of an Acquired Company relating to any real property currently or formerly owned, operated, controlled or leased by any of the Acquired Companies that are in the possession of the Company.

2.17 Insurance.

(a) Each Acquired Company is, and continually since the later of January 1, 2012, or the date of acquisition by the Company of such Subsidiary of the Company have been, insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged, except where the failure to be so insured would not have a Company Material Adverse Effect.

(b) Except as would not have a Company Material Adverse Effect, with respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) no Acquired Company is in material breach or material default (including any such breach or default with respect to the payment of premiums or the giving of notice or both), and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

(c) At no time since January 1, 2012 has any Acquired Company been denied any insurance or indemnity bond coverage, except as would not have a Company Material Adverse Effect. As of the date of this Agreement, there is no pending material claim by any Acquired Company under any insurance policy.

2.18 Transactions with Affiliates. There are no existing contracts, transactions, indebtedness or other arrangements, or any related series thereof, between any Acquired Company, on the one hand, and any of the directors, officers or other Affiliates of an Acquired Company, on the other hand.

2.19 Legal Proceedings; Orders.

(a) As of the date of this Agreement, there is no pending Legal Proceeding (or, to the knowledge of the Company, investigation or inquiry by any Governmental Body), and, to the knowledge of the Company, no

Person has threatened to commence any Legal Proceeding that (i) would be material to the Acquired Companies taken as a whole; or (ii) causes or requires (or purports to cause or require) Parent or any of its Affiliates (other than any of the Acquired Companies) to (A) grant to any third party any license, covenant not to sue, release, immunity or other right with respect to or under any of the Intellectual Property Rights owned by Parent or any of its Affiliates; or (B) be obligated to pay any royalties or other amounts, or offer any discounts, to any third party.

(b) As of the date of this Agreement, no Acquired Company nor any of the assets owned or used by any of the Acquired Companies, is subject to any settlement agreement or similar written agreement with any Governmental Body that would prevent or materially delay consummation of the Contemplated Transactions have a Company Material Adverse Effect.

(c) Except as would not be material to the Acquired Companies, taken as a whole, there are not currently pending, nor have there been since January 1, 2012, any internal investigations conducted by any Acquired Company, the board of directors of the Company (or any committee thereof) or, to the knowledge of the Company, any third party at the request of any of the foregoing concerning any financial, accounting, tax or other misfeasance or malfeasance, conflict of interest, illegal activity, or fraudulent or deceptive conduct involving any of the Acquired Companies or their respective officers or employees.

(d) As of the date of this Agreement, there is no material Legal Proceeding that any Acquired Company intends to initiate.

2.20 Authority; Binding Nature of Agreement. The Company has all necessary corporate right, power and authority to enter into and to perform its obligations under this Agreement, subject only to adoption of this Agreement by the Requisite Stockholder Approval. The board of directors of the Company (at a meeting duly called and held) as of the date of this Agreement has unanimously: (a) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders; (b) declared this Agreement, the Merger and the other Contemplated Transactions advisable; and (c) resolved to make the Company Board Recommendation, and as of the date of this Agreement such board resolutions have not been rescinded, modified or withdrawn in any way (other than as permitted by this Agreement). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject only to adoption of this Agreement by the Requisite Stockholder Approval. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.21 Inapplicability of Anti-takeover Statutes. There are no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations enacted under the DGCL (each, a “Takeover Statute”) applicable to any Acquired Company, the Merger or any of the other Contemplated Transactions including any Takeover Statute that would limit or restrict Parent or any of its Affiliates from exercising its ownership of shares of Company Common Stock acquired in the Merger.

2.22 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement, approve the Merger or consummate the Contemplated Transactions.

2.23 Non-Contravention; Consents.

(a) None of the execution, delivery or performance of this Agreement or the consummation of the Merger or any of the other Contemplated Transactions will: (i) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Companies; (ii) contravene or conflict with in any respect, or result in a violation of, any applicable Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject; (iii) contravene or conflict with in any respect or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to the business of any of the Acquired Companies or to any of the assets owned or used by any of the Acquired Companies; (iv) contravene or conflict with in any respect or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right (with or without notice or lapse of time) to: (A) declare a default or exercise any remedy under any such Material Contract; (B) accelerate the maturity or performance of any such Material Contract; or (C) cancel, terminate or modify in any material respect any term of such Material Contract; (v) result in the loss or impairment of, or imposition Encumbrance upon or with respect to any asset owned or used by any of the Acquired Companies or any of the Acquired Companies’ right to own or use any Company Intellectual Property; (vi) result in the release, disclosure or delivery of any Company Intellectual Property by or to any escrow agent or other Person; or (vii) result in the grant, assignment or transfer to any other Person of any license, covenant, release, immunity or other right or interest under, in or to any of the Company Intellectual Property, except with respect to clauses “(ii)” through “(v),” for any such contraventions, conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the Contemplated Transactions.

(b) Except as may be required by the Exchange Act, the Securities Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust or competition-related Legal Requirement and the rules and regulations of The NASDAQ Stock Market, none of the Acquired Companies was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement by the Company or the consummation of the Merger or any of the other Contemplated Transactions.

2.24 Fairness Opinion. On or prior to the date of this Agreement, the board of directors of the Company has received the opinion (the “Fairness Opinion”) of Goldman, Sachs & Co., financial advisor to the Company (the “Company Financial Advisor”), to the effect that, as of the date of the Fairness Opinion and based upon and subject to the factors and assumptions set forth therein, the $54.00 per share of Company Common Stock to be received by the holders of Company Common Stock (other than Parent or its Affiliates) in the Merger is fair to such holders from a financial point of view. The Company shall be authorized by the Company Financial Advisor to include an accurate and complete copy of the Fairness Opinion in the Proxy Statement.

2.25 Financial Advisor. Except for the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Companies. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions, expenses or other amounts have been paid or may become payable (and describing any such fees, commissions, expenses or other amounts) and all indemnification and other agreements related to the engagement of the Company Financial Advisor.

2.26 Restrictions on Business Activities. Except for those Contracts, orders, writs, injunctions, judgments or decrees set forth in Section 2.26 of the Disclosure Schedule, no Acquired Company is a party to, and no asset of the Acquired Companies that is material to the Acquired Companies taken as a whole is bound by, any Contract, order, writ, injunction, judgment or decree that: (a) restricts in any material respect or prohibits an Acquired Company from: (i) competing with any other Person; (ii) acquiring any product or other asset or any services from any other Person; (iii) developing, selling, supplying, distributing, offering, supporting or servicing any product or any Technology or other asset to or for any other Person; (iv) performing services for any other Person; or (v) engaging in a material aspect of the Company’s business anywhere in the world, with any person, or during any period of time; (b) grants a right of first refusal, first offer or similar right with respect to a material asset or material aspect of the Company’s business; or (c) will or purports to restrict or prohibit in a material respect Parent or its affiliates (other than the Company or the Surviving Corporation or any of their respective Subsidiaries) from engaging in any business that they would otherwise have been permitted to engage in absent the Contemplated Transactions.

2.27 Proxy Statement. None of the information supplied by any of the Acquired Companies for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or any Acquired Company or any of their Representatives for inclusion in the Proxy Statement or any other document required to be filed by the Company with the SEC or disseminated to the Company’s stockholders in connection with this Agreement and the Contemplated Transactions.

Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Except as disclosed in any document filed with the SEC on or after January 1, 2014 and prior to the date of this Agreement and publicly available on EDGAR (excluding any disclosures set forth in any section of any such document entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included in such document that are general, cautionary, predictive or forward-looking in nature), Parent and Acquisition Sub represent and warrant to the Company as follows:

3.1 Valid Existence. Each of Parent and Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

3.2 Authority; Binding Nature of Agreement. Parent and Acquisition Sub have all necessary corporate right, power and authority to perform their obligations under this Agreement, and the execution, delivery and performance by Parent and Acquisition Sub of this Agreement have been duly authorized by any necessary action on the part of Parent and Acquisition Sub (subject to, in the case of the Merger, obtaining the vote or consent of Parent as sole stockholder of Acquisition Sub) and their respective boards of directors. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Non-Contravention. Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the Merger will: (a) conflict with any provision of the certificate of incorporation or bylaws of Parent or Acquisition Sub; (b) result in a default by Parent or Acquisition Sub under any Contract to which Parent or Acquisition Sub is a party, except for any default that will not have a material adverse effect on Acquisition Sub’s ability to consummate the Merger; or (c) result in a violation by Parent or Acquisition Sub of any order, writ, injunction, judgment or decree to which Parent or Acquisition Sub is subject, except for any violation that will not have a material adverse effect on Acquisition Sub’s ability to consummate the Merger.

3.4 Financing. At the Effective Time, Parent will have the funds necessary to satisfy all of Parent’s and Acquisition Sub’s obligations under this Agreement, including to pay the aggregate Merger Consideration and to pay all amounts payable pursuant to Section 1.

3.5 Absence of Litigation. As of the date of this Agreement, there is (a) no Legal Proceeding pending and (b) to the knowledge of Parent, (i) no inquiry or investigation by any Governmental Body pending and (ii) no Legal Proceeding, inquiry or investigation by any Governmental Body threatened in writing against Parent, any Subsidiary of Parent, or any property or asset of Parent, or any Subsidiary of Parent, that, individually or in the aggregate, is reasonably likely to prevent the consummation of any of the Contemplated Transactions or otherwise prevent Parent or Acquisition Sub from performing their material obligations under this Agreement or seeks to materially delay or prevent the consummation of the Merger and the other Contemplated Transactions. Neither Parent nor any Subsidiary of Parent nor any property or asset of Parent or any Subsidiary of Parent is subject to any settlement agreement or similar written agreement with, any Governmental Body, or any order of any Governmental Body that is reasonably likely to prevent consummation of the Merger or otherwise prevent Parent or Acquisition Sub from performing their material obligations under this Agreement.

3.6 Ownership of Shares of Company Common Stock. Neither Parent nor Acquisition Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement). None of Parent, Acquisition Sub or any of their respective Subsidiaries beneficially owns any shares of Company Common Stock.

3.7 Acquisition Sub. All of the outstanding capital stock of Acquisition Sub is owned directly by Parent. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Contemplated Transactions, Acquisition Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any Contracts or arrangements with any Person.

3.8 Disclosure. None of the information to be supplied by or on behalf of Parent to the Company specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 4. CERTAIN COVENANTS OF THE COMPANY

4.1 Access and Investigation.

(a) During the period from the date of this Agreement through the earlier of the Effective Time or the date of termination of this Agreement (the “Pre-Closing Period”), the Company shall, and shall cause the respective Representatives of the Acquired Companies to, provide Parent and Parent’s Representatives (including Parent’s financing sources and prospective financing sources and their respective advisors and representatives) with reasonable access, during normal business hours and upon reasonable advance notice, to the Acquired Companies’ Representatives, assets, properties, offices, plants and other facilities, and books and records, and shall furnish Parent and Parent’s Representatives with such financial, operating and other data and information (including (1) all operations, documents and information related to conflict minerals; (2) the work papers of the Company’s accountants, subject to the prior consent of such accountants, which consent the Company shall use its reasonable best efforts to obtain as soon as practicable; (3) information regarding any works council or other employee representative body, including any consultation notice or consent required therefrom; (4) information relating to any new standards-setting organization, university or industry bodies or consortia, or other multi-party special interest groups or activities, that any Acquired Company enters into, commences participation in, establishes or joins; and (5) information regarding any event, occurrence, claim or Legal Proceeding that, if such event, occurrence, claim or Legal Proceeding had arisen prior to the date of this Agreement, would have constituted or resulted in a breach of, or would have been required to be disclosed under, any of Sections 2.8(i)(ii), 2.8(i)(iii), 2.8(i)(iv), 2.8(q) and 2.19(a)) as Parent, through Parent’s Representatives, may reasonably request, as long as these actions are in compliance with all applicable data privacy/protection Legal Requirements; provided, however, that, the Acquired Companies will be under no obligation to provide Parent and its Representatives with any such access or information if: (i) in the reasonable good faith judgment of the Company, the information is subject to confidentiality obligations to a third party; (ii) disclosure of any such information or document would result in the loss of attorney-client privilege of the Acquired Companies; or

(iii) constitute a violation of applicable Legal Requirements, provided further, however, that with respect to clauses “(i)” through “(iii),” the Acquired Companies, as applicable, shall use their commercially reasonable efforts to: (A) obtain the required consent of any such third party to provide such inspection or disclosure; (B) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company; and (C) in the case of clauses “(ii)” and “(iii),” utilize the procedures of a joint defense agreement or implement such other techniques if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Legal Requirements or jeopardizing such attorney-client privilege.

(b) Promptly following the date of this Agreement, the Company will use its reasonable best efforts to provide Parent with a list of (and copies of, to the extent not previously Made Available by the Company) all Contracts, orders, writs, injunctions, judgments or decrees to which any Acquired Company is a party to, or to which any asset of the Acquired Companies that is material to the Acquired Companies, taken as a whole, is bound, that restricts in any material respect or prohibits in any material respect any Acquired Company from soliciting, hiring or retaining any Person as an employee, consultant or independent contractor.

4.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period: (i) the Company shall cause each of the Acquired Companies to conduct, in all material respects, its business and operations in the ordinary course of business consistent with past practices; and (ii) the Company shall use reasonable best efforts to cause each Acquired Company to (A) preserve intact its current business organization; (B) other than for routine terminations in the ordinary course of business consistent with past practices, keep available the services of its current officers, consultants and employees; and (C) maintain its relations and goodwill with suppliers, customers, producers, strategic partners, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with such Acquired Company.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth in Section 4.2(b) of the Disclosure Schedule, the Company shall not (without the prior written consent of Parent, which consent will not be unreasonably withheld, conditioned or delayed), and shall not permit any of the other Acquired Companies to:

(i) except for regular quarterly cash dividends consistent with past practices and in an amount not to exceed $0.18 per share of Company Common Stock, declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock;

(ii) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities or rights, warrants or options to acquire any such shares or securities, other than: (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Options; (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Equity Incentive Plans; and (C) the acquisition by the Company of Company Equity Awards in accordance with their terms in effect as of the date of this Agreement in connection with the forfeiture of such awards;

(iii) sell, issue, grant or authorize the issuance or grant of, or materially amend the terms of any (A) capital stock or other security; (B) option, restricted stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise) call, warrant or right to acquire any capital stock or other security; or (C) instrument convertible into or exchangeable for any capital stock or other security, except that in each case: (1) the Company may issue shares of Company Common Stock (x) upon the exercise, vesting or settlement of Company Equity Awards in accordance with their terms and (y) subject to Section 4.4(g), pursuant to the ESPP; and (2) the Company may grant Company Options (having an exercise price not less than the fair market value of the Company Common Stock covered by such options determined as of the time of the grant of such options), Company RSUs and Company PRSUs in accordance with disclosure set forth on Section 4.2(b)(iii) of the Disclosure Schedule;

(iv) split, divide, subdivide, combine, consolidate or reclassify any of its capital stock or issue or authorize the issuance of any securities in lieu of or in substitution for shares of its capital stock;

(v) adopt, approve or implement any “poison pill” or similar rights plan or related agreement;

(vi) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization or similar transaction;

(vii) make, authorize or make any commitment with respect to any capital expenditures other than in a manner that is materially consistent with the capital expenditure budget set forth in Section 4.2(b)(vii) of the Disclosure Schedule;

(viii) make or direct to be made any capital investments other than in the ordinary course of business consistent with past practices, or make or direct to be made any equity investments in any Entity; provided, however, that this clause “(viii)” does not prevent the Company from making passive investments in mutual funds or other similar passive investments for money management purposes or in connection with the administration of Employee Benefit Plans;

(ix) other than in the ordinary course of business consistent with past practices: (A) enter into any Contract that would be a Material Contract if such Contract had been entered into prior to the date of this Agreement; (B) amend, modify, waive any rights under or consent to the termination of any Material Contract; or (C) waive, release or consent to the termination of any other material claims or rights of material value to the Acquired Companies;

(x) enter into any Contract for foundry services or amend or modify any Contract for foundry services existing as of the date of this Agreement;

(xi) enter into any Contracts: (A) under which any Acquired Company grants or agrees to grant to any third party any assignment, license, covenant, release, immunity or other right with respect to any material Intellectual Property or material Intellectual Property Rights (other than licenses of Intellectual Property or Intellectual Property Rights granted to customers or other third parties in the ordinary course of business consistent with past practices); or (B) that will or would purport to cause or require: (1) any Acquired Company, or Parent or any of Parent’s Affiliates, to grant to any third party any license, covenant, release, immunity or other right with respect to or under any of the Intellectual Property or Intellectual Property Rights of Parent or any of its Affiliates (other than the Acquired Companies); or (2) Parent or any of Parent’s Affiliates to be obligated to pay any royalties or other amounts, or offer any discounts, to any third party;

(xii) enter into any material Contract with any new or existing suppliers or customers other than on terms that are materially consistent with the Company’s past contracting practices with similarly situated suppliers or customers, as applicable;

(xiii) (A) acquire, lease, license or otherwise obtain (including by merger, consolidation or acquisition of stock or assets or any other business combination) any right or other asset from any other Person or sell or otherwise dispose of, or lease, license, grant any covenant with respect to or otherwise convey any right or other asset to (including by merger, consolidation or disposition of stock or assets or any other business combination) any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Acquired Companies in the ordinary course of business consistent with past practices); or (B) waive or relinquish any material right (it being understood that all Company Intellectual Property shall be further subject to the restrictions set forth in Section 4.2(b)(xi));

(xiv) (A) enter into any Contract to purchase or sell any interest in real property; (B) grant any security interest in any real property; or (C) enter into any lease, sublease, license or other occupancy agreement with respect to any real property;

(xv) (A) incur any indebtedness for borrowed money, issue or sell any debt securities or rights to acquire any debt securities of the Acquired Companies, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, other than: (1) any such indebtedness incurred, assumed or otherwise entered into in the ordinary course of business consistent with past practices (including any borrowings under the Company’s existing credit facilities and in respect of letters of credit) for additional amounts after the date of this Agreement; and (2) any such indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder; (B) make any loans to any Person, other than: (1) to the Company Subsidiaries; or (2) for employee loans or advances for travel and reasonable business expenses and extended payment terms for customers, in each case subject to applicable Legal Requirements and only in the ordinary course of business consistent with past practices; or (C) invest any excess cash (or reinvest any matured investments) of the Acquired Companies in any type of investment or security in a manner that is not in compliance with the Company’s investment policy in effect on the date of this Agreement and Made Available to Parent;

(xvi) (A) except as may be required by applicable Legal Requirements, establish or adopt any collective bargaining agreement or works council agreement; or (B) except (x) as may be required by applicable Legal Requirements or (y) in the ordinary course of business, terminate or amend any collective bargaining agreement or works council agreement;

(xvii) except (1) as may be required by applicable Legal Requirements; (2) as specifically contemplated by this Agreement or a Contract in effect on the date of this Agreement; (3) in accordance with Section 4.2(b)(xvii) of the Disclosure Schedule: (A) establish, adopt, terminate or amend any Employee Benefit Plan or any plan, practice, agreement, arrangement or policy that would be an Employee Benefit Plan if it was in existence on the date of this Agreement; (B) materially increase, individually or in the aggregate, the amount of compensation payable to any of its current directors, officers or employees; (C) grant or increase any severance or termination compensation or benefits payable or to be provided to any current or former directors or officers or, other than in the ordinary course of business consistent with past practices, employees, or grant or increase any change in control or retention compensation payable or to be provided to any current or former directors, officers or employees; or (D) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under any Employee Benefit Plan;

(xviii) except in accordance with Section 4.2(b)(xviii) of the Disclosure Schedule or as permitted by Section 4.2(b)(xvii): (A) enter into any employment or consulting agreement with any existing or prospective employee or other service provider of the Acquired Companies (except for arrangements entered into in the ordinary course of business consistent with past practices that are either (a) terminable at will where permitted by applicable Legal Requirements or (b) consistent with the Company’s past practices with respect to notice periods, termination payments and similar provisions where at-will employment is not permitted by applicable Legal Requirements); or (B) hire any employee at the level of Senior Vice President or above;

(xix) announce, implement or effect any reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Acquired Companies, other than routine employee terminations in the ordinary course of business consistent with past practices;

(xx) other than as required by applicable Legal Requirement or GAAP, take any action, other than reasonable actions in the ordinary course of business consistent with past practices, with respect to accounting policies or procedures (including actions with respect to accounting periods and procedures with respect to the payment of accounts payable, collection of accounts receivable and the revaluation of any assets);

(xxi) (A) make, change or revoke any material Tax election; (B) settle or compromise any material Tax claim or liability; (C) change (or make a request to any Governmental Body to change) any material aspect of its method of accounting for Tax purposes; (D) enter into any closing agreement with respect to Taxes; (E) file any amended material Tax Return; (F) surrender any claim for a refund of a material amount of Taxes; or (G) destroy or dispose of any books and records with respect to Tax matters relating to periods beginning before the Effective Time and for which the statute of limitations is still open, if such election, change, revocation, settlement, compromise, agreement, amendment, surrender, destruction or disposition would have the effect of increasing the Tax liability of any Acquired Company for any period ending after the Effective Time or decreasing any Tax attribute of any Acquired Company existing on the Closing Date, in either case by an amount that is material individually or in the aggregate with all other similar amounts;

(xxii) commence or settle any material Legal Proceeding;

(xxiii) other than pursuant to written arrangements in effect on the date of this Agreement, enter into any material transaction with, or enter into, amend or otherwise modify any Contract or arrangement with, any of its executive officers or directors, excluding any employment, compensation or similar arrangements otherwise not prohibited pursuant to this Section 4.2(b);

(xxiv) (A) other than in the ordinary course of business consistent with past practices, enter into any Contract pursuant to which any Acquired Company grants to any other Person any non-competition, “most-favored nation”, exclusive marketing or other exclusive rights (other than non-solicitation agreements with respect to employees) of any type or scope, or that otherwise restricts or purports to restrict in a material respect an Acquired Company from engaging or competing in any material line of business in any location; or (B) enter into any Contract that, upon completion of the Merger, would restrict or purport to restrict Parent or any of its Subsidiaries (other than the Acquired Companies) from engaging or competing in any material line of business in any location;

(xxv) other than in the ordinary course of business consistent with past practices, enter into or amend any Contract with respect to joint ventures or joint developments of products or Intellectual Property;

(xxvi) enter into a new line of business that: (A) is material to the Acquired Companies taken as a whole; or (B) represents a category of revenue that is not discussed in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(xxvii) terminate, cancel, amend or modify any insurance coverage policy maintained by the Acquired Companies that is not promptly replaced by a comparable amount of insurance coverage;

(xxviii) other than in the ordinary course of business consistent with past practices, enter into, commence participation in, establish or join any new standards-setting organization, university or industry bodies or consortia, or other multi-party special interest groups or activities, in each case that obligates or requires any Acquired Company to grant or agree to grant to any third party any assignment, license, covenant, release, immunity or other right with respect to any material Company Intellectual Property or any Intellectual Property Rights of Parent or any of its Affiliate (other than the Acquired Companies following the Merger);

(xxix) agree or commit to: (A) any fee, “profit sharing” payment or other consideration (including any increased rent payments or any other penalty), whether in cash or in any other form of consideration, in connection with any Consent from any Person relating to any Contract; or (B) provide any security interest with respect to any Contract;

(xxx) enter into any Government Contract that: (A) is inconsistent with the commercial item acquisition terms and conditions related to Intellectual Property set forth in Part 12 of the Federal

Acquisition Regulation or agency supplements thereto; (B) other than in the ordinary course of business consistent with past practices, provides for any consulting services, research and development, joint development or funding by a Governmental Body (other than any university); (C) provides any Governmental Body rights other than those provided by standard commercial licenses; or (D) provides a Governmental Body any products or services that such Acquired Company does not otherwise make commercially available; or

(xxxi) agree or commit to take any of the actions described in clauses “(i)” through “(xxx)” of this
Section 4.2(b).

(c) Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Acquired Companies’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ respective operations.

(d) During the Pre-Closing Period, the Company shall promptly notify Parent orally and in writing: (i) upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate, or of any failure by the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Acquisition Sub to consummate the Merger set forth in Section 6.2(a) or Section 6.2(b) to fail to be satisfied at the Closing; (ii) of any notice from any Person alleging that the Consent of such Person is or may be required in connection with the Merger; and (iii) of any Legal Proceeding commenced against any of the Acquired Companies that relates to the Merger. No notification given to Parent pursuant to this Section 4.2(d) shall limit or otherwise affect any of the representations, warranties or covenants of the Company contained in this Agreement or any of the remedies available to Parent hereunder.

(e) During the Pre-Closing Period, Parent shall promptly notify the Company orally and in writing: (i) upon becoming aware that any representation or warranty made by it or Acquisition Sub in this Agreement has become untrue or inaccurate, or of any failure by Parent or Acquisition Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 6.3(a) or Section 6.3(b) to fail to be satisfied at the Closing; and (ii) of any Legal Proceeding commenced against Parent or any of its Subsidiaries that relates to the Merger. No notification given to Parent pursuant to this Section 4.2(e) shall limit or otherwise affect any of the representations, warranties or covenants of Parent or Acquisition Sub contained in this Agreement or any of the remedies available to the Company hereunder.

(f) During the Pre-Closing Period, the Company shall cause each of the Acquired Companies to withdraw from, cease membership or affiliation with, or otherwise terminate relationships with, or restrict its activities with respect to, each standards-setting organization, university or industry body or consortia, or other multi-party special interest group (collectively, “Standards Bodies”), in each case as reasonably requested by Parent and to the extent the relevant Acquired Company has the legal or contractual ability to do so. To the extent the relevant Acquired Company does not have the legal or contractual ability to take an action requested by Parent under this Section 4.2(f), the Company shall cause each Acquired Company to use reasonable efforts to take all actions that limit the extension of any intellectual property obligations of the Standards Bodies to Parent, including, where necessary, by using reasonable efforts to obtain any consents necessary to permit it to take the requested action. It is the intent of Parent and the Company that any such withdrawal, cessation, termination or restriction take place as close as possible to the Closing and be conditioned on the Closing. The relevant Acquired Company may satisfy the requirements of this Section 4.2(f) by taking action reasonably calculated to be effective prior to the reasonably anticipated Closing Date, and where the relevant Acquired Company has the ability to do so, it may make any such withdrawal, cessation, termination or restriction contingent upon the Closing.

4.3 No Solicitation.

(a) Other than with respect to Parent or Acquisition Sub, during the Pre-Closing Period the Company shall not, and shall not authorize or permit any Acquired Company or any Representatives of the Acquired Companies to: (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of an Acquisition Proposal (or any proposal, offer or indication of interest that would be reasonably expected to lead to an Acquisition Proposal); (ii) furnish or otherwise provide access to any non-public information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal (except to refer such Person to these provisions).

(b) Notwithstanding anything to the contrary contained in this Agreement, prior to the time that the Requisite Stockholder Approval is obtained, nothing in this Agreement shall prohibit the Company from furnishing non-public information regarding the Acquired Companies to, or entering into discussions or negotiations with any Person and its Representatives in response to (and in connection with), a bona fide, written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (i) no Acquired Company and no Representative of any Acquired Company shall have breached Section 4.3(a) with respect to such Acquisition Proposal or such Person; (ii) the board of directors of the Company determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Offer; (iii) the board of directors of the Company determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements of the State of Delaware; and (iv) at least two Business Days prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company: (A) gives Parent written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person; and (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Companies and containing other confidentiality provisions no less favorable to the Company than the provisions of the Confidentiality Agreement (and that shall permit the Company to comply with the terms of Section 4.3(c)) and prior to or concurrently with furnishing any such non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent that such non-public information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action if taken by the Company or any other Acquired Company that would be a breach of the provisions set forth in the preceding sentence that is taken by any Representative of any of the Acquired Companies shall be deemed to constitute a breach of Section 4.3(a) by the Company.

(c) If the Company or any other Acquired Company or any of their respective Representatives receives an Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal at any time prior to the Requisite Stockholder Approval being obtained, then the Company shall promptly (and within 24 hours after receipt of such Acquisition Proposal or request is known to the board of directors of the Company or the Company’s Chief Executive Officer) advise Parent orally and in writing of such Acquisition Proposal or request (including the identity of the Person making or submitting such Acquisition Proposal or request, the material terms and conditions thereof, and, if available, copies of any written documentation received by such Acquired Company setting forth such terms and conditions). The Company shall keep Parent informed with respect to the status of any such Acquisition Proposal or request and any modification or proposed modification thereto and shall promptly (and in no event later than 24 hours) notify Parent orally and in writing if it determines to: (i) begin providing information in response to a request for non-public information in connection with an Acquisition Proposal; or (ii) engage in discussions or negotiations concerning an Acquisition Proposal pursuant to this Section 4.3. The Company shall provide Parent with 48 hours prior notice (or such lesser prior notice as is provided to the members of the board of directors of the Company) of any meeting of the board of directors of the Company at which the board is expected to consider any Acquisition Proposal, request for non-public information in connection with an Acquisition Proposal or Intervening Event.

(d) Promptly following the execution of this Agreement, except as contemplated by Section 4.3(b), the Company shall, shall cause the Subsidiaries of the Company to, and shall instruct the Representatives of the Acquired Companies to immediately cease and cause to be terminated any existing solicitation, encouragement, discussions or negotiations with any Person that relate to an Acquisition Proposal or request for non-public information in connection with an Acquisition Proposal.

(e) Promptly following the execution of this Agreement, the Company shall: (i) request each Person (other than Parent, Acquisition Sub and their Representatives) that has executed a confidentiality agreement or similar agreement in connection with its consideration of a possible Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Companies; and (ii) except as contemplated by Section 4.3(b), prohibit any third party (other than Parent, Acquisition Sub and their Representatives) from having access to any physical or electronic data rooms relating to a possible Acquisition Proposal.

(f) Except as permitted by Section 4.3(g) or Section 4.3(h), neither the board of directors of the Company nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Parent or Acquisition Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Acquisition Sub, the Company Board Recommendation (it being understood that the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if it shall no longer be unanimous) or resolve or agree to take any of the actions contemplated by this clause “(i)” (any action described in this clause “(i)” being referred to as an “Adverse Recommendation Change”); or (ii) approve, accept or recommend, or publicly propose to approve, accept or recommend, any Acquisition Proposal, or cause or permit the Acquired Companies to execute or enter into, any (A) letter of intent, memorandum of understanding or agreement in principle; (B) merger agreement; (C) acquisition agreement; (D) option agreement; (E) joint venture agreement; (F) partnership agreement; or (G) Contract providing for an Acquisition Transaction, in each case other than a confidentiality agreement referred to in Section 4.3(b)(iv)(B), or resolve or agree to take any of the actions contemplated by this clause “(ii)”.

(g) Notwithstanding anything to the contrary contained in Section 4.3(f) or elsewhere in this Agreement, the board of directors of the Company may, at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval, make an Adverse Recommendation Change and/or cause the Company to terminate this Agreement in accordance with Section 7.1(h) if (and only if): (i) a bona fide, written Acquisition Proposal that did not result from a breach of the provisions of this Section 4.3 is made to the Company after the date of this Agreement and is not withdrawn; (ii) the board of directors of the Company determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer, and that, in light of such Superior Offer, the failure to make an Adverse Recommendation Change and/or terminate this Agreement in accordance with Section 7.1(h) would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements of the State of Delaware (it being understood that the actions of the board of directors of the Company in making and disclosing (to the extent legally required) such determination shall not be considered to be an Adverse Recommendation Change or to violate Section 4.3(f)); (iii) prior to effecting such Adverse Recommendation Change or terminating this Agreement in accordance with Section 7.1(h), the board of directors of the Company shall have given Parent at least five Business Days’ prior written notice (it being understood that such notice and the actions of the board of directors of the Company in authorizing and disclosing (to the extent legally required) such notice shall not be considered to be an Adverse Recommendation Change or to violate Section 4.3(f)): (A) that it has received a Superior Offer that did not result from a breach of the provisions of this Section 4.3; (B) that it intends to make an Adverse Recommendation Change and/or terminate this Agreement in accordance with Section 7.1(h) as a result of such Superior Offer; and (C) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such offer (and attaching the most current version of any written offer or proposed Contract relating thereto, including, if the Company proposes to terminate this Agreement under Section 7.1(h), a copy of the proposed written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (such acquisition agreement, a “Specified Definitive Acquisition Agreement”)) (it being understood and agreed that any change to the consideration payable in connection with such Superior Offer or any other material modification thereto shall again require compliance with the terms of this Section 4.3(g) by the Company, except that the time periods in clauses “(iii)” and “(iv)” shall be two Business Days); (iv) during such five Business Day notice period, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the Acquisition Proposal no longer constitutes a Superior Offer; and (v) at the time of any Adverse Recommendation Change or termination of this Agreement under Section 7.1(h), the board of directors of the Company determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that the failure to make an Adverse Recommendation Change or terminate this Agreement under Section 7.1(h) would be inconsistent with the fiduciary obligations of the board of directors of the Company to the Company’s stockholders under applicable Legal Requirements of the State of Delaware in light of such Superior Offer (taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause “(iv)” or otherwise).

(h) Notwithstanding anything to the contrary contained in Section 4.3(f) or elsewhere in this Agreement, the board of directors of the Company may, at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval, make an Adverse Recommendation Change if: (i) there shall occur or arise after the date of this Agreement an event, development or change in circumstances that relates to and is material to the Acquired Companies (taken as a whole) (but does not relate to any Acquisition Proposal) that was not known to the board of directors or senior management of the Company on the date of this Agreement (or if known, the consequences of which are not known to or reasonably foreseeable by the board of directors or senior management of the Company), which event, development or change in circumstance, or any material consequences thereof, becomes known to the board of directors or senior management of the Company prior to the adoption of this Agreement by the Requisite Stockholder Approval and did not result from or arise out of the announcement or pendency of the Contemplated Transactions (any such material event, material development or material change in circumstances unrelated to an Acquisition Proposal being referred to as an “Intervening Event”); (ii) the board of directors of the Company determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that, in light of such Intervening Event, the failure to make an Adverse Recommendation Change would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements of the State of Delaware (it being understood that the actions of the board of directors of the Company in making and disclosing (to the extent legally required) such determination shall not be considered to be an Adverse Recommendation Change or to violate Section 4.3(f)); (iii) prior to effecting such Adverse Recommendation Change, the board of directors of the Company shall have given Parent three Business Days’ prior written notice (it being understood that such notice and the actions of the board of directors of the Company in authorizing and disclosing (to the extent legally required) such notice shall not be considered to be an Adverse Recommendation Change or to violate Section 4.3(f)): (A) containing a reasonably detailed description of such Intervening Event; and (B) stating that the board of directors of the Company intends to make an Adverse Recommendation Change in light of such Intervening Event; (iv) during such three Business Day notice period, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the failure to make an Adverse Recommendation Change would not be inconsistent with the fiduciary obligations of the board of directors of the Company to the Company’s stockholders under applicable Legal Requirements of the State of Delaware in light of such Intervening Event; and (v) at the time of any Adverse Recommendation Change, the board of directors of the Company determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that the failure to make an Adverse Recommendation Change would be inconsistent with the fiduciary obligations of the board of directors of the

Company to the Company’s stockholders under applicable Legal Requirements of the State of Delaware in light of such Intervening Event (taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause “(iv)” or otherwise).

(i) Nothing contained in this Section 4.3 or elsewhere in this Agreement shall prohibit the board of directors of the Company from: (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act; (ii) making any disclosure to the Company’s stockholders if the board of directors of the Company determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that failure to do so would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements of the State of Delaware; or (iii) refering any Person to these provisions; provided, however, that this Section 4.3(i) shall not be deemed to permit the board of directors of the Company to make an Adverse Recommendation Change or take any of the actions referred to in clause “(ii)” of Section 4.3(f) except, in each case, to the extent permitted by Section 4.3(g) and Section 4.3(h); provided, further, that in the case of both clause “(i)” and clause “(ii)” any such disclosure, other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be an Adverse Recommendation Change unless the board of directors of the Company expressly publicly reaffirms the Company Board Recommendation in such disclosure.

(j) Unless such actions are taken in connection with a termination of this Agreement in accordance with Section 7.1(h), the Company shall not, except to the extent required by order of a court of competent jurisdiction, take any action to approve any transaction under, or any other third party becoming an “interested stockholder” under, Section 203 of the DGCL.

4.4 Company Equity Awards and ESPP.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or any other parties, each Company Option that is then outstanding, unvested and held by a Continuing Service Provider and not described in the following sentence (a “Continuing Option”) shall be assumed by Parent. A Company Option shall not be considered a Continuing Option if the Company Option is subject to the Legal Requirements of a non-U.S. jurisdiction and Parent determines the Company Option may not be converted into a Continuing Option: (i) under a Legal Requirement of the relevant non-U.S. jurisdiction (including by reason of a failure to obtain any required regulatory consents or approvals after making reasonable best efforts); (ii) under the policies and practices of Parent with respect to the grant of equity awards in the relevant non-U.S. jurisdiction; or (iii) due to Parent’s administrative practices with respect to equity awards. Parent shall notify the Company at least 20 days (40 days, in the case of Company Options held by directors) prior to the Effective Time of the Company Options that will not be Continuing Options pursuant to the previous sentence. Each Continuing Option assumed by Parent shall continue to have, and be subject to the same terms and conditions of such option immediately prior to the Effective Time, including the vesting restrictions, except for administrative changes that are not adverse to the holder of the Continuing Option or to which the holder consents and except that: (A) each Continuing Option shall be exercisable for a number of shares of common stock of Parent (the “Parent Common Stock”) equal to the product of the number of shares of Company Common Stock that would be issuable upon exercise of the Continuing Option outstanding immediately prior to the Effective Time multiplied by a quotient obtained by dividing (a) the Merger Consideration; by (b) the average closing price of Parent Common Stock on The NASDAQ Stock Market for the five trading days immediately preceding (but not including) the Effective Time (the “Exchange Ratio”), rounded down to the nearest whole number of shares of Parent Common Stock; and (B) the per share exercise price for the Parent Common Stock issuable upon exercise of such assumed Continuing Option shall be equal to the quotient determined by dividing the per share exercise price for such Continuing Option outstanding immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent; and (C) all references to the “Company” in the applicable Company Equity Incentive Plans and the applicable Company Option agreements shall be references to Parent. It is the intention of the parties that each Company Option so assumed by Parent shall qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Company Stock Option qualified as an incentive stock option prior to the Effective Time.

(b) By virtue of the Merger and without any action on the part Parent, the Company or any other parties, each Company Option that is outstanding and vested by its terms and each outstanding and unvested Company Option that is not a Continuing Option (each, a “Terminating Option”) shall be cancelled at the Effective Time and shall be converted automatically into the right to receive, as soon as practicable after the Effective Time, an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such option; by (ii) the number of Company Shares subject to each Terminating Option, less all applicable deductions and withholdings required by Legal Requirements to be withheld in respect of such payment. Each Terminating Option that is outstanding and unexercised immediately prior to the Effective Time that has an exercise price equal to or greater than the Merger Consideration shall be cancelled as of the Effective Time without consideration therefor and the holder of such Terminating Option shall cease to have any rights with respect thereto.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or any other parties, each Company RSU that is then outstanding, unvested and held by a Continuing Service Provider and not described in the following sentence (a “Continuing RSU”) shall be assumed by Parent. A Company RSU shall not be considered a Continuing RSU if the Company RSU is subject to the Legal Requirements of a non-U.S. jurisdiction and Parent determines the Company RSU may not be converted into a Continuing RSU: (i) under a Legal Requirement of the relevant non-U.S. jurisdiction (including by reason of a failure to obtain any required regulatory consents or approvals after making reasonable best efforts); (ii) under the policies and practices of Parent with respect to the grant of equity awards in the relevant non-U.S. jurisdiction; or (iii) due to Parent’s administrative practices with respect to equity awards. Parent shall notify the Company at least 20 days prior to the Effective Time of the Company RSUs that shall not be Continuing RSUs pursuant to the previous sentence. Each Continuing RSU assumed by Parent shall continue to have, and be subject to, the same terms and conditions of such Company RSU immediately prior to the Effective Time, including the vesting restrictions, except for administrative changes that are not adverse to the holder of the Continuing RSU or to which the holder consents and except that: (A) each Company RSU shall cover a number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the product of the number of Company Shares that would be issuable under the Company RSU immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock; and (B) all references to the “Company” in the applicable Company Equity Incentive Plans and applicable Company RSU agreements shall be references to Parent.

(d) By virtue of the Merger and without any action on the part Parent, the Company or any other parties, each Company RSU that is not a Continuing RSU outstanding immediately prior to the Effective Time shall be canceled at the Effective Time (each, a “Terminating RSU”). Each holder of a Terminating RSU shall be eligible to receive at the Effective Time an amount in cash (without interest) equal to (i) the Merger Consideration; multiplied by (ii) the number of Company Shares subject to each Terminating RSU, less all applicable deductions and withholdings required by Legal Requirements to be withheld in respect of such payment.

(e) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or any other parties, each outstanding Company PRSU that is then outstanding, unvested and held by a Continuing Service Provider and not described in the following sentence (a “Continuing PRSU”) shall be assumed by Parent. A Company PRSU shall not be considered a Continuing PRSU if the Company PRSU is subject to the Legal Requirements of a non-U.S. jurisdiction and Parent determines the Company PSU may not be converted into a Continuing PRSU: (i) under a Legal Requirement of the relevant non-U.S. jurisdiction (including by reason of a failure to obtain any required regulatory consents or approvals after making reasonable best efforts); (ii) under the policies and practices of Parent with respect to the grant of equity awards in the relevant non-U.S. jurisdiction; or (iii) due to Parent’s administrative practices with respect to equity awards. Parent shall notify the Company at least 20 days prior to the Effective Time of the Company PRSUs that shall not be Continuing PRSUs pursuant to the previous sentence. Each Continuing PRSU assumed by Parent shall continue to have, and be subject to, the same terms and conditions of such Company PRSU immediately prior to the Effective Time, including the vesting restrictions, except for administrative changes that are not adverse to the holder of the Continuing PRSU or to which the holder consents and except that: (A) each Company PRSU shall cover a number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the product of the number of Company Shares that would be issuable under the Company PRSU immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock; and (B) all references to the “Company” in the applicable Company Equity Incentive Plans and Company PRSU agreements shall be references to Parent.

(f) By virtue of the Merger and without any action on the part of Parent, the Company or any other parties, each Company PRSU that is not a Continuing PRSU outstanding immediately prior to the Effective Time shall be canceled at the Effective Time (each, a “Terminating PRSU”). Each holder of a Terminating PRSU shall be eligible to receive at the Effective Time an amount in cash (without interest) equal to (i) the Merger Consideration; multiplied by (ii) the number of Company Shares subject to each Terminating PRSU, less all applicable deductions and withholdings required by Legal Requirements to be withheld in respect of such payment.

(g) Subject to the consummation of the Merger, the ESPP shall terminate effective upon the Effective Time. Prior to the Effective Time: (i) the Company shall take all actions that may be necessary to: (A) cause any outstanding offering period underway as of the Effective Time under the ESPP to be terminated as of the last Business Day prior to the Effective Time (the “Offering Period”); (B) make any pro-rata adjustments that may be necessary to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP; (C) cause the exercise (as of the last Business Day prior to the Effective Time) of each outstanding purchase right under the ESPP; (D) ensure that no individual shall be permitted to make a new election to purchase shares in any current offering period (other than initial elections by newly-hired employees pursuant to, and in accordance with, the terms of the ESPP existing as of the date hereof) or increase such participant’s election to purchase shares in any current offering period; and (E) provide notice to participants in the ESPP describing the treatment of the ESPP pursuant to this Section 4.4(g); and (ii) the Company shall not amend, or take any action to amend, the ESPP to: (A) increase the maximum payroll deduction rate in effect as of the date hereof; or (B) allow participation by individuals who are not otherwise eligible to participate in the ESPP as of the date hereof.

(h) At the Effective Time, if Parent determines that it desires to do so, Parent may assume any or all of the Company Equity Incentive Plans or merge any such Company Equity Incentive Plan into any equity incentive plan of Parent. If Parent elects to so assume or merge any Company Equity Incentive Plan, then, under such Company Equity Incentive Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Company Equity Incentive Plan as of the Effective Time, except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in such Company Equity Incentive Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) the board of directors of Parent or a committee thereof shall succeed to the authority and responsibility of the board of directors of the Company or any committee thereof with respect to the administration of such Company Equity Incentive Plan.

(i) Prior to the Effective Time, the Company shall take such actions, including providing notice (in a form reasonably satisfactory to Parent) to each holder of an outstanding award granted pursuant to any Company Equity Incentive Plan describing the treatment of such award in accordance with this Section 4.4.

(j) Parent shall take such actions relating to Company Equity Awards, including the reservation, issuance and listing of Parent Common Stock, as are reasonably necessary to effectuate the transactions contemplated by this Section 4.4. Parent shall prepare and file with the SEC a registration statement on Form S-8 (to the extent available) with respect to the Parent Common Stock subject to such Continuing Options, Continuing RSUs and Continuing PRSUs and shall use reasonable best efforts to have such registration statement declared effective as soon as reasonably practicable following the Closing Date, but in no event later than 10 Business Days following the Effective Time. It is intended that the treatment of Continuing Options, Continuing RSUs and Continuing PRSUs under this Section 4.4 shall cause such equity awards to remain exempt from or comply with Section 409A of the Code and this Section 4.4 shall be construed consistent with such intent.

Section 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Proxy Statement. As promptly as practicable (and within 15 Business Days after the date of this Agreement, if practicable), the Company shall prepare and cause to be filed with the SEC the Proxy Statement. Parent shall provide, as promptly as reasonably practicable, such information regarding Parent and Acquisition Sub as is required and is reasonably requested by the Company for inclusion in the Proxy Statement. Other than with respect to an Adverse Recommendation Change and disclosures relating thereto, the Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any amendments or supplements thereto (and to review and comment on any comments of the SEC or its staff on the Proxy Statement or any amendments or supplements thereto), and shall reasonably consider all comments made by Parent, prior to the filing thereof. The Company shall cause the Proxy Statement to comply with all applicable rules and regulations of the SEC and all other applicable Legal Requirements. The Company shall promptly provide Parent and its counsel with a copy or description of any comments received by the Company or its legal counsel from the SEC or its staff with respect to the Proxy Statement or any amendment or supplement thereto, and shall respond promptly to any such comments. Subject to compliance with applicable Legal Requirements, the Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the earlier of: (i) receiving notification that the SEC or its staff is not reviewing the Proxy Statement; and (ii) the conclusion of any SEC or staff review of the Proxy Statement. If any event relating to any of the Acquired Companies occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent thereof and shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the stockholders of the Company.

5.2 Company Stockholders’ Meeting.

(a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock (the “Company Stockholders’ Meeting”) for the purpose of obtaining the Requisite Stockholder Approval. The Company Stockholders’ Meeting shall be held (on a date selected by the Company and reasonably acceptable to Parent) as promptly as practicable after the commencement of the mailing of the Proxy Statement to the Company’s stockholders, subject to the Company’s right to postpone or adjourn the meeting as set forth in Section 5.2(c). The Company shall cause all proxies solicited in connection with the Company Stockholders’ Meeting to be solicited in compliance with all applicable Legal Requirements.

(b) Subject to Section 4.3(g) and Section 4.3(h), the Proxy Statement shall include a statement to the effect that the board of directors of the Company: (i) has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of the Company and its stockholders; (ii) unanimously recommends that the Company’s stockholders vote to adopt this Agreement at the Company Stockholders’ Meeting; and (iii) has unanimously approved this Agreement and unanimously approved the Contemplated Transactions in accordance with the requirements of the DGCL. (The unanimous determination by the board of directors of the Company that the Merger is advisable and fair to and in the best interests of the Company and its stockholders and the unanimous recommendation of the board of directors of the Company that the Company’s stockholders vote to adopt this Agreement are collectively referred to as the “Company Board Recommendation.”) Unless it has been withdrawn, the Company shall ensure that the Proxy Statement includes the Fairness Opinion of the Company Financial Advisor.

(c) Subject to the termination rights set forth in Section 7.1, the Company’s obligation to call, give notice of and hold the Company Stockholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement, submission or making of any Superior Offer or other Acquisition Proposal, by any Intervening Event or by any Adverse Recommendation Change. Without limiting the generality of the foregoing, the Company agrees not to adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the Company Stockholders’ Meeting (without Parent’s prior written consent), except to the extent required to obtain the Requisite Stockholder Approval; provided, however, that nothing in this Agreement will prevent the Company from postponing or adjourning the Company Stockholders’ Meeting if and to the extent that (i) there are holders of an insufficient number of shares of Company Common Stock present or represented by a proxy at the Company Stockholders’ Meeting to constitute a quorum at the Company Stockholders’ Meeting and the Company uses its reasonable best efforts during any such postponement or adjournment to obtain such a quorum as soon as practicable; (ii) the Company is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Legal Requirement or a request from the SEC or its staff and the Company uses its reasonable best efforts to hold or resume the Company Stockholders’ Meeting as soon as practicable thereafter; or (iii) the board of directors of the Company shall have determined in good faith (after consultation with outside legal counsel) that it is required by applicable Legal Requirement to postpone or adjourn the Company Stockholders’ Meeting, including in order to give the Company’s stockholders sufficient time to evaluate any information or disclosure that the Company has sent to stockholders or otherwise made available to stockholders by issuing a press release, filing materials with the SEC or otherwise. If a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company has not yet sent to its stockholders a statement disclosing the recommendation of the board of directors of the Company in respect of such offer, then the Company will postpone or adjourn the Company Stockholder’s Meeting until after the Company sends such recommendation.

5.3 Regulatory Approvals.

(a) Each party shall use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notification and report forms required to be filed under the HSR Act and any notification or other document required to be filed under any applicable foreign antitrust or competition-related Legal Requirement in the jurisdictions set forth on Section 6.1(d) of the Disclosure Schedule (including a Form CO with the European Commission based on Council Regulation 139/2004) in connection with, the Merger and the other Contemplated Transactions. The Company and Parent shall respond as promptly as practicable to: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or related matters. At the request of Parent, the Company shall divest, sell, dispose of, hold separate or take any other action with respect to any of the businesses, product lines or assets of the Acquired Companies, provided that any such action is conditioned upon the consummation of the Merger.

(b) Subject to the confidentiality provisions of the Confidentiality Agreement, Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 5.3(a) (disclosure of which may be restricted to outside counsel). To the extent permitted by applicable Legal Requirements, each of Parent and the Company shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any applicable foreign antitrust or competition-related Legal Requirement. Parent and the Company shall cooperate fully with each other in connection with the making of all such filings or responses.

(c) Each of Parent and the Company shall notify the other promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing made pursuant to this Agreement; (ii) knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Contemplated Transactions (and shall keep the other party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirements applicable to the Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to
Section 5.3(a), Parent or the Company, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement.

(d) Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Contemplated Transactions; and (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Contemplated Transactions, including taking all reasonable actions and doing all things reasonably necessary to (A) resolve any objections, if any, as any Governmental Body may assert under any applicable antitrust or competition-related Legal Requirement with respect to the Contemplated Transactions; and (B) avoid or eliminate each and every impediment under the HSR Act or any applicable foreign antitrust or competition-related Legal Requirement that may be asserted by any applicable Governmental Body or Persons with respect to the Contemplated Transactions so as to enable the Contemplated Transactions to be consummated as soon as possible after the date of this Agreement, including for purposes of the preceding clauses “(A)” and “(B),” such reasonable undertakings and commitments as may be reasonably requested by any applicable Governmental Body in sufficient time to allow the conditions to this Agreement to be satisfied on or before the Outside Date. The parties shall consult with each other with respect to all of the matters contemplated in clauses “(i)” and “(ii)” of the preceding sentence, and each party will keep the others apprised of the status of matters relating to completion of the Contemplated Transactions. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing in this Agreement shall require Parent or any of its Subsidiaries to, and, except with the prior written consent of Parent, the Company shall not take any action to, and shall not allow any of the Acquired Companies to, consent or proffer to divest or hold separate any business or assets of Parent, the Company or any of their respective Subsidiaries.

(e) In furtherance and not in limitation of the foregoing, Parent shall contest and litigate and defend against any Legal Proceeding brought by or pending before any Governmental Body and promptly and expeditiously appeal any order, writ, injunction, judgment or decree in any Legal Proceeding, (i) challenging or seeking to make illegal, delaying materially or otherwise directly or indirectly restraining or prohibiting the consummation of the Contemplated Transactions; (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective affiliates of all or any portion of the business or assets of Parent or the Company or any of their respective Subsidiaries or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any portion of the business or assets of Parent or any of its Subsidiaries or of any of the Acquired Companies, in each case as a result of, or in connection with, the Contemplated Transactions; (iii) seeking, directly or indirectly, to impose or confirm limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or any shares of capital stock of the Surviving Corporation on all matters properly presented to the stockholders of the Company or the Surviving Corporation, respectively; (iv) seeking to require divestiture by Parent or any of its Subsidiaries or of any of the Acquired Companies of any shares of Company Common Stock or any business or assets of Parent or its Subsidiaries or any of the Acquired Companies; or (v) that would reasonably be expected to impede, interfere with, prevent or materially delay the Contemplated Transactions or that would reasonably be expected to dilute materially the benefits to Parent of the Contemplated Transactions, except so far as any of the prohibitions, limitations, conditions or requirements referred to in this Section 5.3(e) are covered by any commitments made to any Governmental Body in order to satisfy the conditions set forth in this Agreement.

(f) Parent shall not, and shall not permit any of its Subsidiaries to, enter into or publicly announce an agreement to form a joint venture or acquire any assets, businesses or companies if Parent believes that any such agreements, individually or in the aggregate, would cause any of the conditions set forth in Section 6.1(b), Section 6.1(c), Section 6.1(d) and Section 6.2(e) to fail to be satisfied prior to the Outside Date.

5.4 Employee Benefits.

(a) If so directed by Parent at least 10 Business Days prior to the Closing Date, the board of directors of the Company shall, at least one Business Day prior to the Effective Time, adopt resolutions terminating any and all Employee Benefit Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code (a “401(k) Plan”), effective no later than the day immediately preceding the Effective Time. The form and substance of such resolutions shall be subject to the reasonable approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed) and the Company shall provide Parent evidence that such resolutions have been adopted by the board of directors of the Company or the board of directors of any other Acquired Company, as applicable. The Company shall take such other actions in furtherance of terminating any such 401(k) plans as Parent may reasonably request.

(b) As of the Effective Time, Parent shall, and hereby agrees to, assume the obligations and succeed to the rights of the Company under (i) each of the Change of Control and Severance Agreements set forth on Section 5.4(b) of the Disclosure Schedule (the “Change of Control and Severance Agreements”); and (ii) the Retention Bonus Plan.

(c) For a period of one year following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain, for Continuing Employees, compensation (other than equity-based compensation) at levels that, taken as a whole, are no less favorable in the aggregate than the compensation (other than equity-based compensation) provided to the Continuing Employees immediately prior to the Effective Time. For one year following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain the Severance Practice (as defined in Section 2.15(a)(i) of the Disclosure Schedule) for any Continuing Employees who are terminated without cause.

(d) Nothing in this Section 5.4 or elsewhere in this Agreement shall be deemed to make any employee of the parties or their respective Subsidiaries a third party beneficiary of this Section 5.4 or provide any such employee any rights relating to this Section 5.4, including any right to continued employment, any right to continue an Employee Benefit Plan (except as provided in Section 5.4(b)) following the Closing Date or prevent the amendment thereof, or any right to treat this Agreement as an amendment to an Employee Benefit Plan.

5.5 Indemnification of Officers and Directors.

(a) For six years after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless, to the extent that the Surviving Corporation is permitted to indemnify under applicable Legal Requirements, each Person who is now or was prior to the Effective Time an officer or director of the Acquired Companies and each person who is now or was prior to the Effective Time an officer or director of the Acquired

Companies who served as a fiduciary under or with respect to any employee benefit plan of the Acquired Companies (within the meaning of Section 3(3) of ERISA) (each, an “Indemnified Person”) against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, arbitration, proceeding or investigation in respect of, or arising out of, acts or omissions by such Indemnified Person in his her capacity as an officer or director of the Acquired Companies, or a fiduciary under or with respect to any employee benefit plan of the Acquired Companies, occurring, or alleged to have occurred, at or prior to the Effective Time; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification under this Section 5.5(a) then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In addition, for six years after the Effective Time, Parent shall cause the Surviving Corporation to advance, to the extent that the Surviving Corporation is permitted to advance under applicable Legal Requirement, prior to the final disposition of any actual or threatened claim, action, suit, arbitration, proceeding or investigation for which indemnification may be sought under this Agreement, promptly following request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses) incurred by such Indemnified Person in connection with any such claim, action, suit, arbitration, proceeding or investigation; provided, however, that any advancement of expenses pursuant to this Section 5.5(a) shall be conditioned upon the Surviving Corporation’s receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be ultimately determined by final judgment of a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified pursuant to this Section 5.5(a). In the event of any such action, Parent and the Surviving Corporation shall cooperate with the Indemnified Person in the defense of any such action.

(b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the “Existing D&O Policy”), to the extent that such directors’ and officers’ liability insurance coverage is available on commercially reasonable terms; provided, however, that: (i) the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute policies) in excess of 300% of the annual premium paid prior to the date of this Agreement by the Company for the Existing D&O Policy (the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium. At the Company’s option, it may purchase, prior to the Effective Time, and in lieu of Parent’s obligations under this Section 5.5(b), a six-year prepaid (i) “tail” policy on terms and conditions providing substantially equivalent benefits as the Existing D&O Policy with respect to matter arising before the Effective Time; and/or (ii) policy providing for Side B coverage. In connection with the policies contemplated by the foregoing sentence, (A) the Company will not spend more than $3,000,000 in the aggregate for such policies without the prior written consent of Parent; and (B) Parent shall cause any such policies to be maintained in full force and effect for their full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If the Company elects not to purchase either of the foregoing policies, Parent or the Surviving Corporation shall have the right to do so in lieu of complying with their obligations under this Section 5.5(b).

(c) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of that consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made prior to the consummation of any transaction of the type described in clause “(i)” or “(ii)” so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.5.

(d) From and after the Effective Time, Parent and the Surviving Corporation agree not to, directly or indirectly, amend, modify, limit or terminate the advancement of expenses, exculpation and indemnification provisions of the agreements listed on Section 5.5(d) of the Disclosure Schedule.

(e) This Section 5.5 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Persons and shall be binding on all successors and assigns of Parent and the Surviving Corporation. Each Indemnified Person shall be a third-party beneficiary of this Section 5.5 and entitled to enforce the covenants contained in this Section 5.5. If any Indemnified Person makes any claim for indemnification or advancement of expenses under this Section 5.5 that is denied by Parent or the Surviving Corporation and a court of competent jurisdiction determines that the Indemnified Person is entitled to such indemnification, then Parent or the Surviving Corporation shall pay such Indemnified Person’s costs and expenses, including reasonable legal fees and expenses, incurred in connection with pursuing such claim against Parent or the Surviving Corporation. The rights of the Indemnified Persons under this Section 5.5 shall be in addition to any rights that such Indemnified Person may have under the organizational documents of the Acquired Companies or under any applicable Contracts, insurance policies or Legal Requirements.

5.6 Public Announcement. Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other with the opportunity to review and comment upon, any press release or other public statement with respect to the Contemplated Transactions, and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned), except: (a) as required by any applicable Legal Requirement (in which case, the party required to make such disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such disclosure in advance of issuance); or (b) for any press release or public statement made with respect to the Contemplated Transactions that is not inconsistent with, and is not more expansive in any material respect than, any prior press release or public statement validly made in accordance with this Section 5.6. The Company will consult with Parent (and consider in good faith the advice of Parent) prior to sending any material notices or other communication materials to its employees regarding the matters described in Section 5.4 or any other matters relating to the entry into this Agreement or the effects of the Contemplated Transactions. This Section 5.6 will not apply to any disclosure made by Parent and Acquisition Sub, on the one hand, or the Company, on the other hand, (i) relating to an Acquisition Proposal if and to the extent not prohibited by Section 4.3; and (ii) in connection with any dispute among the parties regarding this Agreement, the Confidentiality Agreement or the Contemplated Transactions.

5.7 Litigation. Each party shall promptly notify the other parties of any Legal Proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of, or seek damages in connection with, this Agreement or any of the Contemplated Transactions. The Company shall promptly notify Parent of any Legal Proceeding seeking damages of more than $5 million that is brought or commenced against any of the Acquired Companies that would have been listed in Section 2.19(a) of the Disclosure Schedule or elsewhere in the Disclosure Schedule, if such Legal Proceeding had been brought or commenced prior to the date of this Agreement. Parent shall promptly notify the Company of any Legal Proceeding brought or commenced against Parent or Acquisition Sub that would have been within the scope of Section 3.5 or otherwise, if such Legal Proceeding had been brought or commenced prior to the date of this Agreement. The Company shall give Parent the opportunity to participate, at Parent’s expense, in the defense or settlement of any stockholder litigation against the Company and/or its officers or directors relating to any of the Contemplated Transactions, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

5.8 Section 16 Matters. Prior to the Effective Time, the Company shall use reasonable best efforts to cause the disposition of Company Common Stock (including derivative securities of shares of Company Common Stock) in connection with the Merger by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated under the Exchange Act.

5.9 Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements (including the rules and regulations of The NASDAQ Stock Market) to enable the de-listing by the Surviving Corporation of the Company Common Stock from The NASDAQ Stock Market and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

5.10 Takeover Laws and Rights. If any Takeover Statute is or may become applicable to this Agreement or any of the Contemplated Transactions, then the Company and the board of directors of the Company shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on this Agreement or any of the Contemplated Transactions.

5.11 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees incurred in connection with the Contemplated Transactions shall be paid by the party or applicable stockholder of the Company on whom such Taxes and fees are imposed by applicable Legal Requirements.

5.12 Obligations of Acquisition Sub. Parent will take all action necessary to cause Acquisition Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Contemplated Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Acquisition Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

5.13 Financing. At the Effective Time, Parent will have the funds necessary to satisfy all of Parent’s and Acquisition Sub’s obligations under this Agreement, including to pay the aggregate Merger Consideration and to pay all amounts payable pursuant to Section 1.

Section 6. CONDITIONS PRECEDENT TO THE MERGER

6.1 Conditions to the Merger. The obligations of each party to effect the Merger are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

(a) Requisite Stockholder Approval. This Agreement shall have been duly adopted by the Requisite Stockholder Approval.

(b) No Order; Illegality. No temporary restraining order, preliminary or permanent injunction, or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement applicable to the Merger that makes the consummation of the Merger illegal.

(c) HSR Act. Any applicable waiting period (or any extension thereof) under the HSR Act shall have expired or been terminated.

(d) Foreign Approvals. The waiting periods under any applicable foreign antitrust or competition-related Legal Requirement in the jurisdictions set forth on Section 6.1(d) of the Disclosure Schedule shall have expired or been terminated, and any Consent of a Governmental Body required under any applicable foreign antitrust or competition-related Legal Requirement in such jurisdictions in connection with the Merger shall have been obtained and shall be in full force and effect.

6.2 Additional Conditions to the Obligations of Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

(a) Accuracy of Representations.

(i) Each of the representations and warranties of the Company contained in this Agreement, other than the representations and warranties contained in Section 2.3(b), Section 2.3(e), Section 2.20, Section 2.21, Section 2.22, Section 2.24 and Section 2.25, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where the failure to be accurate in all respects (considered collectively) has not had, and would not reasonably be expected to have, a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications (including any Company Material Adverse Effect qualifications) limiting the scope of such representations and warranties shall be disregarded.

(ii) Each of the representations and warranties contained in Section 2.20, Section 2.21, Section 2.22, Section 2.24 and Section 2.25 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation or warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications (including any Company Material Adverse Effect qualification) limiting the scope of such representations and warranties shall be disregarded.

(iii) Each of the representations and warranties contained in Section 2.3(b) and Section 2.3(e) shall have been accurate in all respects as of the Listing Date, except that any inaccuracies in such representations and warranties that are in the aggregate de minimis in nature will be disregarded.

(b) Performance of Covenants. The covenants or agreements that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c) No Company Material Adverse Effect. From December 31, 2014 to the date of this Agreement, and from the date of this Agreement to the Closing Date, there shall not have been any Company Material Adverse Effect.

(d) Certificate. Parent shall have received a certificate executed by the Company’s Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in clauses “(a)” and “(b)” of this Section 6.2 have been duly satisfied.

(e) Litigation. There shall not be pending any Legal Proceeding brought by any Governmental Body:

(i) challenging or seeking to restrain or prohibit the consummation of the Merger; or

(ii) seeking to (A) prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of all or any of the business or assets of the Company, Parent or any of their respective Subsidiaries; or (B) compel the Company, Parent or any of their respective Subsidiaries to dispose of, license or hold separate all or any portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, in the case of clauses “(A)” and “(B),” as a result of the consummation of the Merger.

6.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

(a) Accuracy of Representations. Each of the representations and warranties of Parent and Acquisition Sub set forth in this Agreement shall have been true and accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where the failure to be accurate in all respects (considered collectively) has not, and would not, prevent or materially delay consummation of the Merger or otherwise prevent Parent or Acquisition Sub from performing any of their obligations under this Agreement in any material respect.

(b) Performance of Covenants. The covenants or agreements that Parent and Acquisition Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c) Certificate. The Company shall have received a certificate executed by an executive officer of Parent confirming that the conditions set forth in clauses “(a)” and “(b)” of this Section 6.3 have been duly satisfied.

Section 7. TERMINATION

7.1 Termination. This Agreement may be terminated and the Merger may be abandoned (other than in the case of Section 7.1(a), by written notice of the terminating party (acting through such party’s board of directors or its designee) to the other parties):

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b) by either Parent or the Company if a court or other Governmental Body of competent jurisdiction in any jurisdiction that is material to the business of Parent or the Company shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of: (i) permanently restraining, enjoining or otherwise prohibiting the Merger; or (ii) permanently making the consummation of the Merger illegal; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the issuance of such order, decree or ruling or the taking of such action is attributable to the failure of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

(c) by either Parent or the Company if: (i) the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders’ Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Requisite Stockholder Approval; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if the failure to have this Agreement adopted by the Requisite Stockholder Approval is attributable to a failure, on the part of the party seeking to terminate this Agreement, to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

(d) by either Parent or the Company if the Merger shall not have been consummated on or before 11:59 p.m., Pacific time, on May 31, 2016 (as it may be extended, the “Outside Date”); provided, however, that if the Closing shall not have occurred by the Outside Date but on that date (A) any of the conditions set forth in Section 6.1(b) (as it relates to any antitrust or competition-related Legal Requirements), Section 6.1(c), Section 6.1(d) or Section 6.2(e) (as it relates to any antitrust or competition-related Legal Requirements) shall not be satisfied, then either Parent or the Company may elect (by delivering written notice to the other party at or prior to 11:59 p.m., Pacific time, on May 31, 2016) to extend the Outside Date to August 31, 2016; provided further, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure to consummate the Merger by the Outside Date is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time; provided further, however, that the right to terminate this Agreement shall not be available to a party during the pendency of a Legal Proceeding by the other party for specific performance or injunction as contemplated by Section 8.12, and during such pendency, the Outside Date shall be extended;

(e) by Parent (at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval) if a Triggering Event shall have occurred;

(f) by Parent if: (i) any of the Company’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date (other than any such representation and warranty made as of a specific earlier date)), such that the condition set forth in Section 6.2(a) would not be satisfied; or (ii) the Company shall have breached any of its covenants or agreements contained in this Agreement such that the condition set forth in Section 6.2(b) would not be satisfied, and, in each case, such inaccuracy or breach is not cured by the (A) 45th day (provided that the Company is using reasonable best efforts to cure) following notice to the Company of such breach (in the case of a breach of covenant) or willful or knowing breach of any representation or warranty (in the case of inaccuracies of representations or warranties); or (B) Outside Date (provided that the Company is using reasonable best efforts to cure) in the case of any other inaccuracy arising after the date of this Agreement of a representation or warranty; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if (1) such inaccuracy or failure to perform has been cured prior to termination; or (2) Parent or Acquisition Sub is then in material breach of any of its covenants or agreements hereunder;

(g) by the Company if: (i) any of Parent’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date (other than any such representation and warranty made as of a specific earlier date)), such that the condition set forth in Section 6.3(a) would not be satisfied; or (ii) Parent shall have breached any of its covenants or agreements contained in this Agreement such that the condition set forth in Section 6.3(b) would not be satisfied, and, in each case, such inaccuracy or breach is not cured by the (A) 45th day (provided that Parent is using reasonable best efforts to cure) following notice to Parent of such breach (in the case of a breach of covenant) or willful or knowing breach of any representation or warranty (in the case of inaccuracies of representations or warranties); or (B) Outside Date (provided that Parent is using reasonable best efforts to cure) in the case of any other inaccuracy arising after the date of this Agreement of a representation or warranty; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if (1) such inaccuracy or failure to perform has been cured prior to termination; or (2) the Company is then in material breach of any of its covenants or agreements hereunder; or

(h) by the Company (at any time prior to the adoption of this Agreement by the Requisite Stockholder Approval), following compliance with Section 4.3(g), in order to accept a Superior Offer that did not result from a material breach of this Agreement, but only if (i) concurrent with such termination, the Company enters into the applicable Specified Definitive Acquisition Agreement; and (ii) prior to or concurrently with such termination, the Company has paid to Parent the Termination Fee.

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that: (i) Section 5.7, this Section 7.2, Section 7.3, Section 8 and the Confidentiality Agreement (other than paragraph 12 which shall be superseded and shall cease to have any force or effect as of the date of this Agreement) shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any party from any liability for any fraud or willful and intentional breach of any representation, warranty, covenant or agreement contained in this Agreement.

7.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that if this Agreement is terminated by: (i) Parent or the Company pursuant to Section 7.1(c); or (ii) either party pursuant to Section 7.1(d) and at the time of such termination all of the conditions set forth in Section 6.1 (other than Section 6.1(a)) and Section 6.3 (other than Section 6.3(c)) are satisfied as if the termination date were the Closing Date, then, in the case of each of clauses “(i)” and “(ii)” of this Section 7.3(a), the Company shall reimburse each of Parent and Acquisition Sub and their affiliates for all documented out-of-pocket expenses and fees (including fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel, for arranging, committing to provide or providing any financing for the Contemplated Transactions or structuring the Contemplated Transactions and all fees and expenses of counsel, accountants, experts and consultants to Parent and Acquisition Sub, all fees, costs and expenses of any hedges entered into in connection with the Contemplated Transactions, and all printing and advertising expenses) actually incurred or accrued by any of them, or on their behalf, in connection with the Contemplated Transactions, and actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons and assumed by Parent or Acquisition Sub in connection with the negotiation, preparation, execution and performance of this Agreement, and the structuring of the Contemplated Transactions (all the foregoing being referred to herein collectively as the “Expenses”); provided, however, that the Expenses shall not exceed $60,000,000 in the aggregate. The Expenses shall be paid by wire transfer of immediately available funds promptly (and in any event within two Business Days) following submission of statements therefor.

(b) If (i) this Agreement is terminated by Parent or the Company pursuant to (x) Section 7.1(c) or (y) Section 7.1(d) (and at the time of termination pursuant to Section 7.1(d) the Company has breached (and failed to cure) its obligations to hold the Company Stockholders’ Meeting); and (ii) (A) at or prior to the time of such termination and following the date of this Agreement an Acquisition Proposal for an Acquisition Transaction shall have been publicly disclosed; and (B) within 12 months after the date of any such termination, any Acquisition Transaction is consummated or a definitive agreement contemplating an Acquisition Transaction is executed, then the Company shall pay to Parent, in cash at the earlier of the time such Acquisition Transaction is consummated or the time such definitive agreement is executed, a non-refundable fee in the amount of $500,000,000 (the “Termination Fee”) less any Expenses previously paid pursuant to Section 7.3(a); provided, however, that for purposes of this Section 7.3(b), all references to “15%” in the definitions of Acquisition Transaction and Acquisition Proposal shall be deemed to be references to “50%.”

(c) If this Agreement is terminated by the Company pursuant to Section 7.1(h), then the Company shall pay to Parent, in cash concurrently with and as a condition to such termination, the Termination Fee.

(d) If this Agreement is terminated by Parent pursuant to Section 7.1(e), then the Company shall pay to Parent, in cash within two Business Days after such termination, the Termination Fee.

(e) If (i) this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(b) (as it relates to any antitrust or competition-related Legal Requirements); (B) by the Company pursuant to Section 7.1(g) due to a breach by Parent of Section 5.3 that results in the conditions set forth in Section 6.1(b) (as it relates to any antitrust or competition-related Legal Requirements), Section 6.1(c), Section 6.1(d) or Section 6.2(e) (as it relates to any antitrust or competition-related Legal Requirements) not being satisfied; or (C) by the Company or Parent pursuant to Section 7.1(d); and (ii) at the time of such termination (A) all conditions set forth in Section 6.1 and Section 6.2 are satisfied other than those conditions that by their terms are to be satisfied at the Closing and other than one or more of the conditions set forth in Section 6.1(b) (as it relates to any antitrust or competition-related Legal Requirements), Section 6.1(c), Section 6.1(d) or Section 6.2(e) (as it relates to any antitrust or competition-related Legal Requirements); and (B) the Company is ready and willing to consummate the Merger, then Parent will, within two Business Days following any such termination, pay to the Company or its designee in cash by wire transfer in immediately available funds to an account designated by the Company a non-refundable fee in the amount of $500,000,000 (the “Regulatory Fee”).

(f) Each of the Company and Parent acknowledges and agrees that the agreements contained in this Section 7.3 are an integral part of the Merger, and that, without these agreements, Parent and the Company would not have entered into this Agreement. Accordingly, if either party fails to pay when due any amount payable under this Section 7.3, then: (i) the non-performing party shall reimburse the other party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this Section 7.3; and (ii) the non-performing party shall pay the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid in full) at a rate per annum equal to 500 basis points over the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid. The parties acknowledge and agree that in no event shall a party be required to pay the Termination Fee or the Regulatory Fee on more than one occasion. Each of the Company, Parent and Acquisition Sub acknowledges and agrees that the Regulatory Fee is not a penalty, but constitutes liquidated damages in a reasonable amount that will compensate the Company in circumstances in which the Regulatory Fee is payable. In the event that this Agreement is duly terminated under the circumstances described in Section 7.3(e) and the Regulatory Fee is payable pursuant to Section 7.3(e), then the Company’s right to receive payment of the Regulatory Fee pursuant to Section 7.3 shall be the sole and exclusive remedy of the Acquired Companies and their respective stockholders and Affiliates against Parent, any of Parent’s current or future Affiliates and any of their respective current or future Representatives for any and all losses that may be suffered resulting from, and the Acquired Companies (on their own behalf and on behalf of their respective stockholders and affiliates) shall be deemed to have waived all other remedies with respect to, a failure of the Merger to be consummated, and any breach by Parent or Acquisition Sub of its obligation to consummate the Merger or any other covenant, obligation, representation, warranty or other provision set forth in this Agreement. Upon payment of the Regulatory Fee in accordance with Section 7.3(e), neither Parent nor Acquisition Sub shall have any further liability or obligation relating to or arising out of this Agreement or the Merger.

7.4 Procedure for Termination. A termination of this Agreement pursuant to Section 7.1 shall, in order to be effective, require in the case of each of Parent and Acquisition Sub, action by its board of directors or, to the extent permitted by applicable Legal Requirements, the duly authorized designee of its board of directors, and in the case of the Company, to the extent permitted by applicable Legal Requirements, action by the board of directors of the Company or a committee thereof. Termination of this Agreement prior to the Effective Time shall not require the approval of the Company’s stockholders. The terminating party shall provide written notice of termination to the other parties specifying with reasonable particularity the basis (and applicable provision) for such termination.

Section 8. MISCELLANEOUS PROVISIONS

8.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval; provided, however, that after receipt of the Requisite Stockholder Approval, no amendment shall be made that by applicable Legal Requirements requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2 Waiver. At any time prior to the Effective Time, the parties may: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; or (c) subject to the proviso to the first sentence of Section 8.1 and to the extent permitted by applicable Legal Requirements, waive compliance with any of the agreements or covenants of the other parties or any condition that exists in favor of the waiving party contained herein. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger. This Section 8.3 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

8.4 Entire Agreement; Counterparts.

(a) This Agreement (including all Exhibits and Schedules hereto) and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement (other than paragraph 12, which shall be superseded and shall cease to have any force or effect as of the date of this Agreement) shall not be superseded and shall remain in full force and effect.

(b) This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

8.5 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States

District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 8.9 shall be effective service of process for any such action.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (iii) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5(c).

8.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2 (or other applicable provision of this Agreement), and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 (or other applicable provision of this Agreement), and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is reasonably apparent on its face from the substance of the disclosure that such disclosure is intended to qualify another representation or warranty.

8.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by a party, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement, and any attempted assignment of this Agreement or any of such rights, interests or obligations by a party without such consent shall be void and of no effect; provided, further, however, that Acquisition Sub may assign all or any of its rights and delegate any or all of its obligations hereunder to any wholly owned Subsidiary of Parent and no such delegation shall relieve Acquisition Sub of any of its or Parent’s obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer any right, benefit or remedy of any nature whatsoever upon any Person (other than (a) the parties hereto; and (b) the Indemnified Persons to the extent of their respective rights pursuant to Section 5.5).

8.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (c) if sent by registered, certified or first class mail, the third Business Day after being sent; and (d) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto). All notices and other communications must also be sent by email, with the subject line “Project Patmos Notice,” but such emails will not constitute notice.

If to Parent or Acquisition Sub:

Intel Corporation

2200 Mission College Boulevard

Santa Clara, CA 95054

Attention: Steve Rodgers

General Counsel

Email: steve.r.rodgers@intel.com

Facsimile: (408) 765-6016

with a copy (which shall not constitute notice) to:

Intel Corporation

2200 Mission College Boulevard

Santa Clara, CA 95054

Attention: Suzan A. Miller

Corporate Secretary

Corporate Vice President, Deputy General Counsel

Email: suzan.a.miller@intel.com

Facsimile: (408) 653-8050

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello

Email: michael.aiello@weil.com

Facsimile: 212-310-8007

and

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention: Richard E. Climan

Jane Ross

Email: richard.climan@weil.com; jane.ross@weil.com

Facsimile: 650-802-3100

If to the Company:

Altera Corporation

101 Innovation Drive

San Jose, CA 95134

Attention: Katherine E. Schuelke

Senior Vice President, General Counsel, and Secretary

Email: kschuelk@altera.com

Facsimile: (408) 544-8000

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention: Katharine A. Martin

Martin W. Korman

Bradley L. Finkelstein

Email: kmartin@wsgr.com; mkorman@wsgr.com; bfinkelstein@wsgr.com

Facsimile: 650-493-6811

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019

Attention: Sacha D. Ross

Email: sross@wsgr.com

Facsimile: 212-999-5899

8.10 Cooperation. The parties agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by a party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

8.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to negotiate in an effort to replace such invalid or unenforceable term or provision with a valid enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.12 Enforcement. Each party acknowledges and agrees that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by either party in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by either party of any provision of this Agreement, the other party shall be entitled to, without proof of actual damages (and the breaching party hereby waives any requirement for the securing or posting of any bond in connection with such remedy): (a) a decree or order of specific performance to enforce the observance and performance of such provision; and (b) an injunction restraining such breach or threatened breach. The foregoing will be in addition to any other remedy to which such party is entitled at law or in equity. Without limiting the provisions of Section 7.3(f), the availability of Expenses pursuant to Section 7.3(a), the Termination Fee pursuant to Sections 7.3(b), 7.3(c) or 7.3(d) and the Regulatory Fee pursuant to Section 7.3(e) shall not be a basis for denying specific performance or an injunction contemplated by this Section 8.12.

8.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any Contract, agreement, instrument or other document or any Legal Requirement herein shall be construed as referring to such Contract, agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(e) The table of contents and headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(g) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(h) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(i) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(k) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(l) The information contained in this Agreement and in the Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any party to any third Person of any matter whatsoever, including (i) any violation of law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(m) The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters. Consequently, Persons other than the parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

INTEL CORPORATION

By:	/s/ Brian M. Krzanich
	Name:	Brian M. Krzanich
	Title:	Chief Executive Officer

615 CORPORATION

By:	/s/ Brian M. Krzanich
	Name:	Brian M. Krzanich
	Title:	Chief Executive Officer

ALTERA CORPORATION

By:	/s/ John P. Daane
	Name:	John P. Daane
	Title:	President, Chief Executive Officer, and Chairman of the Board

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A and Exhibit B):

401(k) Plan. “401(k) Plan” shall have the meaning set forth in Section 5.4(a).

Acquired Companies. “Acquired Companies” shall mean, collectively, the Company and the Subsidiaries of the Company.

Acquisition Proposal. “Acquisition Proposal” shall mean any offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Parent or any of its Affiliates) contemplating any Acquisition Transaction.

Acquisition Sub. “Acquisition Sub” shall have the meaning set forth in the preamble to this Agreement.

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions (other than the Contemplated Transactions) involving any: (i) merger, consolidation, amalgamation, share exchange, business combination, joint venture or other similar transaction in which any of the Acquired Companies the assets or business of which represent 15% or more of the revenues, net income or assets of the Acquired Companies (on a consolidated basis) is a constituent corporation if as a result of such transaction the stockholders of the Company, as a group, immediately prior to the consummation of such transaction would hold less than 85% of the surviving or resulting entity of such transaction (or any direct or indirect parent thereof); (ii) issuance of securities, acquisition of securities, recapitalization, tender offer or exchange offer in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of any of the Acquired Companies the assets or business of which represent 15% or more of the revenues, net income or assets of the Acquired Companies (on a consolidated basis); (iii) sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the net revenues, net income or assets of the Acquired Companies (on a consolidated basis); or (iv) any liquidation or dissolution of the Company.

Adverse Recommendation Change. “Adverse Recommendation Change” shall have the meaning set forth in Section 4.3(f).

Affiliate. “Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

Agreement. “Agreement” shall have the meaning set forth in preamble to this Agreement.

Batteries Directive 2006/66/EC. “Batteries Directive 2006/66/EC” shall mean the regulation of the European Parliament and of the Council on batteries and accumulators of waste batteries and accumulators, and any Legal Requirement implementing such Directive.

Book-Entry Shares. “Book-Entry Shares” shall have the meaning set forth in Section 1.6(b).

Business Day. “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of San Francisco is closed.

Change of Control and Severance Agreements. “Change of Control and Severance Agreements” shall have the meaning set forth in Section 5.4(b).

A-A-1

China ROHS. “China ROHS” shall mean China’s Administrative Measures on the Control of Pollution Caused by Electronic Information Products, and any applicable Legal Requirement implementing the foregoing.

Closing. “Closing” shall have the meaning set forth in Section 1.3.

Closing Date. “Closing Date” shall have the meaning set forth in Section 1.3.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Company. “Company” shall have the meaning set forth in preamble to this Agreement.

Company Associate. “Company Associate” shall mean any current or former employee, independent contractor, consultant or director of or to any of the Acquired Companies.

Company Board Recommendation. “Company Board Recommendation” shall have the meaning set forth in Section 5.2(b).

Company Common Stock. “Company Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

Company Contract. “Company Contract” shall mean any Contract: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any asset of any of the Acquired Companies is or may become bound or under which any of the Acquired Companies has, or may become subject to, any obligation; or (c) under which any of the Acquired Companies has or may acquire any right or interest.

Company Equity Awards. “Company Equity Awards” shall mean any Company Options, Company RSUs or Company PRSUs.

Company Equity Incentive Plans. “Company Equity Incentive Plans” shall mean the following equity incentive plans of the Company pursuant to which the Company has granted Company Options, Company RSUs, and Company PRSUs and those plans under which equity incentive awards assumed by the Company in connection with a merger or acquisition are still outstanding: the Company 2005 Equity Incentive Plan, the Company 1996 Stock Option Plan, the 1998 Director Stock Option Plan, the Enpirion, Inc. 2004 Stock Option Plan and the Avalon Microelectronics Inc. Amended and Restated Stock Option Plan.

Company Financial Advisor. “Company Financial Advisor” shall have the meaning set forth in Section 2.24.

Company Financial Statements. “Company Financial Statements” shall mean the audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2012, December 31, 2013 and December 31, 2014 and the related audited consolidated statements of operations, statements of stockholders’ equity and statements of cash flows of the Company and the Company Subsidiaries for the years then ended, including the notes thereto and the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of March 27, 2015, and the related unaudited consolidated statements of operations, statements of stockholders’ equity and statements of cash flows of the Company and the Company Subsidiaries for the quarter then ended, including the notes thereto.

Company Intellectual Property. “Company Intellectual Property” shall mean any and all Intellectual Property Rights that are owned (solely or jointly) by, or exclusively licensed to, any of the Acquired Companies (or that any Acquired Company claims or purports to own).

Company Leased Real Property. “Company Leased Real Property” shall have the meaning set forth in Section 2.7(b).

A-A-2

Company Material Adverse Effect. “Company Material Adverse Effect” shall mean any effect, change, development, event or circumstance that, considered together with all other effects, changes, developments, events or circumstances, has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Acquired Companies, taken as a whole; provided, however, that the following shall not be deemed to constitute a Company Material Adverse Effect (and shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur): (i) adverse economic conditions in the United States or in other locations in which the Acquired Companies have material operations; (ii) adverse economic conditions that generally affect the industry in which the Acquired Companies operate; (iii) changes in the stock price or trading volume of the Company Common Stock (it being understood, however, that the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); (iv) the failure of the Company to meet any securities analysts’ published projections of the Company’s earnings, revenues or other financial performance or results of operations, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); (v) changes after the date of this Agreement in Legal Requirements or other legal or regulatory conditions (or the interpretation thereof) or changes after the date of this Agreement in GAAP (or the interpretation thereof); (vi) changes after the date of this Agreement in political conditions in the U.S. or any other country in the world, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the U.S. or any other country in the world; (vii) acts of God, natural disasters, weather conditions or other calamities occurring after the date of this Agreement; (viii) the announcement or pendency of this Agreement, including, to the extent arising therefrom: (A) losses of customers, suppliers, distributors or other business partners; or (B) losses of employees; and (ix) any stockholder class action or derivative litigation commenced against the Company since the date of this Agreement and arising from allegations of breach of fiduciary duty of the Company’s directors relating to their approval of this Agreement or from allegations of false or misleading public disclosure by the Company with respect to this Agreement; provided, however, that the exceptions set forth in clauses “(i),” “(ii),” and “(v)” of the foregoing proviso shall not apply to the extent that the Acquired Companies are disproportionately affected thereby relative to other companies of comparable size in the same industries and geographies in which the Acquired Companies operate.

Company Options. “Company Options” shall mean options to purchase shares of Company Common Stock granted under any Company Equity Incentive Plan.

Company Owned Real Property. “Company Owned Real Property” shall have the meaning set forth in Section 2.7(a).

Company Product. “Company Product” shall mean any current product or service made and sold by any Acquired Company.

Company Product Software. “Company Product Software” shall mean any Software in which the Copyrights are owned (or claimed or purported to be owned) by any Acquired Company and contained or included in, or provided with any Company Product.

Company PRSUs. “Company PRSUs” shall mean any restricted stock units in respect of Company Common Stock granted with a performance-based vesting schedule.

Company Real Property. “Company Real Property” shall have the meaning set forth in Section 2.7(b).

Company RSUs. “Company RSUs” shall mean any restricted stock units in respect of Company Common Stock granted under any Company Equity Incentive Plan.

A-A-3

Company SEC Documents. “Company SEC Documents” shall mean each report, schedule, registration statement, proxy, form, statement or other document filed with, or furnished to, the SEC by the Company.

Company Stockholders’ Meeting. “Company Stockholders’ Meeting” shall have the meaning set forth in Section 5.2(a).

Company Subsidiary. “Company Subsidiary” shall have the meaning set forth in Section 2.1(b).

Company Subsidiary Securities. “Company Subsidiary Securities” shall have the meaning set forth in Section 2.3(f).

Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated as of March 8, 2015, between the Company and Parent.

Conflict Mineral Rule. “Conflict Mineral Rule” shall have the meaning set forth in Section 2.11(b).

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (excluding any Governmental Authorization).

Contamination. “Contamination” shall mean the presence of Materials of Environmental Concern on or under real property as a result of a Release in violation of Environmental Law or that is required to be investigated or remediated pursuant to Environmental Law.

Contemplated Transactions. “Contemplated Transactions” shall mean all actions and transactions contemplated by this Agreement, including the Merger.

Continuing Contractors. “Continuing Contractors” shall mean all non-employee service providers of the Acquired Companies who (i) are offered and accept a service contract as a consultant, advisor or other non-employee service position, prior to the Effective Time, by Parent or any of its Subsidiaries; (ii) at the Effective Time, continue their service with the Acquired Companies or any other Subsidiary of Parent; or (iii) remain or become at the Effective Time employees of Parent or any of its Subsidiaries or, outside the U.S., at the Effective Time remain or become employees of Parent or any of its Subsidiaries as required by applicable Legal Requirements.

Continuing Employees. “Continuing Employees” shall mean all employees of the Acquired Companies who (i) are offered and accept employment, prior to the Effective Time, by Parent or any of its Subsidiaries; (ii) at the Effective Time, continue their employment with the Acquired Companies or any other Subsidiary of Parent; or (iii) remain or become at the Effective Time employees of Parent or any of its Subsidiaries or, outside the U.S., at the Effective Time remain or become employees of Parent or any of its Subsidiaries as required by applicable Legal Requirements.

Continuing Option. “Continuing Option” shall have the meaning set forth in Section 4.4(a).

Continuing PRSU. “Continuing PRSU” shall have the meaning set forth in Section 4.4(e).

Continuing RSU. “Continuing RSU” shall have the meaning set forth in Section 4.4(c).

Continuing Service Providers. “Continuing Service Providers” shall mean all Continuing Employees and Continuing Contractors.

Contract. “Contract” shall mean any legally binding written, oral or other agreement, amendment, contract, subcontract, lease, understanding, instrument, note, debenture, indenture, warrant, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or other similar legally binding commitment or undertaking of any nature.

A-A-4

Copyrights. “Copyrights” shall mean any and all U.S. and foreign copyrights, mask works and all other rights with respect to Works of Authorship and all registrations thereof, applications therefor, and renewals, extensions and reversions thereof (including moral and economic rights, however denominated).

Current Government Contract. “Current Government Contract” shall mean any Government Contract that has not yet expired or terminated, or for which final payment has not been received.

Current Government Contract Bids. “Current Government Contract Bids” shall mean all quotations, bids and proposals for awards of new Government Contracts made by the Acquired Companies for which no award has been made and for which any of the Acquired Companies believe there is a reasonable prospect that such an award to any of the Acquired Companies may yet be made.

Customer Associate Assignment Agreements. “Customer Associate Assignment Agreements” shall have the meaning set forth in Section 2.8(f).

Databases. “Databases” shall have the meaning set forth in the definition of Intellectual Property.

DGCL. “DGCL” shall have the meaning set forth in the Recitals.

Disclosure Schedule. “Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 8.6 and that has been delivered by the Company to Parent on the date of this Agreement.

Disregarded Shares. “Disregarded Shares” shall have the meaning set forth in Section 1.5(a)(iii).

Dissenting Shares. “Dissenting Shares” shall have the meaning set forth in Section 1.7(a).

Domain Names. “Domain Names” shall have the meaning set forth in the definition of Intellectual Property.

EDGAR. “EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.

Effective Time. “Effective Time” shall have the meaning set forth in Section 1.3.

Electronic Delivery. “Electronic Delivery” shall have the meaning set forth in Section 8.4(b).

Employee Benefit Plans. “Employee Benefit Plans” shall mean, collectively, each (a) “employee benefit plan” (within the meaning of Section 3(3) of ERISA); and (b) each employment, consulting, salary, bonus, commission, other remuneration, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, deferred compensation, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare or material fringe benefits, profit-sharing, pension or retirement plan, program, policy, arrangement, practice, agreement or commitment, whether written or unwritten, funded or unfunded, which is sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Companies under which any current or former employee, consultant or director of any of the Acquired Companies has any present or future right to benefits or with respect to which any of the Acquired Companies has or may be reasonably expected to have any present or future material liability or material obligation.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or other similar restriction on (i) the voting of any security; (ii) the transfer of any security or other asset; (iii) the receipt of any income derived from any asset; (iv) use of any asset; and (v) on the possession, exercise or transfer of any other attribute of ownership of any asset.

A-A-5

Energy-related Products Directive 2009/125/EC. “Energy-related Products Directive 2009/125/EC” shall mean the regulation of the European Parliament and of the Council establishing a framework for the setting of ecodesign requirement for energy-related products and any Legal Requirement implementing such Directive.

Enforceability Exceptions. “Enforceability Exceptions” shall mean: (i) legal limitations on enforceability arising from applicable bankruptcy and other similar Legal Requirements affecting the rights of creditors generally; (ii) legal limitations on enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies; and (iii) legal limitations on the enforceability of provisions requiring indemnification against liabilities under securities laws in connection with the offering, sale or issuance of securities.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean any applicable Legal Requirement, including common law, relating to: (i) Releases or threatened Releases of Materials of Environmental Concern; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Materials of Environmental Concern or materials containing Materials of Environmental Concern; or (iii) pollution or protection of the indoor or outdoor environment, health (as it relates to exposures to Materials of Environmental Concern) or natural resources.

Environmental Permits. “Environmental Permits” shall have the meaning set forth in Section 2.16.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate. “ERISA Affiliate” shall have the meaning set forth in Section 2.15(b).

ESPP. “ESPP” shall have the meaning set forth in Section 2.3(b)(v).

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Exchange Ratio. “Exchange Ratio” shall have the meaning set forth in Section 4.4(a).

Existing D&O Policy. “Existing D&O Policy” shall have the meaning set forth in Section 5.5(b).

Expenses. “Expenses” shall have the meaning set forth in Section 7.3(a).

Export Approvals. “Export Approvals” shall have the meaning set forth in Section 2.11(d)(i).

Fairness Opinion. “Fairness Opinion” shall have the meaning set forth in Section 2.24.

Foreign Benefit Plan. “Foreign Benefit Plan” shall have the meaning set forth in Section 2.15(a).

GAAP. “GAAP” shall have the meaning set forth in Section 2.4(c).

Government Contract. “Government Contract” shall mean any prime contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, basic ordering agreement, pricing agreement, letter contract or other similar arrangement of any kind that is currently active in performance or that has been active in performance at any time in the five year period prior to the Effective Time with (i) any Governmental Body; (ii) any prime contractor of a Governmental Body in its capacity as a prime contractor; or (iii) any subcontractor at any tier with respect to any contract of a type described in clauses (i) or (ii) above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

A-A-6

Governmental Authorization. “Governmental Authorization” shall mean any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any applicable Legal Requirement (including any of the foregoing that relate to export control).

Governmental Body. “Governmental Body” shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity, any court or other tribunal and any stock exchange or self-regulatory organization).

Grant Date. “Grant Date” shall have the meaning set forth in Section 2.3(c).

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Indemnified Persons. “Indemnified Persons” shall have the meaning set forth in Section 5.5(a).

Intellectual Property. “Intellectual Property” shall mean any and all: (i) Technology; (ii) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials; (iii) customer, vendor and distributor lists, contact and registration information and correspondence; (iv) models, devices, prototypes, schematics and development tools; (v) Software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, designs, mask works and other works of authorship and copyrightable subject matter (“Works of Authorship”); (vi) databases and other compilations and collections of data or information (“Databases”); (vii) any and all U.S. and foreign trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing (“Trademarks”); (viii) domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”); (ix) information and materials not generally known to the public, including trade secrets and other confidential and proprietary information (“Trade Secrets”); and (x) other tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.

Intellectual Property Rights. “Intellectual Property Rights” shall mean any and all rights (anywhere in the world, whether statutory, common law or otherwise) relating to, arising from, or associated with: (i) Patents; (ii) Copyrights; (iii) other rights with respect to Software, and all registrations thereof, applications therefor and renewals and extensions of the foregoing; (iv) industrial design rights, and all registrations thereof, applications therefor and renewals and extensions of the foregoing, (v) rights with respect to Trademarks, and all registrations thereof, applications therefor and renewals and extensions of the foregoing; (vi) rights with respect to Domain Names, and all registrations thereof, applications therefor and renewals and extensions of the foregoing; (vii) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any Person; (viii) rights with respect to Databases, and all registrations thereof, applications therefor and renewals and extensions of the foregoing; (ix) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials, and (x) any rights equivalent or similar to any of the foregoing.

Intervening Event. “Intervening Event” shall have the meaning set forth in Section 4.3(h).

IRS. “IRS” means the U.S. Internal Revenue Service.

A-A-7

Knowledge.

(a) A fact or other matter shall be deemed to be within the “knowledge” of the Company if any member of the board of directors of the Company or any executive officer of the Company has knowledge or is aware of such fact or other matter, in each case, assuming due investigation or inquiry by such person of those other individuals of the Acquired Companies who would reasonably be expected to have knowledge of the relevant matter.

(b) A fact or other matter shall be deemed to be within the “knowledge” of Parent if any member of the board of directors of Parent or any executive officer of Parent has knowledge or is aware of such fact or other matter, in each case, assuming due investigation or inquiry by such person of those other individuals of Parent and its Subsidiaries who would reasonably be expected to have knowledge of the relevant matter.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing (other than ex parte hearings not involving the party making the representation) commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body.

Legal Requirement. “Legal Requirement” shall mean any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, binding directive, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of The NASDAQ Stock Market).

Licensed IP. “Licensed IP” shall have the meaning set forth in Section 2.8(j)(i).

Listing Date. “Listing Date” shall have the meaning set forth in Section 2.3(b).

Made Available. “Made Available” shall mean, with respect to any documents or other materials relating to the Acquired Companies, that such documents or other materials were actually delivered by the Company to Parent or its counsel by 3:00 p.m., Pacific time, on May 31, 2015, prior to the date of this Agreement in the electronic data room organized by the Company in connection with the diligence investigation conducted by Parent.

Material Contract. “Material Contract” shall have the meaning set forth in Section 2.9(a).

Materials of Environmental Concern. “Materials of Environmental Concern” shall mean (i) those substances, materials, contaminants or wastes defined in or regulated as “hazardous”, “toxic” or “radioactive” under the following U.S. federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) polychlorinated biphenyls, friable asbestos and radon; and (v) any biological or chemical substance, material or waste regulated or classified as “hazardous,” “toxic,” “carcinogenic,” “mutagenic”, “radioactive” or words of similar meaning or regulatory effect by any Governmental Body pursuant to any Environmental Law.

Maximum Premium. “Maximum Premium” shall have the meaning set forth in Section 5.5(b).

Merger. “Merger” shall have the meaning set forth in Recitals.

Merger Consideration. “Merger Consideration” shall have the meaning set forth in Section 1.5(a)(iv).

A-A-8

Most Recent Balance Sheet. “Most Recent Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of March 27, 2015 included in the Company Financial Statements.

Offering Period. “Offering Period” shall have the meaning set forth in Section 4.4(g).

Open Source Software. “Open Source Software” shall mean Software or similar subject matter that is generally available under any license approved by the Open Source Initiative, or that meets the Open Source Definition (www.opensource.org/osd.html) or the Free Software Definition (http://www.gnu.org/philosophy/free-sw.html), such as the GNU General Public License, GNU Lesser General Public License, Apache License, New BSD License, MIT License, and Common Public License.

Outside Date. “Outside Date” shall have the meaning set forth in Section 7.1(d).

Packaging and Packaging Waste Directive 94/62/EC. “Packaging and Packaging Waste Directive 94/62/EC” shall mean the regulation of the European Parliament and Council concerning packaging and packaging waste, including any Legal Requirement implementing such Directive.

Parent. “Parent” shall have the meaning set forth in the preamble to this Agreement.

Parent Common Stock. “Parent Common Stock” shall have the meaning set forth in Section 4.4(a).

Patents. “Patents” shall mean any and all U.S. and foreign patent rights, including all: (i) patents (including utility, utility model, plant and design patents, and certificates of invention); (ii) patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals and all patents granted thereon; (iii) all patents-of-addition, reissues, reexaminations, confirmations, re-registrations, invalidations, and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof; and (iv) all foreign counterparts of any of the foregoing.

Paying Agent. “Paying Agent” shall have the meaning set forth in Section 1.6(a).

Payment Fund. “Payment Fund” shall have the meaning set forth in Section 1.6(a).

Permitted Encumbrances. “Permitted Encumbrances” shall mean any of the following: (i) Encumbrances for Taxes and governmental assessments, charges or levies either not yet delinquent or the amount and validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Most Recent Balance Sheet in accordance with GAAP, as adjusted for the passage of time in the ordinary course of business consistent with past practices; (ii) mechanics’, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Encumbrances arising in the ordinary course of business consistent with past practices and for which adequate reserves have been established other than overdue sums; (iii) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable Company Real Property or materially impair the operations of any of the Acquired Companies; (iv) zoning and building laws and codes and other similar restrictions, provided such restrictions do not prohibit any of the current improvements on any Company Real Property or the current use of any Company Real Property; (v) Encumbrances imposed on the underlying fee interest in Company Leased Real Property; (vi) statutory or common law Encumbrances to secure landlords, lessors or renters under leases or rental agreements; and (vii) non-exclusive licenses granted by any of the Acquired Companies in the ordinary course of business consistent with past practices.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Pre-Closing Period. “Pre-Closing Period” shall have the meaning set forth in Section 4.1.

A-A-9

Product Regulatory Requirements. “Product Regulatory Requirements” shall mean all Legal Requirements applicable to the manufacture, use, distribution, labeling, packaging, transport, sale, recycling or disposal of any Company Product and: (i) relating to the protection of the environment or human health and safety, including, but not limited to, the ROHS Directive, WEEE Directive, China ROHS, Regulation (EC) No. 1907/2006, the Energy-related Products Directive 2009/125/EC, the Batteries Directive 2006/66/EC, the Packaging and Packaging Waste Directive 94/62/EC, the California Safe Drinking Water and Toxic Enforcement Act of 1986 (Health and Safety Code §§25249.5-25249.13), the Consumer Product Safety Act of 1972 (15 U.S.C. 2051 et seq.) and the Federal Hazardous Substances Act (15 U.S.C. 1261 et seq.), as amended; or (ii) regulating electromagnetic compatibility and wireless or radio frequency of any Company Product.

Proxy Statement. “Proxy Statement” shall mean the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting.

Registered Company IP. “Registered Company IP” shall have the meaning set forth in Section 2.8(a).

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, issued or granted under the authority of, with or by any Governmental Body, including all Patents, registered Copyrights, registered Trademarks, Domain Names and all applications for any of the foregoing.

Regulation (EC) No. 1907/2006. “Regulation (EC) No. 1907/2006” shall mean the regulation of the European Parliament and of the Council concerning the Registration, Evaluation, Authorization and Restriction of Chemicals or REACH, and any Legal Requirements implementing such Regulation.

Regulatory Fee. “Regulatory Fee” shall have the meaning set forth in Section 7.3(e).

Release. “Release” shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the indoor or outdoor environment.

Representatives. “Representatives” shall mean any officers, directors, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

Requisite Stockholder Approval. “Requisite Stockholder Approval” shall have the meaning set forth in Section 2.22.

Retention Bonus Plan. “Retention Bonus Plan” shall mean the retention bonus program approved by the board of directors of the Company on May 31, 2015, which includes the retention bonus letter agreements issued to employees of the Acquired Companies thereunder.

ROHS Directive. “ROHS Directive” shall mean the European Union’s Directive 2011/65/EU on the restriction on the use of certain hazardous substances and any Legal Requirement implementing such Directive.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Software. “Software” shall mean all (i) computer programs and other software, including software implementations of algorithms, models and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (ii) computerized Databases, including all data and information included in such Databases; (iii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (iv) descriptions, flow-charts, architectures, development tools and other materials used to design, plan, organize and develop any of the foregoing; and (v) all documentation, including development, diagnostic, support, user and training documentation, related to any of the foregoing.

A-A-10

Specified Definitive Acquisition Agreement. “Specified Definitive Acquisition Agreement” shall have the meaning set forth in Section 4.3(g).

Standards Bodies. “Standards Bodies” shall have the meaning set forth in Section 4.2(f).

Stock Certificates. “Stock Certificates” shall have the meaning set forth in Section 1.6(b).

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (i) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (ii) at least 50% of the outstanding equity, voting or financial interests in such Entity.

Superior Offer. “Superior Offer” shall mean a bona fide written Acquisition Proposal that, if consummated, would result in a Person or “group” (as defined in the Exchange Act and the rules thereunder) owning, directly or indirectly: (a) 75% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 75% or more of such class) of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity; or (b) 75% or more of the assets of the Acquired Companies, taken as a whole, which the board of directors of the Company determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, is: (i) more favorable to the Company’s stockholders from a financial point of view than the terms of the Merger, taking into account all financial, legal, regulatory and other aspects of such proposal and the Person making the proposal (including any changes to the terms of this Agreement proposed by Parent to the Company in response to such proposal or otherwise, and any fees payable by the Company hereunder); and (ii) is reasonably likely to be consummated on the terms proposed.

Surviving Corporation. “Surviving Corporation” shall have the meaning set forth in the Recitals.

Takeover Statute. “Takeover Statute” shall have the meaning set forth in Section 2.21.

Tax. “Tax” shall mean any: (i) tax (including taxes based upon or measured by income, capital gains, gross receipts, profits, employment or occupation, and shall include any value-added tax, franchise tax, surtax, estimated tax, unemployment tax, national health insurance tax, environmental tax (including taxes under Section 59A of the Code), excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty); (ii) any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body; and (iii) any liability in respect of any items described in clause “(i)” or clause “(ii)” payable by reason of Contract, assumption, transferee or successor liability, operation of applicable Legal Requirement, Treasury Regulation Section 1.1502-6(a) (or any similar Legal Requirement) or otherwise.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, including any amendments thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Technology. “Technology” shall mean all Software, information, designs (including circuit designs and layouts), semiconductor device structures (including gate structures, transistor structures, memory cells or circuitry, vias and interconnects, isolation structures and protection devices), circuit block libraries, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable

A-A-11

and whether or not reduced to practice), discoveries, apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

Terminating Option. “Terminating Option” shall have the meaning set forth in Section 4.4(b).

Terminating PRSU. “Terminating PRSU” shall have the meaning set forth in Section 4.4(f).

Terminating RSU. “Terminating RSU” shall have the meaning set forth in Section 4.4(d).

Termination Fee. “Termination Fee” shall have the meaning set forth in Section 7.3(b).

Top Customer. “Top Customer” shall mean a top 10 customer of the Acquired Companies based on revenues during the 12 months ended December 31, 2014, as set forth in Section 2.9(a)(viii) of the Disclosure Schedule.

Top Distributor. “Top Distributor” shall mean a top 10 distributor of the Acquired Companies based on revenues during the 12 months ended December 31, 2014, as set forth in Section 2.9(a)(viii) of the Disclosure Schedule.

Top Supplier. “Top Supplier” shall mean a top 10 supplier of products or services to the Acquired Companies based on expenditures during the 12 months ended December 31, 2014, as set forth in Section 2.9(a)(viii) of the Disclosure Schedule.

Trade Secrets. “Trade Secrets” shall have the meaning set forth in the definition of Intellectual Property.

Trademark. “Trademark” shall have the meaning set forth in the definition of Intellectual Property.

Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (i) the board of directors of the Company thereof shall have made an Adverse Recommendation Change; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (iii) other than in connection with a transaction contemplated by clause “(iv)” of this definition, following notice to Parent of the receipt by the Company of an Acquisition Proposal, the board of directors of the Company fails to unanimously and publicly reaffirm its recommendation of this Agreement and the Merger within five Business Days after Parent requests in writing that such recommendation be reaffirmed publicly; (iv) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its stockholders, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming its recommendation of this Agreement and the Merger; or (v) the Company shall have willfully breached Section 4.3 in any material respect.

U.S. Employee Benefit Plan. “U.S. Employee Benefit Plan” shall have the meaning set forth in Section 2.15(a).

WARN Act. “WARN Act” shall mean, collectively, the Worker Adjustment and Retraining Notification Act and its regulations and any other similar Legal Requirements.

WEEE Directive. “WEEE Directive” shall mean the European Union’s Directives 2002/96/EC and 2012/19/EU on waste electrical and electronic equipment and any Legal Requirement implementing the foregoing.

Works of Authorship. “Works of Authorship” shall have the meaning set forth in the definition of Intellectual Property.

A-A-12

Annex B

[LETTERHEAD OF GOLDMAN, SACHS & CO.]

PERSONAL AND CONFIDENTIAL

May 31, 2015

Board of Directors

Altera Corporation

101 Innovation Drive

San Jose California, 95134

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Intel Corporation (“Intel”) or any of its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the “Shares”). of Altera Corporation (the “Company”) of the $54.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of May 31, 2015 (the “Agreement”), by and among Intel, 615 Corporation, a wholly owned subsidiary of Intel, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Intel, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We also have provided certain financial advisory and/or underwriting services to Intel and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a participant in Intel’s commercial paper program since 2011, and having acted as financial advisor to Intel on its acquisition of Stonesoft Oyj in July 2013. We may also in the future provide financial advisory and/or underwriting services to the Company, Intel and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2014; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company, certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the semiconductor industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In

B-1

Board of Directors

Altera Corporation

May 31, 2015

that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Intel and its affiliates) of Shares, as of the date hereof, of the $54.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $54.00 in cash per Share to be paid to the holders (other than Intel and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Intel or the ability of the Company or Intel to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $54.00 in cash per Share to be paid to the holders (other than Intel and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

B-2

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by

§ 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY FORM OF PROXY CARD—SUBJECT TO COMPLETION

ALTERA CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) John P. Daane and Ronald J. Pasek, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Altera Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of Altera Corporation, to be held on [●], 2015, at Altera’s headquarters located at 101 Innovation Drive, San Jose, CA 95134, at [●], Pacific time, and any and all adjournments, postponements of other delays thereof (the “Special Meeting”).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ALTERA CORPORATION 101 INNOVATION DRIVE SAN JOSE, CA 95134	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Altera Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2 AND 3.
							For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of May 31, 2015, by and among Intel Corporation, 615 Corporation and Altera Corporation, as it may be amended from time to time.	For ☐	Against ☐	Abstain ☐	3.	To approve, by non-binding, advisory vote, compensation that will or may become payable by Altera Corporation to its named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐
2.

To approve any proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting.

		☐	☐	☐

This proxy should be marked, dated and signed by the stockholder(s) exactly as his/her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date